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Filed Pursuant to Rule 424(b)(5)
Commission File No. 333-170232

The information in this preliminary prospectus supplement and the accompanying prospectus relates to an effective registration statement under the Securities Act of 1933, as amended, and is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 7, 2012

Preliminary prospectus supplement
(To prospectus dated May 7, 2012 (U.S.) and prospectus dated April 19, 2012 (Canadian))

Thompson Creek Metals Company Inc.

$200,000,000
         % Senior Notes due 2019

We are offering $200,000,000 aggregate principal amount of our         % Senior Notes due 2019 (the "notes"). We will pay interest on the notes on each                            and                            , beginning on                           , 2012. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

We may redeem some or all of the notes at any time on or after                           , 2016. We may also redeem up to 35% of the notes using the proceeds of certain equity offerings completed before                            , 2015. In addition, we may redeem, at our option, all or part of the notes at any time prior to                           , 2016, at a make-whole redemption price plus accrued and unpaid interest to the date of redemption. See "Description of notes—Optional redemption." We may also redeem all of the notes at any time upon the occurrence of specified events relating to Canadian tax law. See "Description of notes—Tax redemption." If we sell certain of our assets or experience specific kinds of changes in control, we must offer to purchase the notes. See "Description of notes—Repurchase at the option of holders—Change of control."

Each of our existing and future subsidiaries that guarantees our revolving credit facility or our indebtedness or indebtedness of subsidiary guarantors in an aggregate principal amount that exceeds $25.0 million will guarantee the notes. In the event of certain reorganizations permitted by our revolving credit facility and the indenture governing our notes, our new parent will be required to guarantee the notes to the extent it guarantees our revolving credit facility. The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our and the subsidiary guarantors' existing and future secured debt to the extent of the value of the assets securing such debt. The note guarantees will rank equally in right of payment with all of our subsidiary guarantors' existing and future senior debt and senior in right of payment to all of our subsidiary guarantors' existing and future subordinated debt. In addition, the notes will be structurally subordinated to the liabilities of our non-guarantor subsidiaries.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes. Concurrently with this offering we are offering $200,000,000 aggregate stated amount of our Tangible Equity Units, or "tMEDS" (or $230,000,000 of our tMEDS if the underwriters exercise their option to purchase additional tMEDS in full). The tMEDS are being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. The tMEDS offering is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the tMEDS offering. See "Summary—The Transactions."

Investing in the notes involves risks. See "Risk factors" beginning on page S-19 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

This prospectus supplement, in conjunction with the prospectus dated May 7, 2012 and filed with the Securities and Exchange Commission, and the prospectus dated April 19, 2012 and filed with the Canadian securities regulatory authorities, permits the distribution of the notes in the United States and Canada, respectively.

None of the Securities and Exchange Commission, any state securities commission nor any Canadian securities regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts and commissions	Proceeds to us, before expenses(1)

Per note	%	%	%
Total	$	$	$

(1)   Plus accrued interest, if any, from                           , 2012.

We expect that delivery of the notes will be made to purchasers in book-entry form only, through the facilities of The Depository Trust Company, Clearstream Banking S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, on or about                           , 2012 against payment therefor in immediately available funds.

Joint book-running managers
J.P. Morgan	Deutsche Bank Securities	RBC Capital Markets
Co-managers
Standard Bank	SOCIETE GENERALE	UBS Investment Bank

                           , 2012

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and other offering material related to the notes in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by reference" in this prospectus supplement, "Incorporation of certain documents by reference" in the accompanying prospectus and "Where you can find more information" in this prospectus supplement and in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or other offering material to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date hereof. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate at any date other than the date on the cover page of those documents.

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Prospectus supplement

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About this prospectus supplement

This prospectus supplement is a supplement to both the prospectus filed with the Securities and Exchange Commission (the "SEC") on May 7, 2012 (the "U.S. Prospectus") and the prospectus filed with the Canadian securities regulatory authorities in each Canadian province, other than Québec, on April 19, 2012 (the "Canadian Prospectus," and the U.S. Prospectus and the Canadian Prospectus each the "accompanying prospectus," as applicable.) This prospectus supplement and the U.S. Prospectus are part of a registration statement that we filed with the SEC on October 29, 2010 and amended on May 7, 2012, using a "shelf" registration process. Under the shelf registration process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus up to an indeterminate amount, of which this offering is a part.

This prospectus supplement describes the specific terms of the notes and guarantees we are offering and certain other matters relating to us. The accompanying prospectus gives more general information about the securities we may offer from time to time, some of which does not apply to the notes and guarantees we are offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement combined with the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

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 Forward-looking statements

Certain statements in this prospectus supplement and the accompanying prospectus, and in the reports and documents incorporated by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. Forward-looking statements may appear throughout this prospectus supplement and the accompanying prospectus. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the future results expressed, projected or implied by those forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled "Risk factors" and elsewhere in this prospectus supplement and the accompanying prospectus.

These statements include, but are not limited to comments regarding:

•
the expected allocation of net proceeds raised under this prospectus supplement;

•
the projected construction and development of the Company's Mt. Milligan project;

•
estimates of future capital expenditure and other cash needs for operations;

•
expectations as to the funding of operations;

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future earnings and the sensitivity of such earnings to molybdenum prices;

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future mineral production;

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estimates of mineral reserves and resources, including estimated mine life and annual production;

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statements with respect to the future financial or operating performance of the Company or its subsidiaries and its projects;

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the expected participation of the Province of British Columbia in the Western Climate Initiative program; and

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acquisition of new projects and the development of the Company's Berg property and Davidson property.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from those

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made in or suggested by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Although we have attempted to identify those factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus supplement and the accompanying prospectus speak only as of the date of those statements, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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 Market, ranking, industry data and forecasts

This prospectus supplement and the accompanying prospectus include market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement and the accompanying prospectus, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon by those sources. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained in this prospectus supplement and the accompanying prospectus.

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Summary

This summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including "Risk factors," the financial information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein.

Unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms "Thompson Creek," the "Company," "we," "our" and "us" refer to Thompson Creek Metals Company Inc. and all of our subsidiaries that are consolidated under generally accepted accounting principles in the United States, or "US GAAP," and all references to "$," "US$" or "U.S. dollars," are to the lawful currency of the United States of America, while all references to "C$" or "Canadian dollars" are to the lawful currency of Canada.

In this prospectus supplement, "Annual Report on Form 10-K" refers to our Annual Report on Form 10-K for the year ended December 31, 2011, and "Quarterly Report on Form 10-Q" refers to our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. For the definitions of mining terms used throughout this prospectus supplement, please refer to the "Glossary of Terms" included in Part I, Items 1 and 2, Business and Properties, in our Annual Report on Form 10-K.

Unless otherwise specifically indicated, all information in this prospectus supplement assumes the underwriters' option to purchase additional tMEDS in the concurrent offering is not exercised.

Our company

We are a growing, diversified, North American mining company. In 2011, we were the fourth largest producer of molybdenum in the Western world, according to CRU International ("CRU"), and have substantial copper and gold reserves. Our principal producing properties are the Thompson Creek open-pit molybdenum mine and concentrator (the "TC Mine") in Idaho, a 75% joint venture interest in the Endako open-pit molybdenum mine, concentrator and roaster (the "Endako Mine") in British Columbia and the Langeloth metallurgical facility (the "Langeloth Facility") in Pennsylvania. We are in the process of constructing our Mt. Milligan mine ("Mt. Milligan") in British Columbia, which will be an open pit copper and gold mine and concentrator. For the twelve months ended March 31, 2012, we generated revenues of $576.0 million, net income of $164.3 million, Adjusted Net Income of $61.2 million and Adjusted EBITDA of $132.9 million. For a reconciliation of our net income to our Adjusted Net Income and Adjusted EBITDA, as well as the calculation of data for the twelve months ended March 31, 2012, see "Summary of financial and operating data."

We are a significant molybdenum supplier to the global steel and chemicals sectors. Molybdenum is used as a ferro-alloy in steels that serve the chemical processing and oil refining industries, power generation, oil well drilling and petroleum and gas pipeline industries. For the twelve months ended March 31, 2012, we sold 35.8 million pounds of molybdenum, 26.6 million of which were from production from our mines (20.5 million from our TC mine and 6.1 million from our Endako Mine) and 9.2 million of which were from third-party product that we purchased, processed and resold.

In October 2010, we acquired Terrane Metals Corp. ("Terrane"), a Canadian exploration and development company. In acquiring Terrane, we enhanced our growth prospects and diversified our asset base of primary molybdenum deposits to include copper and gold from the Mt. Milligan property and exploration opportunities in the other properties acquired. Mt. Milligan is designed to be a conventional truck-shovel open pit mine with a 66,000 ton per day copper flotation processing plant, with estimated average annual production of 81 million pounds of copper and 194,000 ounces of gold over the life of the mine.

Among our principal assets are our ore reserves. At December 31, 2011, consolidated proven and probable reserves for the TC Mine and for our 75% joint venture interest in the Endako Mine totaled 448.8 million pounds of contained molybdenum, with 49.2% of these reserves from the TC Mine and 50.8% from our joint venture interest in the Endako Mine. The consolidated proven and probable reserve estimates for the TC Mine utilized a cut-off grade of 0.030% molybdenum ("Mo") and an average long-term molybdenum price of $12.00 per pound. The consolidated proven and probable reserve estimates for the Endako Mine utilized a cut-off grade of 0.018% Mo and a long-term molybdenum price of $13.50 C$/lb or $12.00 US$/lb using an exchange rate of C$1.125/US$1.00. At December 31, 2011, the consolidated proven and probable reserve for Mt. Milligan totaled 2.1 billion pounds of contained copper and 6 million ounces of contained gold. The open pit was optimized at a $4.10/ton net smelter return cut-off value and incorporates costs for milling, plant services, tailing services and general and administrative charges at $1.60/lb copper, $690/oz gold and a 0.85 US$/C$ exchange rate. See Part I, Item 1 and 2, Business and Properties, of our Annual Report on Form 10-K, incorporated by reference in this prospectus supplement and the accompanying prospectus, for further details on our mineral reserves.

We also have a copper, molybdenum and silver exploration property located in British Columbia (the "Berg property"), an underground molybdenum exploration property located in British Columbia (the "Davidson property") and two joint venture exploration projects located elsewhere in Canada, one of which is a lead and zinc project (the "Howards Pass property") and the other a gold project (the "Maze Lake property").

Our industry

Molybdenum is an important industrial metal principally used for metallurgical applications as a ferro-alloy in steels where high strength, temperature-resistant or corrosion-resistant properties are sought. The addition of molybdenum enhances the strength, toughness and wear- and corrosion-resistance in steels when added as an alloy. Molybdenum is used in major industries including chemical and petro-chemical processing, oil and gas for drilling and pipelines, power generation, and the automotive and aerospace industries. Molybdenum is also widely used in non-metallurgical applications such as catalysts, lubricants, flame-retardants in plastics, water treatment and as a pigment. As a catalyst, molybdenum is used for de-sulfurization of petroleum, allowing high sulfur fuels to meet strict environmental regulations governing emissions. Molybdenum as a high-purity metal is also used in electronics such as flat-panel displays and heat sinks.

The world market for molybdenum consumption was approximately 533.9 million pounds in 2011, as estimated by CRU. Our average realized sales price for molybdenum decreased to $14.74 per pound in the first quarter of 2012 from $17.39 per pound in the first quarter of 2011. Our average realized sales price per pound sold represents molybdenum sales revenue divided by the pounds sold.

The main sources of molybdenum today are found in the United States, Chile, China, Canada, Peru and Mexico. Molybdenum is obtained from two different types of mines: primary mines where molybdenum occurs alone and by-product mines where the metal occurs with copper sulfide minerals. According to CRU, in 2011, 50% of the world's molybdenum supply came from primary mines, such as ours, 48% from by-product mines and the balance of production came from recoveries from catalysts.

Copper is a malleable and ductile metallic element that is an excellent conductor of heat and electricity as well as being corrosion-resistant and antimicrobial. Copper's end-use markets include construction, electrical applications, industrial machinery, transportation and consumer goods. A combination of mine production and recycled scrap material make up the annual copper supply. The key copper producing countries are Chile, Peru, the United States, Canada, Mexico, China, Australia, Indonesia and Zambia. Copper demand is closely associated with global industrial production.

Gold is a precious and finite natural commodity generally used for fabrication or as an investment. The primary sources of gold supply are a combination of current mine production, recycled gold and draw-down of existing gold stocks held by governments, financial institutions, industrial organizations and private individuals. The gold price, while affected by factors of demand and supply, has historically been significantly affected by macroeconomic factors, such as inflation, changes in interest rates, exchange rates, reserve policy by central banks and by global political and economic events.

Our strengths

Leading producer with long-lived reserves in geopolitically stable jurisdictions

In 2011, we were the fourth largest producer of molybdenum in the Western world (which we define as the world other than China, the former Soviet Union and Eastern Europe), according to CRU, diversified with substantial copper and gold reserves. Our operations are supported by long-lived reserves and strong future growth opportunities. At December 31, 2011, consolidated proven and probable reserves for the TC Mine and for our 75% joint venture interest in the Endako Mine totaled 448.8 million pounds of contained molybdenum. At December 31, 2011, the consolidated proven and probable reserve for Mt. Milligan totaled 2.1 billion pounds of contained copper and 6 million ounces of contained gold. See Part I, Item 1 and 2, Business and Properties, of our Annual Report, incorporated by reference in this prospectus supplement and the accompanying prospectus, for further details on our mineral reserves. These reserves support estimated mine lives of 15 and 18 years, respectively, at our TC Mine and Endako Mine and 22 years at our Mt. Milligan copper and gold property. We believe we have an excellent environmental, health and safety record and are a long-term and reliable supplier to the customers we serve. All of our operations are located in the United States and Canada, which have historically been politically stable, mining-friendly jurisdictions.

Attractive project pipeline with strong near term growth and diversification opportunities

We expect the development of Mt. Milligan to significantly enhance our growth prospects and diversify our business. Upon achieving full scale production at Mt. Milligan, we expect to produce an average of 89 million pounds of copper and 262,000 ounces of gold annually during years 1 through 6 of production and an average of 81 million pounds of copper and 194,000 ounces of gold annually over the life of the mine, representing significant incremental growth from our existing operations.

The exploration potential at Mt. Milligan, the other properties acquired in the Terrane acquisition, the TC Mine and the Endako Mine provide additional long-term growth opportunities for the Company. We believe there are opportunities to expand the resource base at Mt. Milligan based on initial testing and have identified multiple drill-ready exploration targets in areas with similar geophysical and geochemical characteristics to the known deposits. We also believe there are opportunities to expand the resource base at both the TC Mine and Endako Mine. We acquired the copper, molybdenum and silver deposit at the Berg property in British Columbia as part of the Terrane acquisition. The Berg property is an attractive development property that potentially expands our molybdenum production and also furthers our diversification efforts. We also own an attractive molybdenum development opportunity at our Davidson property and joint venture interests in the Howards Pass property and Maze Lake property, all of which are early stage exploration properties.

Proven operating history

Our TC Mine and Endako Mine began operations in 1983 and 1965, respectively. Our Langeloth facility began operations in 1924. We have experienced mine staff and managers at each of our operations and maintain a good relationship with the communities in which we operate. We have successfully managed our business through a number of economic downturns. In fiscal 2008 and 2009, we aligned production with demand, reduced our workforce and suspended development projects while maintaining our operations. As a result, we generated positive operating income and significant operating cash flow in fiscal years 2008, 2009 and 2010. By maintaining our operations through the downturn when our average annual realized molybdenum selling price fell from $30.04 in 2008 to $11.28 in 2009, we were able to respond quickly when our end markets recovered, and we reported record production and sales volumes in 2010 and 2011. Our strong balance sheet in 2010 enabled us to strategically diversify our business and enhance our growth prospects with the acquisition of Terrane.

We have significant operating and development experience in Canada, and we believe that our track record in the region and familiarity with the mineralization and ore bodies mitigates the operating risk associated with developing Mt. Milligan. In March 2012, we completed a mill expansion project at our Endako Mine. We believe the completion of the Endako mill expansion demonstrates our ability to successfully complete the development and construction of the Mt. Milligan mine and mill processing plant in the same province of Canada.

The development of the Mt. Milligan mine and the construction of the processing plant are proceeding in accordance with the planned schedule. All but one major contract has been awarded, major concrete pours are 60% complete, steel erection for the concentrator has commenced, and the tailings storage facility construction remains on schedule. The engineering by the Engineering, Procurement and Construction Management joint venture is 95% complete, procurement is 95% complete and construction is 44% complete. The current status of the Mt. Milligan project is consistent with our original construction and development timeline and is on schedule for completion in the third quarter of 2013 and commercial production in the fourth quarter of 2013.

Favorable industry dynamics

We expect that growth in demand for molybdenum and copper will outpace the growth in production in the near to medium term, resulting in a favorable operating environment. We believe that the supply of molybdenum and copper will be constrained due primarily to delays in the development of new reserves resulting from increasingly stringent permitting processes, environmental regulations, financing constraints and the suspension of development during the recent economic downturn. We expect demand for gold to continue to be driven by the global investment community and central bank actions. Underinvestment in the exploration of new gold reserves could continue to support attractive trends in the gold market as our Mt. Milligan property reaches commercial production.

Attractive end-markets with sound long-term growth fundamentals

We are a significant molybdenum supplier to the global steel and chemicals sectors and have substantial copper and gold reserves. Molybdenum is used as a ferro-alloy in steels where high strength, temperature-resistant or corrosion-resistant properties are sought. The addition of molybdenum enhances the strength, roughness and wear-and-corrosion resistance in steels when added as an alloy. Molybdenum is used in major industries, including chemical and petrochemical processing, oil and gas for drilling pipelines, power generation, and the automotive and aerospace industries. Copper is a critical component of infrastructure, electronics and consumer goods. We believe that we are well positioned in the global molybdenum market and will be a meaningful participant in the global copper trade, particularly as the demand for steel and copper grows due to economic wealth creation in developing countries and economic recovery in developed markets. Molybdenum is used as a catalyst in the de-sulphurization and de-metallization of crude oil. We expect the use of molybdenum as a refining catalyst to increase due to increasingly stringent environmental regulations governing emissions and the relatively high sulfur content in new sources of crude oil. We expect our development of Mt. Milligan to help provide stability during economic downturns as the gold market has historically been countercyclical to global industrial trends.

Experienced management team

We have a highly experienced management team with a successful track record of profitable growth, expanding and developing new reserves, effectively integrating acquisitions, managing significant operations, proactively managing through cyclical markets and effectively managing environmental, health and safety compliance. Our executive team is complemented by seasoned general managers, mining engineers and project managers at our producing mines and development properties. We employ a team of project managers that specialize in mining, greenfield development and mill construction that has a deep familiarity developing mineral resources. Our senior executive and operating leadership has an average of over 25 years of mining industry experience, including operating and constructing molybdenum, copper and gold mining properties.

Our business strategy

Enhance growth profile and diversification

We recently completed one, and are currently developing another, strategic project that we expect will significantly enhance our growth prospects and diversify our revenue streams and mining properties. In March 2012, we completed a mill expansion project at our Endako Mine. The Endako mill expansion project included the construction of a new mill which replaced the existing mill constructed in the 1960s. The new mill is designed to increase ore-processing capacity from the existing 31,000 tons per day to 55,000 tons per day. The mill is regularly meeting its design capacity throughput of approximately 55,000 tons per day. In addition, the development of the Mt. Milligan mine and the construction of the processing plant are proceeding in accordance with the planned schedule. The current status of the Mt. Milligan project is on schedule for completion in the third quarter of 2013 and commercial production in the fourth quarter of 2013. We expect significant growth in revenue and cash flow from the expected commencement of commercial copper and gold production from the Mt. Milligan project. When Mt. Milligan is in full production, we ultimately expect its contribution to our production and revenues to approach the scale of our current operations at that time, subject to changes in commodity prices, industry conditions and other factors.

Maintain financial flexibility

Our objective is to maintain financial flexibility as we develop Mt. Milligan by maintaining sufficient cash balances and adequate capacity on our revolving credit facility. We are committed to managing our operations and financial profile to maximize cash flow and shareholder value and position us for profitable growth. We generated cash flow from operating activities of $129.2 million in the twelve months ended March 31, 2012, and our cash balance at March 31, 2012 was $162.7 million. As of March 31, 2012, we had availability under our revolving credit facility of $275.5 million (after giving effect to $24.5 million of outstanding letters of credit), and we entered into a $132.0 million equipment financing facility in March 2011 to finance the purchase of mining equipment for use at Mt. Milligan, of which $8.2 million was utilized in the fourth quarter of 2011. We are also party to an agreement with Royal Gold, Inc., pursuant to which Royal Gold has the right to purchase an aggregate of 40% of the payable ounces of gold produced from Mt. Milligan for an aggregate investment of $581.5 million, plus the lower of $435 per ounce or the prevailing market rate when the gold is delivered. We believe our cash balance, the cash we generate from our operations, our availability under our credit facilities, the proceeds from this offering and the concurrent tMEDS offering and our other sources of liquidity give us sufficient flexibility in operating our business and pursuing our growth strategy.

Grow organically by developing our other mining deposits

We have an attractive project development pipeline at various stages of evaluation. We believe there are opportunities to expand the resource base at Mt. Milligan based on initial testing and have identified multiple drill-ready exploration targets in areas with similar geophysical and geochemical characteristics to the known deposits. We also believe there are opportunities to expand the resource base at both the TC Mine and Endako Mine. Our Berg property is an attractive development property with substantial copper, molybdenum and silver resources. In addition to the Berg property, we also have the flexibility to explore our Davidson property and benefit from our joint venture interests in the Maze Lake and Howards Pass properties, all of which are early stage exploration properties.

Grow through acquisitions

We continually evaluate strategic acquisition opportunities to further increase our scale in molybdenum and diversify our mineral portfolio into other base metals. Our priority is to consider acquisitions that are accretive to cash flow, have synergy potential and are located in jurisdictions that we consider to be geopolitically stable. We measure acquisition opportunities in order to increase shareholder value and position our Company for profitable growth.

The Transactions

The offering of the notes is part of a larger financing transaction to provide additional funds for the continuing development of our Mt. Milligan copper and gold property. Concurrently with the offering of the notes, we are offering $200,000,000 aggregate stated amount of our Tangible Equity Units (the "tMEDS"). Each tMEDS is a unit composed of a prepaid stock purchase contract and a senior amortizing note (an "amortizing note"). The amortizing notes will be our senior unsecured obligations and will rank equally in right of payment with the notes offered hereby. Principal and interest on each amortizing note will be paid quarterly, and the final installment payment date will be May 15, 2015. Each purchase contract will automatically settle on May 15, 2015, unless settled earlier at the holder's option, and we will deliver shares of our common stock, based upon the applicable settlement rate and applicable market value of our common stock. The tMEDS are being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. The tMEDS offering is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the tMEDS offering.

Concurrently with the closing of this offering, we will enter into an amendment to our revolving credit facility (the "Credit Facility Amendment"). The Credit Facility Amendment provides for certain changes to the negative covenants in our revolving credit facility to permit the issuance of the notes and the tMEDS, and the effectiveness of the Credit Facility Amendment is conditioned upon the consummation of this offering and the concurrent tMEDS offering. The Credit Facility Amendment will suspend the consolidated leverage ratio and consolidated interest coverage ratio tests from the fiscal quarter ending June 30, 2012 through the fiscal quarter ending December 31, 2013, but will provide that we must satisfy (i) a consolidated secured leverage ratio test as of June 30, 2012 through December 31, 2013 by maintaining a ratio of consolidated secured total debt to consolidated EBITDA of 3.00 to 1.00 or less and (ii) a minimum liquidity test of $75,000,000 at end of the fiscal quarter until the completion of the Mt. Milligan project. See "Description of other indebtedness and deferred revenue—Revolving credit facility" for more information about the Credit Facility Amendment.

We expect that Standard & Poor's and Moody's will downgrade our corporate credit ratings in light of our expected increase in indebtedness as a result of this offering and the concurrent tMEDS offering.

In this prospectus supplement, we refer to the offering of the notes, the offering of the tMEDS and the Credit Facility Amendment collectively as the "Transactions."

We were organized as a corporation under the laws of Ontario, Canada in 2000 and continued as a corporation under the laws of British Columbia, Canada, effective July 29, 2008. Our principal executive offices are located at 26 West Dry Creek Circle Suite 810, Littleton, Colorado, and our telephone number is (303) 761-8801. Our web site is located at http://www.thompsoncreekmetals.com. Information contained on our web site is not a part of this prospectus supplement or the accompanying prospectus, and you should only rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus when making a decision as to whether or not to invest in the notes.

The offering

The summary below describes the principal terms of the notes and the guarantees. Many of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of this offering and the terms and conditions of the notes and guarantees, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including, without limitation, the sections of this prospectus supplement entitled "Risk factors" and "Description of notes."

Issuer	Thompson Creek Metals Company Inc.
Securities offered	$200.0 million aggregate principal amount of % Senior Notes due 2019 (the "notes"). The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
Maturity date	The notes will mature on , 2019.
Interest rate	Interest will accrue on the notes from , 2012 until maturity at % per year.
Interest payment dates	and of each year, beginning on , 2012.
Guarantees
The notes will be guaranteed on a senior unsecured basis by all of our existing and future direct and indirect subsidiaries that guarantee our revolving credit facility or our other indebtedness or indebtedness of the subsidiary guarantors in an aggregate principal amount that exceeds $25.0 million. In the event of certain reorganizations permitted by our revolving credit facility, our other indebtedness and the indenture governing our notes, our new parent will be required to guarantee the notes to the extent it guarantees our revolving credit facility. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes. See "Description of notes—Note guarantees."
For the twelve months ended March 31, 2012, our non-guarantor subsidiaries:
• represented approximately 0.0% of our revenues; and
• represented approximately 0.01% of our operating income.
As of March 31, 2012, our non-guarantor subsidiaries:
• represented 0.5% of our total assets; and
• had $5.3 million of total liabilities, including trade payables but excluding intercompany liabilities.

Our non-guarantor subsidiaries described above include certain subsidiaries that will remain unrestricted under the indenture that will govern the notes. On the issue date, these subsidiaries will be Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited. These subsidiaries will not be subject to the covenants of the indenture. The holders of the notes will not have the benefit of any cash generated by our Howard's Pass property or our Maze Lake property unless the subsidiaries that own these properties distribute cash to Thompson Creek or the subsidiary guarantors.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $194.6 million, after deducting underwriting discounts and commissions and estimated expenses payable by us. In addition, we estimate that the net proceeds from the concurrent tMEDS offering will be approximately $192.6 million (or $221.7 million if the underwriters exercise their over-allotment option in full in connection with our concurrent tMEDS offering).

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent tMEDS offering, cash from operations and funds from prior financing arrangements, to complete construction of our Mt. Milligan copper-gold mine. Any residual funds, after completion of construction, will be allocated to our working capital.
The concurrent tMEDS offering is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the concurrent tMEDS offering.
Concurrent offering
Concurrently with this offering, we are offering $200.0 million aggregate stated amount of our Tangible Equity Units (the "tMEDS") (or $230.0 million of our tMEDS if the underwriters exercise their option to purchase additional tMEDS in full). The tMEDS are being offered by means of a separate prospectus supplement and not by means of this prospectus supplement. The tMEDS offering is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the tMEDS offering. See "Summary—The Transactions."
Indenture
We will issue the notes as a new series of debt securities under an indenture, supplemented as described in this prospectus supplement, between us and Wells Fargo Bank, National Association, as U.S. indenture trustee and Valiant Trust Company as Canadian co-trustee.
Ranking	The notes and the subsidiary guarantees will:
• be our and the subsidiary guarantors' senior unsecured obligations;

• rank senior in right of payment to all of our and the subsidiary guarantors' existing and future subordinated indebtedness;
• rank equally in right of payment with all of our and the subsidiary guarantors' existing and future senior indebtedness;
• be effectively subordinated to any of our and the subsidiary guarantors' existing and future secured debt, to the extent of the value of the assets securing such debt; and
• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.
As of March 31, 2012, after giving effect to the Transactions:

•

our total debt would have been approximately $573.2 million (without including the amortizing notes that form part of the tMEDS described in "Summary—The Transactions"), of which $22.9 million would have effectively ranked senior to the notes, and we would have had unused commitments of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), all of which would effectively rank senior to the notes if borrowed;

•

we would have had additional debt under the amortizing notes that form part of the tMEDS, although the principal amount of that debt will only be determined upon the pricing of the offering of the tMEDS; and

•

we would have had unused commitments of $123.8 million under our equipment financing facility from Caterpillar Financial Services Limited ("Caterpillar") (the "Caterpillar equipment financing facility") as described in "Description of other indebtedness and deferred revenue—Caterpillar equipment financing facility," all of which would effectively rank senior to the notes if borrowed.

In addition, as of March 31, 2012:

•

we had $409.6 million in outstanding deferred revenue under our Gold Stream transaction described in "Description of other indebtedness and deferred revenue—Gold Stream transaction" and note 11 to our consolidated financial statements, which are secured by the Mt. Milligan assets, and would effectively rank senior to the notes, to the extent of the value of those assets. We also have an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period, which would effectively rank senior to the notes if received to the extent of the value of those assets; and

• our non-guarantor subsidiaries had $5.3 million of total liabilities (including trade payables), all of which would rank senior to the notes.
Optional redemption
The notes will be redeemable at our option, in whole or in part, at any time on or after , 2016, at the redemption prices set forth in this prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to , 2015, we may redeem up to 35% of the original principal amount of the notes and guarantees with the proceeds of certain equity offerings at a redemption price of % of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to , 2016, we may also redeem some or all of the notes and guarantees at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, plus a "make-whole premium." See "Description of notes—Optional redemption."

We may also redeem the notes, in whole but not in part, at any time upon the occurrence of specified events relating to Canadian tax law, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the redemption date. See "Description of notes—Tax redemption."
Change of control offer
Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the notes, to cause us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to, but not including, the repurchase date. See "Description of notes—Repurchase at the option of holders—Change of control."
Asset disposition offer
If we or our restricted subsidiaries sell assets, under certain circumstances, the issuer will be required to use the net proceeds to make an offer to purchase notes at an offer price in cash in an amount equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to the repurchase date. See "Description of notes—Repurchase at the option of holders—Asset sales."
Covenants	We will issue the notes under an indenture containing covenants for your benefit. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• pay dividends or make other distributions or repurchase or redeem our capital stock;
• prepay, redeem or repurchase certain debt;
• make loans and investments;

• sell assets;
• incur liens;
• enter into transactions with affiliates;
• enter into agreements restricting our subsidiaries' ability to pay dividends; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants will be subject to a number of important exceptions and qualifications. For more details, see "Description of notes."
Absence of public market for the notes
The notes are a new issue of securities, and there is currently no established trading market for the notes. If issued, the notes generally will be freely transferable but will also be new securities for which there will not initially be a market. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.
U.S. federal income tax consequences
The notes may be issued with original issue discount ("OID") for U.S. federal income tax purposes. If the notes are issued with OID, U.S. holders will be required to include OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof and regardless of such holders' method of accounting for U.S. federal income tax purposes. See "Certain material United States federal income tax considerations."
Additional amounts
All payments made with respect to the notes (or any guarantee of the notes) will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, unless required by law. If we (or any guarantor) is so required to withhold or deduct any taxes imposed under the laws of Canada or any jurisdiction in which we (or any guarantor) are then incorporated, engaged in business, or resident for tax purposes or any jurisdiction through which payment is made by or on behalf of us (or any guarantor), we (or such guarantor) will pay such additional amounts as necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted, subject to certain exceptions. See "Description of notes—Payment of additional amounts."

Canadian federal income tax consequences	Amounts paid or credited in satisfaction of the principal of the notes or as premium, discount or interest on the notes will generally be exempt from Canadian withholding tax. No other Canadian taxes on income (including taxable capital gains) will generally be payable by holders not resident in Canada in respect of the ownership or disposition of the notes. See "Certain material Canadian federal income tax considerations."
Further issuances
We may from time to time create and issue additional notes having the same terms as the notes being issued in this offering, so that such additional notes shall be consolidated and form a single series with the notes.
Form
The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, referred to as DTC, or its nominee. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.
U.S. Trustee	Wells Fargo Bank, National Association.
Canadian Trustee	Valiant Trust Company.
Delivery and clearance
We will deposit the global notes representing the notes with the U.S. Trustee as custodian for DTC. You may hold an interest in the notes through DTC, Clearstream Banking S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System, directly as a participant of any such system or indirectly through organizations that are participants in such systems.
Governing law	New York.

Risk factors

In evaluating an investment in the notes and the guarantees, prospective investors should carefully consider, along with the other information in this prospectus supplement and the accompanying prospectus, the specific factors set forth under "Risk factors" for risks involved with an investment in the notes and the guarantees.

Summary of financial and operating data

The following summary consolidated financial and operating data as of and for the years ended December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements prepared in accordance with US GAAP incorporated by reference in this prospectus supplement and the accompanying prospectus.

The summary consolidated financial data as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 have been derived from our unaudited consolidated financial statements prepared in accordance with US GAAP incorporated by reference in this prospectus supplement and the accompanying prospectus, which in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

The summary consolidated financial data for the twelve months ended March 31, 2012 have been calculated by adding our historical financial data for the year ended December 31, 2011 and the three months ended March 31, 2012 and subtracting our historical financial data for the three months ended March 31, 2011.

Our results for the three months ended March 31, 2012 are not necessarily indicative of the results that may be expected for the entire year. Historical results are not necessarily indicative of results that may be expected for any future period. You should read this summary financial data together with our Annual Report on Form 10-K and our audited and unaudited consolidated financial statements, including the accompanying notes, all incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three months ended		Twelve months ended March 31, 2012(1)
				Year ended December 31,
	March 31, 2012	March 31, 2011
(US dollars in millions)				2011	2010	2009

Statement of operations data:
Revenues:
Molybdenum sales	$109.6	$202.4	$559.1	$651.9	$578.6	$361.9
Tolling, calcining and other	4.0	4.3	16.9	17.2	16.2	11.5

Total revenues	113.6	206.7	576.0	669.1	594.8	373.4

Costs and expenses:
Cost of sales:
Operating expenses	102.4	98.0	404.8	400.4	315.5	241.3
Depreciation, depletion and amortization	16.8	18.4	65.5	67.1	49.9	43.4

Total cost of sales	119.2	116.4	470.3	467.5	365.4	284.7
Selling and marketing	1.5	2.4	7.0	7.9	7.7	6.2
Accretion expense	0.5	0.5	1.9	1.9	1.5	1.4
General and administrative	8.1	7.9	28.5	28.3	23.5	25.1
Acquisition costs	—	—	—	—	12.9	—
Exploration	0.8	3.6	11.4	14.2	9.4	6.3

Total costs and expenses	130.1	130.8	519.1	519.8	420.4	323.7

Operating income	(16.5)	75.9	56.9	149.3	174.4	49.7
Other (income) expense	(5.5)	(65.0)	(94.5)	(154.0)	40.5	103.7
Income and mining taxes	(12.1)	12.0	(12.9)	11.2	20.2	2.0

Net income (loss)	$1.1	$128.9	$164.3	$292.1	$113.7	$(56.0)

	As of March 31, 2012	As of December 31,
(US dollars in millions)		2011	2010	2009

Balance sheet data:
Cash and cash equivalents	$162.7	$294.5	$316.0	$158.5
Short-term investments	—	—	—	353.0
Total assets	3,083.1	2,994,2	2,317.7	1,344.6
Total debt (including capital lease obligations)	373.2	374.9	22.0	12.9
Total liabilities	1,323.2	1,264.7	887.8	359.2
Total shareholders' equity	$1,759.9	$1,729.5	$1,429.9	$985.4

	Three months ended March 31,		Twelve months ended March 31, 2012(1)
					Year ended December 31,
(US dollars in millions except ratio)	2012	2011			2011	2010	2009

Other financial data:
Cash generated by operating activities	$3.1	$76.6	$129.2		$202.7	$157.4	$105.9
Capital expenditures	187.9	92.9	781.6		686.6	213.7	66.1
Adjusted Net Income(2)	1.2	62.9	61.2		122.9	163.3	37.4
Adjusted EBITDA(2)	$2.6	$96.8	$132.9		$227.1	$247.2	$104.0
Ratio of total debt as adjusted for the Transactions to Adjusted EBITDA for the twelve months ended March 31, 2012(3)	n/a	n/a	4.6	x	n/a	n/a	n/a
Ratio of earnings to fixed charges	(4)	109.4	29.0		59.3	134.9	(4)

(1)   Our presentation of financial information for the twelve months ended March 31, 2012 is not in accordance with US GAAP. We believe the presentation of this information is useful to investors, many of whom evaluate our operations and performance on a trailing twelve-month basis. However, our financial information for the twelve months ended March 31, 2012 is not necessarily indicative of the results that may be expected for any future twelve-month period.

(2)   Adjusted Net Income represents, for the periods shown, net income (loss) before unrealized (gain) loss on common stock warrants. EBITDA represents net income excluding interest expense (net of interest income), income and mining taxes, depreciation and depletion and amortization. Adjusted EBITDA represents EBITDA excluding unrealized gains and losses on common stock warrants, gains/losses on foreign exchange, stock-based compensation, accretion expense and acquisition costs. We believe that the presentation of Adjusted Net Income, EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash or unusual items that we do not expect to continue at the same level in the future, or other items that we do not believe to be reflective of our ongoing operating performance.

 Adjusted Net Income, EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with US GAAP and should not be considered as substitutes for operating income, net income (loss) or cash generated by operating activities computed in accordance with US GAAP. Adjusted Net Income, EBITDA and Adjusted EBITDA have limitations as analytical tools. Some of the limitations are:

•
Adjusted Net Income, EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•
Adjusted Net Income, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•
EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In particular, as a company in the mining business, we record the depletion of our mineral reserves as we extract minerals from our mines, but we expect to use cash in the future to acquire other mineral reserves in the ordinary course of our business;

•
although accretion expense is a non-cash charge, this represents the accretion of the liability related to the asset retirement obligations (reclamation), calculated on a present value basis, that will exist at the end of each mine life based on the mining area disturbed at a given balance sheet date. Adjusted EBITDA does not reflect any cash requirements for such reclamation activities, as those will occur upon the closing of each mine; and

•
other companies in our industry may calculate Adjusted Net Income, EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

 Because of these limitations, Adjusted Net Income, EBITDA and Adjusted EBITDA should not be considered measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our US GAAP results and using Adjusted Net Income, EBITDA and Adjusted EBITDA only supplementally. We further believe that our presentation of these US GAAP and non-GAAP financial measurements provide information that is useful to investors because they are important indicators of the strength of our operations and the performance of our core business.

 A reconciliation of net income (loss) to Adjusted Net Income is provided below.

	Three months ended		Twelve months ended March 31, 2012
				Year ended December 31,
	March 31, 2012	March 31, 2011
(US dollars in millions)				2011	2010	2009

Net income (loss)	1.1	$128.9	164.3	$292.1	$113.7	$(56.0)
Change in fair value of common stock warrants(a)	0.1	(66.0)	(103.1)	(169.2)	49.6	93.4

Adjusted Net Income	1.2	$62.9	61.2	$122.9	$163.3	$37.4

(a)   Represents the non-cash (gains) losses recorded with respect to our outstanding common stock purchase warrants described in note 3 to our audited consolidated financial statements included in our Annual Report on Form 10-K incorporated by reference in this prospectus supplement and the accompanying prospectus due to the increase or decrease in the fair value of the warrants in U.S. dollar terms associated with fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar. Because the strike price of the warrants is denominated in Canadian dollars but our reporting currency is U.S. dollars, we are required under guidance issued by the Emerging Issues Task Force to record changes in the fair value of the warrants on our statement of operations. Other than C$0.4 million of consideration to be paid, estimated as of March 31, 2012, pursuant to the arrangement related to the Terrane warrants, a cash payment will never be required to settle the warrants. Accordingly, we do not consider gains or losses on the warrants in the evaluation of our financial performance.

 A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is provided below.

	Three months ended		Twelve months ended March 31, 2012
				Year ended December 31,
	March 31, 2012	March 31, 2011
(US dollars in millions)				2011	2010	2009

Net income (loss)	$1.1	$128.9	$164.3	$292.1	$113.7	$(56.0)
Interest, net, and finance fees	1.3	0.9	3.5	3.1	(0.6)	(0.3)
Income and mining taxes	(12.1)	12.0	(12.9)	11.2	20.2	2.0
Depreciation, amortization and depletion	16.8	18.4	65.5	67.1	49.9	43.4

EBITDA	7.1	160.2	220.4	373.5	183.2	(10.9)
Accretion expense(a)	0.5	0.5	1.9	1.9	1.5	1.4
Acquisition costs(b)	—	—	—	—	12.9	—
Stock-based compensation	1.5	1.8	7.5	7.8	7.4	9.2
(Gain) loss on foreign exchange(c)	(6.6)	0.3	6.2	13.1	(7.4)	10.9
Change in fair value of common stock warrants(d)	0.1	(66.0)	(103.1)	(169.2)	49.6	93.4

Adjusted EBITDA	$2.6	$96.8	$132.9	$227.1	$247.2	$104.0

(a)   Represents the accretion of the interest related to the asset retirement obligations (reclamation), calculated on a present value basis, that will exist at the end of each mine life based on the mining area disturbed at a given balance sheet date. However, we may incur cash costs at the end of the life of each mine to discharge these asset retirement obligations. See notes 2 and 12 to our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

(b)   Represents the costs of the Terrane acquisition. See note 4 to our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

(c)    Represents the foreign exchange gains and losses related to cash positions in a currency other than the functional currency of Thompson Creek or one of its subsidiaries, settlements of intercompany notes in a currency other than the functional currency of Thompson Creek or one of its subsidiaries and foreign exchange derivative instruments. These gains and losses vary in each period depending on fluctuations in the exchange rate between U.S. dollars and Canadian dollars, and we have added them back in calculating Adjusted EBITDA because we do not believe they reflect the cash requirements of our ongoing operations.

(d)   See the explanation in footnote (a) to the preceding table.

(3)   The ratio of total debt as adjusted for the Transactions to Adjusted EBITDA for the twelve months ended March 31, 2012 is the ratio of our total debt as of March 31, 2012, as adjusted to reflect the Transactions, to our historical Adjusted EBITDA for the twelve months ended March 31, 2012. In calculating our total debt as adjusted for the Transactions, we have assumed an aggregate principal amount for the amortizing notes that form part of the tMEDS, although that aggregate principal amount will be determined upon the pricing of the offering of the tMEDS. Although our interest expense will increase as a result of the Transactions, our Adjusted EBITDA for the twelve months ended March 31, 2012, as adjusted to reflect the Transactions, would not have differed materially from our historical Adjusted EBITDA for the twelve months ended March 31, 2012 because interest expense is added back to net income in calculating Adjusted EBITDA. See footnote (2) above and "Capitalization."

(4)   For the three months ended March 31, 2012 and the year ended December 31, 2009, earnings were insufficient to cover fixed charges. See "Ratio of earnings to fixed charges" in this prospectus supplement.

Risk factors

Any investment in the notes and the guarantees involves a high degree of risk. You should carefully consider the risks described below and under the caption "Risk Factors" on page 3 of the accompanying prospectus together with all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-looking statements" in this prospectus supplement and the accompanying prospectus.

Risks related to our business

Financial risks

Our significant capital expenditures, increased stripping costs and ongoing operating expenses, coupled with lower revenues from molybdenum sales, may have an adverse effect on our profitability, cash flows and liquidity.

Our growth and our ability to return to generating operating income depends on our ability to manage a number of converging challenges, including:

•
our ability to successfully bring Mt. Milligan into production and to finance the estimated capital expenditures necessary to do so, which have increased in the last year from our original estimates;

•
our ability to maintain and grow our revenues from sales of molybdenum given the decrease in our average realized sales price from $17.39 per pound in the first quarter of 2011 to $14.74 per pound in the first quarter of 2012;

•
the effect of the significantly increased stripping costs at our TC mine as we strip new areas for mining, coupled with the decrease in quality of the ore we are able to mine; and

•
the ramp-up of production at our Endako mine to sustain the throughput capacity of the new mill at that mine.

We are currently estimating aggregate cash expenditures of approximately C$1.4 billion to C$1.5 billion to construct and develop Mt. Milligan, of which we have spent approximately C$592.5 million on a cash basis through March 31, 2012, including amounts spent before our acquisition of Terrane. Our estimates of the cash expenditures necessary to construct and develop Mt. Milligan have risen since we acquired Terrane. Prior to our detailed review of the project, Terrane had estimated the expenditures to be C$915 million, and we estimated these expenditures to be C$1.265 billion as of March 31, 2011 following our detailed review. As work has progressed, a number of factors have led us to increase our estimates, including (1) increases in the prices of materials, such as concrete, (2) increases in the costs of labor, as well as the related costs of on-site infrastructure improvements needed to improve our ability to attract qualified labor to the site, (3) the costs of securing lump sum contracts with certain of our contractors and suppliers in order to mitigate the risk of further cost increases and (4) additional costs relating to the tailing facility at Mt. Milligan. Although we believe our estimates are accurate, we cannot predict whether unanticipated costs may arise.

Once we approach the beginning of commercial production at Mt. Milligan, we will have additional expenses and working capital requirements that were not included in preparing our estimate for the costs of constructing and developing Mt. Milligan, including expenses for materials and supplies inventory and the ramp-up of production, as well as working capital needs for the ongoing operation of Mt. Milligan. Although we do not anticipate any difficulty in funding these expenses and working capital requirements, these expenses include future costs of supplies and labor that are difficult to predict.

At our TC mine, as we have previously announced, our 2012 and 2013 production is expected to be lower than the record production in 2010 and the first half of 2011. In the second half of 2011, the planned mining activities at the TC Mine were solely focused on stripping waste material to expose molybdenum bearing ore in the upper walls of the pit and the milling of lower-grade stockpiled ore. These activities have continued in 2012, and our significant stripping costs at the TC mine associated with ongoing mine pit sequencing contributed to our operating loss in the first quarter of 2012. We anticipate mine pit sequencing will continue over the next few years, and we believe that our stripping costs at the TC mine will continue to be higher than historical levels. At the same time, we expect the ore produced at our TC mine to be lower than in the past. As mines approach their life-of-mine estimates, the quality of mined ore is generally lower than before, which requires additional manpower, time and money to obtain the same amount of minerals that would have been mined in the beginning of the life-of-mine estimate and increases operating costs and affects cash flows.

At our Endako Mine, although we have completed our mill expansion project, we expect to incur additional expenditures to achieve sustainable production that can match the increased designed capacity throughput of the new mill. Over time, we also expect to incur exploration costs at Endako as we explore new areas to provide ore at the higher processing rate of the new mill.

At the same time, our results of operations remain highly dependent on the market price of molybdenum, particularly before we have commenced production at Mt. Milligan. The significantly lower prices of molybdenum since the third quarter of 2011 have had a material effect on our revenues, profitability and cash flows. A further decline in molybdenum prices or the failure of prices to rebound from their current levels could adversely affect our results of operations and liquidity. Our results of operations could also be affected by increases in our operating costs. As we have previously reported, due to inflationary pressures on energy and consumables, we are currently tracking to the higher range of our current 2012 average cash cost guidance. If the current inflationary pressures continue, our costs will continue to increase and potentially rise above the current guidance. Any such increase in our cash costs could exacerbate the impact of molybdenum prices on our profitability.

Managing the many factors that affect our revenues, our costs and the construction and development of Mt. Milligan is complex, and many of these factors are not within our control. Unanticipated changes due to one or more of the risks described above could have a material adverse effect on our revenues, profitability, cash flows and liquidity.

A substantial or extended decline in molybdenum prices could adversely affect our earnings and cash flows.

Our business is dependent on the price of molybdenum, and even after Mt. Milligan is in full production our business will continue to be dependent on the price of molybdenum. Molybdenum prices fluctuate widely and are affected by numerous factors beyond our control, including the following:

•
the rates of global economic growth (especially construction and infrastructure activity that requires significant amounts of steel);

•
the worldwide balance of molybdenum demand and supply;

•
the volume of molybdenum produced from primary mines and as a by-product from copper mines;

•
molybdenum inventory levels;

•
substitution of other materials for molybdenum; and

•
the production costs of our competitors.

Because copper mining, which accounts for 40% to 50% of global molybdenum production, is relatively insensitive to molybdenum demand, the supply of available molybdenum also may greatly exceed demand and cause price declines in molybdenum.

The People's Republic of China has substantial molybdenum resources and production. If China's net trade of molybdenum were to change significantly, it could significantly impact supply of and demand for molybdenum, and, consequently, molybdenum prices.

Any decline in molybdenum price adversely impacts our revenue, net income and cash flow. By way of illustration, for each $1 per pound change in molybdenum prices (using the molybdenum pounds sold from our mines in 2011), the impact on our annual pre-tax cash flow on sales from our mines would approximate $32 million.

In addition, a substantial or sustained decline in molybdenum prices could:

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materially reduce our profitability and cause us to reduce output at our operations (including possibly closing one or more of our mines or plants);

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suspend our construction and development of Mt. Milligan and/or other development projects;

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affect our ability to repay our outstanding debt and meet our other financial covenants;

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reduce funds available for exploration projects;

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reduce existing reserves due to economic viability; and

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depress the price of our common stock and our publicly traded debt securities.

Our profitability depends largely on the successful completion of Mt. Milligan.

Our profitability will be substantially impacted by our ability to successfully bring Mt. Milligan into production as an operating mine within our projected time frame and budget.

Mt. Milligan is still in the construction and development stage. The successful completion of Mt. Milligan is largely dependent on our ability to: (i) prevent substantial delays; (ii) manage capital expenditures; and (iii) obtain adequate funding necessary to complete the construction and development of the mine.

There are inherent risks involved with the construction and development of all new mining projects. These risks include:

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financing risks;

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budget overruns;

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delays associated with engineering and contractors;

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delays associated with inclement weather;

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the availability and delivery of critical equipment;

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the hiring of key personnel;

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successful commissioning and operations;

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successfully obtaining all required permits and approvals; and

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potential opposition from non-governmental organizations, environmental groups, First Nation communities and other communities that may be located near the mines and projects.

These and other factors may have the effect of delaying the construction and development of Mt. Milligan or increasing the expected capital expenditures for Mt. Milligan.

Costs associated with capital expenditures have escalated on an industry-wide basis over the last several years, as a result of factors beyond our control (including the prices of oil, steel and other commodities and labor). Currently, the funding for Mt. Milligan is anticipated to come from existing cash reserves, the proceeds from the Transactions, the Gold Stream transaction, equipment and debt financing, and cash flow from operations. If the actual costs to complete the development of Mt. Milligan are significantly higher than we expect, we may not have enough funds to cover these costs and we may not be able to obtain other sources of financing on favorable terms, or at all. Failure to obtain such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan or prevent us from bringing Mt. Milligan into production at all. If we are not able to successfully construct and develop Mt. Milligan to bring it into production as an operating mine within the anticipated time frame, or at all, our business, results of operations and financial condition may be adversely affected.

We may fail to realize the anticipated benefits of Mt. Milligan, which could have a material adverse effect on our stock price, business, financial condition and results of operations.

The economic feasibility of a development project is based on many factors, including the accuracy of estimated reserves, metallurgical recoveries, capital and operating costs and future metals prices. The capital expenditures and time required to develop new mines are considerable, and changes in costs or construction schedules can affect project economics. There is a risk that we paid more than the value we will receive from the Terrane acquisition, including but not limited to the risk that copper and gold prices will significantly decline in the period prior to the completion of Mt. Milligan, that production and life-of-mine estimates for Mt. Milligan will vary materially from actual production and mine-life or that the actual capital expenditures to develop Mt. Milligan will differ materially from our estimates.

The development of Mt. Milligan is dependent on adequate funding to complete the construction and development of the mine; failure to obtain necessary funding could delay or prevent us from successfully completing the start-up of Mt. Milligan.

Because of the effect of lower molybdenum prices, higher stripping costs and lower grade ore at our TC mine, as well as the significant expenditures we undertook during our Endako mill expansion project, we are dependent on financing to provide the funding necessary to construct and develop Mt. Milligan. We have been active in financing transactions in recent years. In October 2010, we entered in to the Gold Stream financing described in "Description of other indebtedness and deferred revenue—Gold Stream transaction," and we amended and restated the Gold Stream agreement in December 2011 to increase our financing from Royal Gold, Inc., which also increased Royal Gold's interest in the payable gold to be produced at Mt. Milligan to 40%. In March 2011, we entered into an equipment financing facility with Caterpillar Financial Services Limited that is described in "Description of other indebtedness and deferred revenue—Caterpillar equipment financing." In May 2011, we issued $350.0 million in senior unsecured notes due 2018 to provide additional capital to fund our Mt. Milligan project. We are undertaking the Transactions to provide additional funding for Mt. Milligan. However, even if we successfully complete the Transactions, we may need additional financing in the future to complete the construction and development of Mt. Milligan and for other expenditures.

Failure to obtain any such financing on a timely basis could cause a delay in the development timeline of Mt. Milligan, cause us to forfeit our interest in certain properties, miss certain acquisition opportunities, delay or indefinitely postpone further exploration and development of our projects with the possible loss of such properties and reduce or terminate our operations. There can be no assurance that additional debt or equity financing will be available on terms acceptable to us to meet these requirements or be available on favorable terms, if at all. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on our debt obligations, we would default under the terms of the applicable financing documents. Any such default would likely result in an acceleration of the repayment obligations to the applicable lenders as well as potential cross-defaults to our existing lenders. Even if we are unable to meet our debt service obligations, the amount of debt we undertake could adversely affect us in a number of ways, including by limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes, limiting our flexibility in planning for, or reacting to, changes in our business, or placing us at a competitive disadvantage relative to our competitors who have lower levels of debt.

We expect that Standard & Poor's and Moody's will downgrade our corporate credit ratings in light of our expected increase in indebtedness as a result of this offering and the concurrent tMEDS offering. This downgrade, or any further downgrade, could adversely affect our ability to obtain future financing and could increase the costs of any future financing. See also "—Risks related to the notes and guarantees—A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may affect the market value of our notes offered hereby."

Forward sales and royalty arrangements can result in limiting our ability to take advantage of increased metal prices while increasing our exposure to lower metal prices.

Pursuant to the Gold Stream transaction (see "Description of other indebtedness and deferred revenue—Gold Stream transaction"), Royal Gold (as defined in "Description of other indebtedness and deferred revenue—Gold Stream transaction") increased its investment in Mt. Milligan in December 2011 to $581.5 million and agreed to purchase a total of 40% of the payable ounces of gold produced from Mt. Milligan at a cash purchase price equal to the lesser of $435 per ounce or the prevailing market price for each payable ounce of gold (regardless of the number of payable ounces delivered to Royal Gold). Gold Stream transactions, such as this one, provide us with the capital necessary to finance the construction of Mt. Milligan and may be necessary to finance future projects as well. The impact of this type of transaction, however, could limit our ability to realize the full benefit of rising metals prices in the future.

We may enter into provisionally priced sales contracts which could have a negative impact on our revenues if molybdenum prices decline.

From time to time, we enter into provisionally-priced sales contracts, whereby the contracts settle at prices to be determined at a future date. The future pricing mechanism of these agreements constitutes an embedded derivative, which is bifurcated and separately marked to estimated fair value at the end of each period. Changes to the fair value of embedded derivatives related to molybdenum sales agreements are included in molybdenum sales revenue in the determination of net income. To the extent final prices are higher or lower than what was recorded on a provisional basis, an increase or decrease to molybdenum sales, respectively, is recorded each reporting period until the date of final pricing. Accordingly, in times of rising molybdenum prices, our molybdenum revenues benefit from higher prices received for contracts priced at current market rates and also from an increase related to the final pricing of provisionally priced sales pursuant to contracts entered into in prior years; in times of falling molybdenum prices, the opposite occurs.

Our operations are subject to currency fluctuations, which could adversely affect our results of operations and financial condition.

Exchange rate fluctuations may affect the costs that we incur in our operations. Our costs for the Endako Mine and Mt. Milligan are incurred principally in Canadian dollars. However, our future revenue is tied to market prices for molybdenum, copper and gold, which are denominated in U.S. dollars. The appreciation of the Canadian dollar against the U.S. dollar can increase the cost of our production and capital expenditures in U.S. dollars, and our results of operations and financial condition could be materially adversely affected. Although we may use hedging strategies to limit our exposure to currency fluctuations, there can be no assurance that such hedging strategies will be successful or that they will mitigate the risk of such fluctuations.

Mine closure and remediation costs for environmental liabilities may exceed the provisions we have made and our inability to provide reclamation bonding or maintain insurance could adversely affect our operating results and financial condition.

We are required by U.S. federal and state laws and Canadian federal and provincial laws to provide financial assurance sufficient to allow a third party to implement approved closure and reclamation plans if we are unable to do so. These laws are complex and vary from jurisdiction to jurisdiction. The laws govern the determination of the scope and cost of the closure and reclamation obligations and the amount and forms of financial assurance. The amount and nature of the financial assurances are dependent upon a number of factors, including our financial condition and reclamation cost estimates.

As of December 31, 2011, we had provided the appropriate regulatory authorities in the United States and Canada with $36.6 million in reclamation financial assurance for mine closure obligations in the various jurisdictions in which we operate, of which about $6 million was required to be in the form of letters of credit and surety bonds. As our operations expand, our reclamation obligations and the financial assurances that we are required to provide may increase accordingly. In February 2012, our reclamation costs at the TC Mine increased by $17 million to $42 million, and in March 2012, our reclamation costs at the Endako Mine increased from C$6.62 million to C$15.3 million. We expect that we will be required to increase our financial assurance amounts at Mt. Milligan in 2012 as well. Changes to these amounts, as well as the nature of the collateral to be provided, could significantly increase our costs, making the maintenance and development of existing and new mines less economically feasible. To the extent that the value of the collateral provided to the regulatory authorities is or becomes insufficient to cover the amount of financial assurance we are required to post, we would be required to replace or supplement the existing security with more expensive forms of security, which might include cash deposits, which would reduce our cash available for operations and financing activities, or additional letters of credit, which would reduce our borrowing availability under our revolving credit facility.

There can be no assurance that we will be able to maintain or add to our current level of financial assurance. Failure to provide regulatory authorities with the required financial assurances could potentially result in the closure of one or more of our operations, which could result in a material adverse effect on our operating results and financial condition.

We are required, from time to time, to post financial assurances, and there can be no assurance that we will continue to be able to obtain financial assurances on acceptable terms.

In addition to our reclamation bonding obligations, we will from time to time be required to post other financial assurance in the normal course of conducting our daily activities. This financial assurance can take several forms, including but not limited to letters of credit, performance bonds, deposits into escrow accounts for the benefit of the counterparty or the posting of cash collateral directly with the counterparty. In each case, the form of financial assurance to be provided is dictated by several factors including expected length of time the financial assurance obligation is expected to remain outstanding, the amount of the obligation, the cost to us of providing the various forms of financial assurance and the creditworthiness of the counterparty. Our ability to obtain certain forms of financial assurance going forward will be impacted by our future financial performance, changes to our credit rating and other factors that may be beyond our control. There can be no assurance that we will be able to obtain certain forms of financial assurance going forward or that we will be able to post cash collateral in lieu of being able to secure one of these other forms of financial assurance.

Operational risks

We are relying substantially on contractors with respect to the construction of Mt. Milligan.

A significant portion of the construction of Mt. Milligan is being conducted in whole or in part by contractors which creates a number of risks, some of which are outside our control, including:

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our ability to negotiate agreements with contractors on acceptable terms;

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our ability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

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our reduced control over those aspects of the construction which are the responsibility of the contractor;

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the potential failure of a contractor to perform under its agreement;

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the potential interruption of work or increased costs in the event that a contractor ceases its business due to insolvency or other unforeseen events;

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the potential failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance; and

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the potential problems of a contractor with managing its workforce, labor unrest or other employment issues.

In addition, we may incur liability to third parties as a result of the actions of our contractors. The occurrence of one or more of these risks could adversely affect our ability to successfully construct and develop Mt. Milligan which could have an adverse impact on our results of operations and financial position.

Future growth depends on our ability to bring new mines into production and to expand mineral reserves at existing mines.

Our ability to replenish our reserves is important to our long-term viability. Depleted reserves can be replaced in several ways, including by expanding known ore bodies, by locating new deposits, or by acquiring new reserves from third parties. Exploration projects involve many risks, require substantial expenditures, and may not result in the discovery of sufficient additional mineral deposits that can be mined profitably. Once a site with mineralization is discovered, it may take several years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish recoverable proven and probable reserves, to receive regulatory approvals and permits and to construct mining and processing facilities. As a result, there is no assurance that current or future exploration programs, such as the Berg property or the Davidson property, and additional drilling at our existing operating mines, will be successful.

We intend to grow our business by acquiring quality mining assets. However, our capital available for new exploration projects and acquisitions is likely to be constrained in the short term due to the development of Mt. Milligan. In addition, there can be no assurance that suitable acquisition opportunities will be identified or, if identified, that acquisitions will be consummated on favorable terms or at all. Our ability to identify, consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources, competition from other mining companies and, to the extent necessary, our ability to obtain financing on satisfactory terms, or at all.

In addition, we compete for attractive acquisition targets with other potential buyers that have more financial and other resources than us. There is a risk that depletion of reserves will not be offset by discoveries or acquisitions. As a result, we cannot provide assurance that our exploration, development or acquisition efforts will result in any new commercial mining operations or yield new mineral reserves to replace or expand current mineral reserves. If we are not able to replace depleted reserves, it could have a material adverse effect on our business, prospects, results of operations and financial position.

Estimates of mineral reserves and projected cash flows may prove to be inaccurate, which could negatively impact our results of operations and financial condition.

There are numerous uncertainties inherent in estimating mineral reserves and the future cash flows that might be derived from their production. Accordingly, the figures for mineral reserves and future cash flows contained in this prospectus supplement and the accompanying prospectus or incorporated herein by reference are estimates only. In respect of mineral reserve estimates, no assurance can be given that the anticipated tonnages and grades will be achieved, that the indicated level of recovery will be realized, or that mineral reserves can be mined or processed profitably. The ore grade actually recovered may differ from the estimated grades of the mineral reserves and mineral resources.

In addition, actual future cash flows may differ materially from estimates. Estimates of mineral reserves, and future cash flows to be derived from the production of such mineral reserves, necessarily depend upon a number of variable factors and assumptions, including, among others, geological and mining conditions that may not be fully identified by available exploration data or that may differ from experience in current operations, historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning metal prices, exchange rates, interest rates, inflation, operating costs, development and maintenance costs, reclamation costs, and the availability and cost of labor, equipment, raw materials and other services required to mine and refine the ore. Market price fluctuations of molybdenum, copper and gold, as well as increased production costs or reduced recovery rates, may render mineral reserves containing relatively lower grades of mineralization uneconomical to recover and may ultimately result in a restatement of mineral resources. In addition, there can be no assurance that mineral recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

For these reasons, estimates of our mineral reserves contained in this prospectus supplement and the accompanying prospectus or incorporated herein by reference, including classifications thereof based on probability of recovery, and any estimates of future cash flows expected from the production of those mineral reserves, prepared by different engineers or by the same engineers at different times may vary substantially. The actual volume and grade of mineral reserves mined and processed, and the actual cash flows derived from that production, may not be as currently anticipated in such estimates. If our actual mineral reserves or cash flows are less than our estimates, our results of operations and financial condition may be materially impaired.

Title to some of our mineral properties may be challenged or defective. Any impairment or defect in title could have a negative impact on our results of operations and financial condition.

The acquisition of title to mineral properties is a very detailed and time-consuming process. There is no guarantee that title to any of our properties will not be challenged or impaired. Third parties may have valid claims underlying portions of our interests, including prior unregistered liens, agreements, transfers or claims, including aboriginal land claims, and title may be affected by, among other things, undetected defects. As a result, we may be constrained in our ability to operate our properties or unable to enforce our rights with respect to our properties. An impairment to, or defect in, title to our properties could have a material adverse effect on our business, financial condition or results of operations.

Some of our properties are located near First Nations communities who may oppose the development of these properties.

The Endako Mine, Mt. Milligan, the Berg property, the Davidson property and certain of our other properties are located near First Nations communities, and the exploration and development of these properties may be subject to land claims and opposition by First Nations communities. In addition, we may be required to enter into certain agreements with such First Nations in order to develop our properties, which could reduce the expected earnings or income from any future production.

In particular, in May 2010, the Stellat'en First Nation filed a petition in the Supreme Court of British Columbia against the British Columbia Minister of Energy, Mines and Petroleum Resources and us alleging that the Endako Mine and the recently completed mill expansion project at the Endako Mine represent infringements of the aboriginal title of the petitioners and impacts to their aboriginal rights, and that the government breached its duty by failing to consult with the Stellat'en First Nation in relation to the impact that the Endako Mine and the mill expansion may have on such petitioners and their aboriginal title. On August 5, 2011, the Supreme Court of British Columbia dismissed the petitioners' claims in full. On August 17, 2011, the Stellat'en First Nation filed a notice of appeal, which the Stellat'en First Nation, the British Columbia Minister of Energy, Mines and Petroleum Resources and the Company agreed to put into abeyance for 120 days. On April 5, 2012, the Stellat'en First Nation filed a new petition in the Supreme Court of British Columbia against the British Columbia Minister of Energy, Mine and Petroleum Resources and the Company making similar allegations to those discussed above. On April 13, 2012, the parties likewise agreed to put this matter into abeyance for 120 days. As the appeal and petition continue to be in abeyance, there can be no assurance that the same will be resolved in our favor. If the Stellat'en appeal or petition is successful, permits and amendments to permits may be delayed or declared invalid, which may have a material adverse effect on the future operating plans for the Endako Mine.

In addition, the Nak'azdli First Nation has commenced proceedings in the Supreme Court of British Columbia (June 2009 and August 2010) and the Federal Court of Canada (January 2010 and December 2010) seeking judicial reviews of certain key decisions by the Province of British Columbia and the Government of Canada approving Mt. Milligan. There can be no assurance that the Nak'azdli opposition will be resolved in our favor. The continued opposition of the Nak'azdli First Nation could delay or prevent the development of Mt. Milligan. See Part I, Item 3, Legal Proceedings of our Annual Report on Form 10-K and Part II, Item 1, Legal Proceedings of our Quarterly Report on Form 10-Q, incorporated by reference in this prospectus supplement and the accompanying prospectus, for further details on these proceedings.

Our business is subject to production and operational risks that could adversely affect our business and our insurance may not cover these risks and hazards adequately or at all.

Mining and metals processing involve significant production and operational risks outside of our control, including the following:

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unanticipated ground and water conditions;

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adverse claims to water rights and shortages of water to which we have rights;

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adjacent land ownership that results in constraints on current or future mine operations;

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geological problems, including earthquakes and other natural disasters;

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metallurgical and other processing problems;

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unusual or unexpected rock formations;

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ground or slope failures;

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structural cave-ins or slides;

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flooding or fires;

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rock bursts;

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equipment failures;

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periodic interruptions due to inclement or hazardous weather conditions or operating conditions and other force majeure events;

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lower than expected ore grades or recovery rates;

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accidents;

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delays in the receipt of or failure to receive necessary government permits;

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the results of litigation, including appeals of agency decisions;

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delays in transportation;

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interruption of energy supply;

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labor disputes;

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inability to obtain satisfactory insurance coverage;

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the availability of drilling and related equipment in the area where mining operations will be conducted; and

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the failure of equipment or processes to operate in accordance with specifications or expectations.

These risks could result in damage to, or destruction of, our mines, and our roasting and processing facilities, resulting in partial or complete shutdowns, personal injury or death, environmental or other damage to our properties or the properties of others, delays in mining, reduced production, monetary losses and potential legal liability. Milling operations are subject to hazards, such as equipment failure or failure of retaining dams around tailings disposal areas that may result in personal injury or death, environmental pollution and consequential liabilities.

Our insurance will not cover all the potential risks associated with our operations. In addition, although certain risks are insurable, we may be unable to maintain insurance to cover these risks at economically feasible premiums. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards that may not be insured against or that we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our business. Furthermore, should we be unable to fund fully the cost of remedying an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Shortages of critical parts, equipment and skilled labor may adversely affect our operations and development projects.

The mining industry has been impacted by increased demand for critical resources such as input commodities, drilling equipment, tires and skilled labor. These shortages have, at times, impacted the efficiency of our operations and resulted in cost increases and delays at the Endako Mine and the construction of Mt. Milligan. Such cost increases and delays affect operating costs, capital expenditures and production and construction schedules.

The temporary shutdown of any of our operations could expose us to significant costs and adversely affect our access to skilled labor.

From time to time, we may have to temporarily shut down one or more of our mines or our Langeloth Facility if they are no longer considered commercially viable. There are a number of factors that may cause our operations to be no longer commercially viable, many of which are beyond our control. These factors include adverse changes in interest rates or currency exchange rates, decreases in the price of molybdenum or the market rates for treatment and refining charges, increases in concentrate transportation costs and increases in labor costs. In addition, we must periodically shut down equipment at our Langeloth Facility temporarily for routine maintenance. A six-week shutdown of the acid plant at our Langeloth Facility is scheduled to occur in July 2012. During such temporary shutdowns, we will have to continue to expend capital to maintain the plant and equipment. We may also incur significant labor costs as a result of a temporary shutdown if we are required to give employees notice prior to any layoff or to pay severance for any extended layoff. Furthermore, temporary shutdowns may adversely affect our future access to skilled labor, as employees who are laid off may seek employment elsewhere.

In addition, if our operations are shut down for an extended period of time, we may be required to engage in environmental remediation of the plant sites or accelerated reclamation of our mines, which would require us to incur additional costs. The costs of ramping up production at one of our operations following a temporary shutdown could be significant. Given the costs involved in a temporary shutdown of our operations, we may instead choose to continue to operate those operations at a loss. Such a decision could have a material adverse effect on our results of operations and financial condition.

Increased operating costs could affect our profitability.

Costs at any particular mining location are subject to variation due to a number of factors, such as changing ore grade, changing metallurgy and revisions to mine plans in response to the physical shape and location of the ore body. In addition, costs at our mines and at our Langeloth Facility are affected by the price of input commodities, such as fuel, electricity, labor, chemical reagents, explosives, steel and concrete. Commodity costs are, at times, subject to volatile price movements, including increases that could make production at certain operations less profitable and changes in laws and regulations affecting their price, use and transport. Reported costs may also be affected by changes in accounting standards. A material increase in costs at any significant location could have a significant effect on our profitability and operating cash flow.

We are subject to substantial government regulation. Changes to regulation or more stringent implementation could have a material adverse effect on our results of operations and financial condition.

Our mining, processing, development and mineral exploration activities are subject to various laws governing prospecting, development, production, taxes, labor standards and occupational health, mine safety, toxic substances and other matters. Mining and exploration activities are also subject to various laws and regulations relating to the protection of the environment. No assurance can be given that we will remain in compliance with applicable regulations or that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could limit or curtail production or development of our properties. Amendments to current laws and regulations governing our operations and activities or more stringent implementation thereof could have a material adverse effect on our business, financial condition and results of operations.

Over the course of the last several years, significant new corporate governance and disclosure regulations and requirements have been adopted by U.S. federal and state and Canadian federal and provincial governments as well as the Toronto Stock Exchange ("TSX") and New York Stock Exchange ("NYSE"), on which our common stock is listed. We are required to expend significant resources to monitor and implement these new rules and regulations. These additional compliance costs and related diversion of the attention of management and key personnel could have a material adverse effect on our business, financial condition and results of operations.

We are required to obtain government permits in order to conduct operations.

Government approvals and permits are currently required in connection with all of our operations, and further approvals and permits may be required in the future. We must obtain and maintain a variety of licenses and permits, including air quality control, water quality, water rights, dam safety, electrical, transportation and municipal licenses. The duration and success of our efforts to obtain permits are contingent upon many variables outside of our control. Obtaining governmental permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed our estimates or that we will be able to maintain such permits. To the extent such approvals are required and not obtained or maintained, our operations may be curtailed, or we may be prohibited from proceeding with planned exploration, development or operation of mineral properties.

Our Langeloth Facility is currently operating with a National Pollutants Discharge Elimination System ("NPDES") permit and Title V air quality permit, the terms of which have expired. However, the Langeloth Facility is authorized to continue to operate under its existing permits until renewed permits are issued. In March 2011, the Pennsylvania Department of Environmental Protection ("PaDEP") submitted to us a draft of a new air quality permit for the Langeloth Facility. We requested revisions to such draft permit, which are currently under review by PaDEP. If a new air quality or NPDES permit is not issued or, if issued and final, contains more onerous requirements with which we must comply, we might be required to install costly new pollution control equipment or to curtail or cease our operations, and our business may be adversely affected. Violations of the existing, or new, air quality or NPDES permit conditions at the Langeloth Facility could result in a range of criminal and civil penalties under the federal Clean Water Act and Clean Air Act or the Pennsylvania Clean Streams Law or Air Pollution Control Act.

Our TC Mine is also currently operating with an expired NPDES permit. The TC Mine is authorized by federal regulation to continue to operate under its existing permit until the renewed permit is issued. If a renewed NPDES permit is not issued or, if issued and final, contains more onerous requirements with which we must comply, we might be required to install costly new pollution control equipment or to curtail or cease our operations, and our business may be adversely affected. Violations of the existing, or any new, NPDES permit conditions at the TC Mine could result in a range of criminal and civil penalties under the federal Clean Water Act.

In order to operate the mine at Mt. Milligan, we will require an authorization from Fisheries and Oceans Canada in Canada allowing us to release tailings into Mt. Milligan's new tailings dam. We have applied for this permit, but it has not yet been obtained. There can be no assurance that this permit will be obtained on acceptable terms or at all.

Obtaining and maintaining the various permits for our mine development operations and exploration projects, including the Berg property and the Davidson property, will be complex, time-consuming and expensive. Changes in a mine's design, production rates, quality of material mined and many other matters often require submission of the proposed changes for agency approval prior to implementation, and these may not be obtained. In addition, changes in operating conditions beyond our control, changes in agency policy and federal and state laws, litigation initiated by First Nations and/or other parties or community opposition could further affect the successful permitting of operations.

Major network failures could have an adverse effect on our business.

Major equipment failures, natural disasters including severe weather, terrorist acts, acts of war, cyber attacks or other breaches of network systems or security that affect computer systems within our network could disrupt our business functions, including our production activities. Our mines and mills are automated and networked such that a cyber incident involving our information systems and related infrastructure could negatively impact our operations. A corruption of our financial or operational data or an operational disruption of our production infrastructure could, among other potential impacts, result in: (i) loss of production or accidental discharge; (ii) expensive remediation efforts; (iii) distraction of management; (iv) damage to our reputation or our relationship with customers; or (v) events of noncompliance, which events could lead to regulatory fines or penalties. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Our mining production depends on the availability of sufficient water supplies.

Our operations require significant quantities of water for mining, ore processing and related support facilities. Continuous production at our mines depends on our ability to maintain our water rights and claims. Although each operation has sufficient water rights and claims to cover current operational demands, we cannot predict the potential outcome of pending or future legal proceedings on our water rights, claims and uses. The failure to obtain needed water permits, the loss of some or all water rights for any of our mines, in whole or in part, or shortages of water to which we have rights could require us to curtail or close mining production and could prevent us from pursuing expansion opportunities.

We own certain assets through joint ventures, and any disagreement or failure of partners to meet obligations could have a material adverse effect on our results of operations and financial condition.

The Endako Mine is operated as a joint venture (the "Endako Mine Joint Venture") between Thompson Creek Mining Ltd., one of our subsidiaries, which holds a 75% interest, and Sojitz Moly Resources, Inc. (formerly named Nissho Iwai Moly Resources, Inc. (Canada) ("Sojitz")), which holds the remaining 25% interest. As a result of the Endako Mine Joint Venture, our interest in the Endako Mine is subject to the risks normally associated with the conduct of joint ventures. While we are the operator of the Endako Mine, Sojitz has certain consent and veto rights pursuant to the Endako Mine Joint Venture. Any disagreement between us and Sojitz or Sojitz's failure to meet its obligations to the joint venture could have a material adverse impact on our profitability or the viability of our interests held through joint ventures, which could have a material adverse impact on our future cash flows, earnings, results of operations and financial condition.

Intense competition could reduce our market share or harm our financial performance.

The mining industry is intensely competitive, and we compete with many companies that have more financial and technical resources. Since mines have a limited life, we must compete with others who seek mineral reserves through the acquisition of new properties. In addition, we also compete for the technical expertise needed to find, develop, and operate such properties, the labor to operate the properties, and the capital for the purpose of funding such properties. Many competitors not only explore for and mine metals, but conduct refining and marketing operations on a global basis. Such competition may result in our being unable to acquire desired properties, to recruit or retain qualified employees or to acquire the capital necessary to fund our operations and develop our properties. We also compete with manufacturers of substitute materials or products for which molybdenum is typically used.

Existing or future competition in the mining industry could materially adversely affect our prospects for mineral exploration and success in the future. In addition, some of our competitors may have an advantageous market position and have greater financial and other resources and may, therefore, be able to better withstand poor and volatile market conditions, obtain financing on better terms and attract better or more qualified employees, any of which may have an adverse impact on our business, financial condition and results of operations.

We are dependent upon key management personnel and executives.

We are dependent upon a number of key management personnel. Our ability to manage our exploration, development and operating activities, and hence our success, depend in large part on the efforts of these individuals. We face intense competition for qualified personnel, and there can be no assurance that we will be able to attract and retain such personnel. We do not maintain "key person" life insurance. Accordingly, the loss of the services of one or more of such key management personnel could have a material adverse effect on our business.

From time to time, some of our directors and officers may be involved with other natural resource companies.

Certain of our directors and officers also serve or may in the future serve as directors and/or officers of other companies involved in natural resource exploration and development, and consequently there exists the possibility for such directors and officers to be in a position of conflict. As a result of any such conflict, we may miss the opportunity to participate in certain transactions, which may have a material adverse effect on our business.

Our business depends on good relations with our employees.

Production at our operations depends on the efforts of our employees. On April 1, 2011, we entered into a collective bargaining agreement with the union representing certain hourly workers at the Endako Mine. The Langeloth Facility also has certain unionized employees. The union agreements for the Endako Mine and the Langeloth Facility both expire in March 2013. Although our unionized employees have agreed to "no-strike" clauses in their respective union agreements, there can be no assurance that the Endako Mine and the Langeloth Facility will not suffer from work stoppages. A strike, lockout or other work stoppage at one or both of these operations could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that one or both union agreements will be renewed on a timely basis and on terms favorable to us. Further, changes in governmental regulations relating to labor relations, or otherwise in our relationship with our employees, including our unionized employees, may result in strikes, lockouts or other work stoppages, any of which could have a material adverse effect on our business, results of operations and financial condition.

Environmental risks

We must comply with comprehensive environmental statutes, regulations and other governmental controls, and we face significant environmental risks.

All phases of our operations are subject to environmental regulation. In Canada and the United States, environmental laws provide for, among other things, restrictions and prohibitions on spills, releases, emissions and discharges of various substances produced in association with, or resulting from, our operations. These laws also require that facility sites and mines be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such laws, including without limitation, detailed monitoring and reporting requirements, can require significant expenditures, and an exceedance of a permit limitation or failure to comply with a permit requirement, may result in the imposition of fines and penalties, some of which may be material. Companies engaged in the exploration, development and operation of mineral properties generally experience increased costs and delays as a result of the need to comply with applicable laws, regulations and permits.

For example, a proposed expansion of our TC Mine and land exchange is subject to environmental analysis and preparation of an environmental impact statement ("EIS") pursuant to the federal National Environmental Policy Act ("NEPA"). The U.S. Bureau of Land Management ("BLM") is the lead agency for preparation of the EIS and other federal and state agencies are cooperating agencies. If and when completed, the EIS would be the basis for Records of Decision to approve our proposed Mine Plan of Operations, a land exchange with the BLM (including a related amendment of the Resource Management Plan for the BLM's Challis Resource Area) and issuance of a permit under section 404 of the Clean Water Act by the U.S. Army Corps of Engineers. There is no assurance that the EIS will be completed or completed on terms and conditions acceptable to us. The agencies' preferred alternatives in the EIS may include terms and conditions that impose regulatory or reclamation requirements that will materially increase our costs during operations and closure of the TC Mine. Moreover, litigation may be filed challenging the NEPA process for the mine expansion or the land exchange, or the result thereof, which could materially increase our costs, or prevent or delay our ability to implement the expansion or the land exchange.

Environmental regulation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for noncompliance, more stringent environmental assessments of proposed projects, and a heightened degree of training and responsibility for companies and their officers, directors and employees. Existing or future environmental regulation could have a material adverse effect on our business, financial condition and results of operations. We own or have owned, manage or have been in care or control of properties that may result in a requirement to remediate such properties that could involve material costs. In addition, environmental hazards may exist on the properties on which we hold interests that are unknown to us at present and that have been caused by previous or existing owners or operators of the properties. We may also acquire properties with environmental risks, and the indemnification proceeds we receive from the entity we acquire such properties from, if any, may not be adequate to pay all the fines, penalties and costs (including costs of remediation or removal and related response costs) incurred at or related to such properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including compliance and other orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, operation or administration costs, or other remedial actions. Parties engaged in mining operations, including us, may be required to compensate those suffering loss or damage to person or property by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in exploration expenses, remedial and reclamation obligations, capital expenditures or production costs, reduction in levels of production at producing properties, or abandonment of or delays in development of new mining properties.

Regulation of greenhouse gas emissions effects and climate change issues may adversely affect our operations and markets.

Global climate change continues to attract considerable public, scientific and regulatory attention, and greenhouse gas emission regulation is becoming more stringent. As energy, including energy produced from the combustion of carbon-based fuels, is a significant input to our mining and processing operations, we must also comply with emerging climate change regulatory requirements, including programs to reduce greenhouse gas emissions. Our principal energy sources are electricity, purchased petroleum products and natural gas. In addition, our processing facilities and mobile mining equipment emit carbon dioxide.

On July 1, 2008, the Province of British Columbia introduced a carbon tax on the purchase or use of fossil fuels within the province. As of July 1, 2010, the carbon tax rate is equal to $20 per tonne of carbon dioxide equivalent emissions, increasing by $5 per tonne each year for the next two years to $30 per tonne in 2012. Our Endako Mine and Mt. Milligan are located in British Columbia, and the carbon tax may have a material impact on our energy and compliance costs.

British Columbia is also a partner in the Western Climate Initiative ("WCI"), a collaboration among various Canadian provinces and U.S. states that seeks to reduce overall greenhouse gas emissions through a regional cap-and-trade program. The program has not commenced trading and British Columbia is not expected to decide on its participation in the program until after a provincial election is held in mid-2013. However, if British Columbia decides to join the program, regulated facilities emitting carbon dioxide in excess of the threshold amount ultimately determined for the program will be subject to the cap.

The U.S. federal and state governments may also enact an emission trading or similar program for greenhouse gas emissions, which could significantly increase our energy and regulatory compliance costs. For example, the U.S. federal government has considered legislation to reduce greenhouse gas emissions through a cap-and-trade system of allowances and credits, among other provisions. In addition, the U.S. Environmental Protection Agency has developed final rules requiring certain emitters of greenhouse gases to collect and report data with respect to their greenhouse gas emissions. Also, several states are involved with WCI and other similar multi-state collaborations designed to address greenhouse gas emissions on a regional level.

We are in the process of evaluating the potential impacts on our operations of these new and potential regulations. Either a carbon tax or a cap-and-trade program will likely result in increased future energy costs. The regulations will also likely increase our compliance costs. For example, we may be required to install new equipment to reduce emissions from our processing facilities in order to comply with new regulatory standards or to mitigate the financial impact of a new climate change program. We also may be subject to additional and extensive monitoring and reporting requirements. It is uncertain at this time how provincial and regional initiatives will interact with any federal climate change regulations.

The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the unique geographic circumstances associated with each of our facilities. These may include changes in weather and rainfall patterns, water shortages, changing storm patterns and intensities and changing temperatures. For example, these physical impacts could require us to curtail or close mining production and could prevent us from pursuing expansion opportunities. These effects may adversely impact the cost, production and financial performance of our operations.

We must remove and reduce impurities and toxic substances naturally occurring in molybdenum and comply with applicable law relating thereto, which could result in remedial action and other costs.

Mineral ores and mineral products, including molybdenum ore and molybdenum products, contain naturally occurring impurities and toxic substances. Although we have implemented procedures that are designed to identify, isolate and safely remove or reduce such impurities and substances, such procedures require strict adherence and no assurance can be given that employees, contractors or others will not be exposed to or be affected by such impurities and toxic substances, which may subject us to liability. Standard operating procedures may not identify, isolate and safely remove or reduce such substances. Even with careful monitoring and effective control, there is still a risk that the presence of impurities or toxic substances in our products may result in such products being rejected by our customers, penalties being imposed due to such impurities or the products being barred from certain markets. Such incidents could require remedial action and could result in curtailment of operations. Legislation requiring manufacturers, importers and downstream users of chemical substances, including metals and minerals, to establish that the substances can be handled and used without negatively affecting health or the environment may impact our operations and markets. These potential compliance costs, litigation expenses, regulatory delays, remediation expenses and operational costs could negatively affect our financial results.

Changes to the labeling of certain of our products could have a material adverse effect on our results of operations and financial condition.

In December 2006, the European Union ("EU") member states adopted new chemical management legislation known as Registration, Evaluation, and Authorization of Chemicals ("REACH"). REACH applies to all chemical substances manufactured or imported into the EU in quantities of one metric ton or more annually and requires the registration of approximately 30,000 chemical substances with the European Chemicals Agency. Such registration entails the filing of extensive data on the potential risks to human health and the environment of such chemical substances. As a result of such registration, we are required to label our products imported into the EU in accordance with the product classifications mandated by REACH.

Pursuant to REACH, two of our products, pure molybdenum tri-oxide and tech oxide, have been classified as potential carcinogens. Under REACH, we are required to modify our material data sheets and labeling for such products to reflect this new classification. While REACH applies only to the EU, we have adopted a uniform system of labeling, and as such will use the REACH-compliant material data sheets and product labels worldwide.

Due to the product labeling requirements under REACH, our employees and/or our customers could raise claims against us regarding the safety of our products and the potentially carcinogenic effects they may have. There can also be no assurance that, in the wake of the new REACH classification, government regulators in the jurisdictions in which we do business will not impose more restrictive regulations on us with respect to the manufacture, sale and/or handling of our products. Any such claims or new regulations could have a material adverse effect on our results of operations or financial condition.

Risks related to the notes and guarantees

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and guarantees.

After this offering, we will have a significant amount of indebtedness. As of March 31, 2012, after giving effect to the Transactions, our total debt would have been approximately $573.2 million (without including the amortizing notes that form part of the tMEDS), and we would have had unused commitments of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), and unused commitments of $123.8 million under the Caterpillar equipment financing facility. Although we do not record it as indebtedness, we also have $409.6 million in deferred revenue under our Gold Stream transaction described in "Description of other indebtedness and deferred revenue—Gold Stream transaction" and in note 11 to our audited consolidated financial statements for the year ended December 31, 2011 and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 40% of the payable gold produced from Mt. Milligan. The notes and guarantees would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

Subject to the limits contained in the credit agreement governing our revolving credit facility, the indenture that governs our outstanding 7.375% Senior Notes due 2018, the indenture that will govern the notes, and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important negative consequences to the holders of the notes, including:

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making it more difficult for us to satisfy our obligations with respect to the notes and guarantees and our other debt;

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limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

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requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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increasing our vulnerability to general adverse economic and industry conditions;

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exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our revolving credit facility, are at variable rates of interest;

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limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

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placing us at a disadvantage compared to other, less leveraged competitors; and

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increasing our cost of borrowing.

In addition, our revolving credit facility, our Caterpillar equipment financing facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 contain, and the indenture that will govern the notes will contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Our revolving credit facility, and the indenture that governs our outstanding 7.375% Senior Notes due 2018 restrict, and the indenture that will govern the notes will restrict, our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

In addition, we conduct substantially all of our operations through our subsidiaries, certain of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the credit agreement governing our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 limit, and the indenture that will govern the notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes or our outstanding 7.375% Senior Notes due 2018 could declare all outstanding principal and interest to be due and payable, the lenders under our revolving credit facility and the Caterpillar equipment financing facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur additional debt. This could further exacerbate the risks to our financial condition described above.

As of March 31, 2012, we had unused commitments of $275.5 million (after giving effect to $24.5 million of outstanding letters of credit) under our revolving credit facility and unused commitments of $123.8 million under our Caterpillar equipment financing facility. Any additional borrowings under these facilities would be secured indebtedness, and the lenders under these facilities are entitled to recover their shares of any proceeds of the underlying collateral distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company, prior to any distributions of these proceeds to you.

Although our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 contain, and the indenture that will govern the notes will contain, restrictions on the incurrence of additional indebtedness, these restrictions contain exceptions and do not prevent us from incurring obligations that do not constitute indebtedness. Although we do not record it as indebtedness, we have $409.6 million in deferred revenue under our Gold Stream transaction and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. These amounts are and would be secured by an interest in the gold we expect to produce at Mt. Milligan. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes and the guarantees would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets. See "Description of other indebtedness and deferred revenue" and "Description of notes."

Our revolving credit facility and the Caterpillar equipment financing facility contain covenants that require us to maintain certain financial metrics and ratios, and our revolving credit facility, the indenture that governs our outstanding 7.375% Senior Notes due 2018 and the indenture that will govern the notes and guarantees contain covenants that restrict our current and future operations and limit our flexibility and ability to respond to changes or take certain actions.

Our revolving credit facility and the indenture that governs our outstanding 7.375% Senior Notes due 2018 contain, and the indenture that will govern the notes will contain, certain restrictive covenants that impose significant operating and financial restrictions on us and, in some circumstances, limit our ability to engage in actions that may be in our long-term best interest, including, among other things our ability to:

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incur additional debt;

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sell, lease or transfer our assets;

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pay dividends or make other distributions or repurchase or redeem capital stock;

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prepay, redeem or repurchase certain debt;

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make loans or investments;

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enter into agreements restricting our subsidiaries' ability to pay dividends;

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make capital expenditures and investments;

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guarantee debts or obligations;

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create liens;

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enter into transactions with our affiliates; and

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enter into certain merger, consolidation or other reorganizations transactions.

These restrictions could limit our ability to obtain future financing, make acquisitions, grow in accordance with our strategy or secure the needed working capital to withstand future downturns in our business or the economy in general, or otherwise take advantage of business opportunities that may arise, any of which could place us at a competitive disadvantage relative to our competitors that may have less debt and are not subject to such restrictions.

A breach of the covenants under our revolving credit facility or the Caterpillar equipment financing facility may cause us to be in default under these facilities.

Our revolving credit facility requires us to maintain compliance with financial covenants for as long as the facility is in place. After giving effect to the Credit Facility Amendment described in "Description of other indebtedness and deferred revenue—Revolving credit facility," our revolving credit facility will require us to maintain compliance with financial covenants measuring maximum secured leverage and minimum liquidity. The Credit Facility Amendment will suspend the consolidated leverage ratio and consolidated interest coverage ratio under the revolving credit facility through the fiscal quarter ending December 31, 2013, but those ratios will apply following that date. In addition, the Caterpillar equipment financing facility requires us to maintain compliance with financial covenants, including those in our revolving credit facility through completion of Mt. Milligan. See "Description of other indebtedness and deferred revenue."

A breach of the financial covenants under our revolving credit facility and, therefore, the Caterpillar equipment financing facility could result in an event of default under such indebtedness. In addition, the lenders under our revolving credit facility could either refuse to lend additional funds to us or could accelerate the repayment of any outstanding borrowings under our revolving credit facility, and the lender under the Caterpillar equipment financing facility could: (i) terminate our lease of equipment purchased by the lender; (ii) terminate the lender's obligation to purchase additional equipment and lease such equipment; (iii) accelerate the payment of all lease payments unpaid, together with default interest; (iv) accelerate the payment of the balance of the purchase price for equipment which would have been due and payable from the date of termination and (v) foreclose on the equipment purchased and leased under the facility and apply the proceeds from the sale of such equipment to any shortfall in the payment by us of amounts due to the lender under the facility.

The termination of the Caterpillar equipment financing facility could cause significant delays in the construction of Mt. Milligan, which could result in a material adverse effect on our operating results and financial condition. If we were to default under our revolving credit facility or the Caterpillar equipment financing facility, we may not have sufficient assets to repay such indebtedness, nor may we have access to sufficient alternative sources of funds to the extent that borrowings under our revolving credit facility would be restricted. If we are unable to repay the indebtedness, the lenders could initiate a bankruptcy proceeding against us or collection proceedings with respect to our assets, all of which secure our indebtedness under our revolving credit facility, including the equipment purchased by the lender and leased to us under the Caterpillar equipment financing facility. A default under our revolving credit facility will trigger cross defaults in the Caterpillar equipment financing facility, and vice versa, and could also trigger cross defaults in the indenture that governs our outstanding 7.375% Senior Notes due 2018, the indenture that will govern the notes and other material agreements.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings pursuant to our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all availability pursuant to our revolving credit facility and the Caterpillar equipment financing facility is fully drawn, each quarter point change in interest rates would result in an approximately $1.08 million change in annual interest expense on our indebtedness. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our other indebtedness, or the remedies sought by the holders of the indebtedness, could prevent us from paying the required principal and interest payments on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in our debt instruments, we could be in default under the terms of the agreements governing our other indebtedness. In the event of such a default:

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the holders of the indebtedness may be able to cause all of our available cash flow to be used to pay the indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

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we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to amend or modify the agreements governing our indebtedness or seek concessions from the holders of the indebtedness.

The notes will be effectively subordinated to our and our subsidiary guarantors' indebtedness under our revolving credit facility and the Caterpillar equipment financing facility, and our obligations under the Gold Stream transaction.

The notes will not be secured by any of our or our subsidiary guarantors' assets. As a result, the notes and the guarantees will be effectively subordinated to our and our subsidiary guarantors' indebtedness under our revolving credit facility with respect to the assets that secure that indebtedness and to our indebtedness under the Caterpillar equipment financing facility with respect to the equipment that secures such indebtedness. As of March 31, 2012, we had $24.5 million in letters of credit outstanding under our revolving credit facility, resulting in total unused availability of approximately $275.5 million. As of March 31, 2012, we also had unused availability of $123.8 million under our Caterpillar equipment financing facility, and we may incur additional secured debt in the future. In addition, although we do not record it as indebtedness, we have $409.6 million in deferred revenue under our Gold Stream transaction and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under our agreement with Royal Gold, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 40% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or the subsidiary guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under our revolving credit facility and the Caterpillar equipment financing facility and the other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

The notes will be guaranteed by each of our existing and subsequently acquired or organized subsidiaries that guarantee the revolving credit facility or that, in the future, guarantee our other indebtedness or indebtedness of another guarantor in an aggregate principal amount that exceeds $25.0 million. In the event of certain reorganizations permitted by our revolving credit facility, the indenture that governs our outstanding 7.375% Senior Notes due 2018 and the indenture that will govern the notes, our new parent will be required to guarantee the notes to the extent it guarantees our revolving credit facility. Our subsidiaries that do not guarantee the notes will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

In addition, the indenture that governs our outstanding 7.375% Senior Notes due 2018 permits and the indenture that will govern the notes will permit, subject to some limitations, our restricted subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our restricted subsidiaries.

Some of our subsidiaries will be unrestricted subsidiaries and will not be subject to the covenants of the indenture. On the issue date, these subsidiaries will be Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited. Our Howard's Pass and Maze Lake properties are held by certain of these subsidiaries. The holders of the notes and guarantees will not have the benefit of any cash generated by our Howard's Pass property or our Maze Lake property unless the subsidiaries that own these properties distribute cash to Thompson Creek or the subsidiary guarantors.

For the twelve months ended March 31, 2012, our non-guarantor subsidiaries represented 0.0% of our net revenues, and 0.01% of our operating income. As of March 31, 2012, our non-guarantor subsidiaries represented 0.5% of our total assets and had $5.3 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

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the designation of that subsidiary guarantor as an unrestricted subsidiary;

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the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

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the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes or guarantees will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes or guarantees. See "Description of notes—Note guarantees."

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under our revolving credit facility (and indirectly, therefore, under the Caterpillar equipment financing facility), a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the credit agreement and terminate their commitments to lend.

The source of funds for any purchase of the notes and repayment of borrowings under our revolving credit facility or Caterpillar equipment financing facility would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement governing our revolving credit facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a "change of control" that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of notes—Repurchase at the option of holders—Change of control."

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

The definition of change of control in the indenture that will govern the notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal, state and Canadian fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from U.S. state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•
we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•
the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•
we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the guarantor's ability to pay as they mature; or

•
we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our guarantors' other debt. In general, however, a court would deem an entity insolvent if:

•
the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay or has not paid its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the notes to repay any amounts received. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes or guarantees. Further, the avoidance of the notes or guarantees could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

Finally, as a court of equity, the U.S. bankruptcy court may subordinate the claims in respect of the notes or guarantees to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes or guarantees engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes or guarantees and (3) equitable subordination is not inconsistent with the provisions of the U.S. bankruptcy code.

Canadian fraudulent transfer laws generally have similar implications in respect of the notes and the guarantees of the notes, but in certain circumstances may be more favorable to you.

Canadian bankruptcy and insolvency laws may impair the trustees' ability to enforce remedies under the guarantee of guarantors organized under Canadian law.

The rights of the trustees who represent the holders of the notes and guarantees to enforce remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to any guarantor organized under Canadian law. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

The powers of the court under the Bankruptcy and Insolvency Act (Canada), and particularly under the Companies' Creditors Arrangement Act (Canada), have been interpreted and exercised broadly so as to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the guarantees would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustees could exercise their rights under the indenture that will govern the notes or whether and to what extent holders of the notes or guarantees would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the respective trustees.

Active trading markets for the notes may not develop, which could make it more difficult for holders of the notes to sell their notes and/or result in a lower price at which holders would be able to sell their notes.

There is currently no established trading market for the notes, and the notes will not be listed on any exchange or quoted on any automated dealer quotation system. A liquid market may not develop for the notes, which may affect the ability of the holders of the notes to sell their notes or the prices at which such holders would be able to sell their notes. If such markets were to exist, the notes could trade at prices that may be lower than the initial market values of the notes depending on many factors, including prevailing interest rates and our business performance. Certain of the underwriters have advised us that they currently intend to make a market in the notes after the consummation of this offering, as permitted by applicable laws and regulations. However, none of the underwriters is obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. See "Underwriting."

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may affect the market value of our notes offered hereby.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. As a result, real or anticipated changes in our credit ratings will generally affect the market value of the notes. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

We expect that Standard & Poor's and Moody's will downgrade our corporate credit ratings in light of our expected increase in indebtedness as a result of this offering and the concurrent tMEDS offering. Any downgrade by either Standard & Poor's or Moody's may result in higher borrowing costs.

Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

The notes may be issued with original issue discount for U.S. federal income tax purposes.

The notes may be issued with OID for U.S. federal income tax purposes. If the notes are issued with OID, U.S. holders will be required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof and regardless of such holders' method of accounting for U.S. federal income tax purposes. See "Certain material United States federal income tax considerations."

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture that will govern the notes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•
the original issue price for the notes; and

•
the unpaid portion of any OID that does not constitute "unmatured interest" for purposes of the U.S. bankruptcy code.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture that will govern the notes, even if sufficient funds are available.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $194.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. In addition, we estimate that the net proceeds from the concurrent tMEDS offering will be approximately $192.6 million (or $221.7 million if the underwriters exercise their over-allotment option in full in connection with our concurrent tMEDS offering).

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent tMEDS offering, cash from operations and funds from prior financing arrangements, to complete construction of our Mt. Milligan copper-gold mine. Any residual funds, after completion of construction, will be allocated to our working capital.

The concurrent tMEDS offering is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the concurrent tMEDS offering. Concurrently with the closing of this offering, we will enter into the Credit Facility Amendment. The Credit Facility Amendment provides for certain changes to the negative covenants in our revolving credit facility to permit the issuance of the notes and the tMEDS, and the effectiveness of the Credit Facility Amendment is conditioned upon the consummation of this offering and the concurrent tMEDS offering. We will incur a fee of approximately $1.8 million in connection with the Credit Facility Amendment, which fee has been included in our estimates of the net proceeds of this offering and the concurrent tMEDS offering.

 Capitalization

The following table sets forth our unaudited cash and cash equivalents and capitalization as of March 31, 2012, on:

•
an actual basis;

•
an as adjusted basis to give effect to the sale of the notes offered hereby; and

•
an as further adjusted basis to give effect to the sale of $200,000,000 aggregate stated amount of tMEDS in the concurrent tMEDS offering. See "Summary—The Transactions."

These "As adjusted" and "As further adjusted" amounts do not reflect the use of proceeds contemplated hereby. See "Use of proceeds." You should read this table along with our consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

The tMEDS offering is not contingent on the completion of this offering, and this offering is not contingent upon the completion of the tMEDS offering. There can be no assurance as to the actual aggregate principal amount of notes that will be issued in this offering or as to the aggregate stated amount of tMEDS that will be issued in the concurrent tMEDS offering.

	As of March 31, 2012
(U.S. dollars in millions)	Actual	As adjusted	As further adjusted

			(unaudited)
Cash and cash equivalents	$162.7	$357.3	$550.0

Long-term debt(1):
Revolving credit facility(2)	$—	$—	$—
Caterpillar equipment financing facility(3)	8.2	8.2	8.2
Equipment loans	14.7	14.7	14.7
7.375% Senior Notes due 2018	350.0	350.0	350.0
% amortizing notes that are components of the tMEDS offered concurrently(4)	—	—	33.0
% Senior Notes due 2019 offered hereby	—	200.0	200.0
Other debt	0.3	0.3	0.3

Total debt	$373.2	$573.2	$606.2

Shareholders' equity
Common stock, no par value, unlimited shares authorized and 168,077,396 issued and outstanding as of March 31, 2012(5)	$1,015.2	$1,015.2	$1,015.2
Additional paid-in capital(6)	53.6	53.6	214.4
Retained earnings	639.7	639.7	639.7
Accumulated other comprehensive income	51.4	51.4	51.4

Total shareholders' equity	$1,759.9	$1,759.9	$1,920.7

Total capitalization	$2,133.1	$2,333.1	$2,526.9

(1)   Although we do not record it as indebtedness, we also have $409.6 million in outstanding deferred revenues under our Gold Stream transaction described in "Description of other indebtedness and deferred revenue—Gold Stream transaction" and note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K and $171.9 million in remaining proceeds of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. These amounts are and would be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 40% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

(2)   As of March 31, 2012, we had available borrowings of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), all of which, if borrowed, would be secured. See "Description of other indebtedness and deferred revenue—Revolving credit facility" for a description of this facility.

(3)   As of March, 31, 2012, we had available borrowings of $123.8 million under our Caterpillar equipment financing facility, all of which, if borrowed, would be secured by the equipment financed with those borrowings. See "Description of other indebtedness and deferred revenue—Caterpillar equipment financing facility" for a description of this facility.

(4)   Each tMEDS will include an amortizing note, as described in "Summary—The Transactions." The exact amount of the principal amount of these amortizing notes will not be determined until the pricing of the tMEDS offering. We have assumed that 16.5% of the stated amount of the tMEDS will be represented by the amortizing notes. For each additional 1% of the stated amount of the tMEDS represented by the amortizing note, we would incur an additional $2.0 million of indebtedness.

(5)   The "As adjusted" and "As further adjusted" share numbers do not include shares of common stock issuable upon settlement of the purchase contracts that are components of the tMEDS.

(6)   Each tMEDS will include a purchase contract, as described in "Summary—The Transactions." We will account for the purchase contracts that are components of the tMEDS as equity and will record the initial fair value of these purchase contracts, net of the underwriting discounts and commissions and estimated offering expenses allocated to the purchase contracts, as additional paid-in capital. The exact amount we record as additional paid-in capital will not be determined until the pricing of the tMEDS offering and our determination of the final offering expenses. See footnote (4) above. We have assumed that 83.5% of the stated amount of the tMEDS will be represented by the purchase contracts and assumed the underwriting discounts and commissions and estimated offering expenses allocated to the purchase contracts.

 Ratio of earnings to fixed charges

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed changes, earnings consist of income (loss) before income and mining taxes, as adjusted to include fixed charges. Fixed charges consist of interest expense (including amounts capitalized), amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Three months ended March 31, 2012	Three months ended March 31, 2011	Fiscal year ended December 31,
			2011		2010		2009	2008		2007

Ratio of earnings to fixed charges	(1)	109.4	59.3	x	134.9	x	(2)	20.6	x(3)	5.8	x

(1)   For the three months ended March 31, 2012, earnings were insufficient to cover fixed charges by $11.0 million.

(2)   For the fiscal year ended December 31, 2009, earnings were insufficient to cover fixed charges by $54.0 million.

 Included in earnings for the year ended December 31, 2009 was a non-cash charge related to the change in fair value of our warrants of $93.4 million. This charge was the result of our adopting new accounting rules that were not effective until January 1, 2009.

(3)   The earnings for the year ended December 31, 2008 included a charge of $68.2 million related to the write-down of goodwill.

We direct Canadian investors to the section of the Canadian version of this prospectus supplement entitled "Additional information for Canadian investors" for more information on our earnings coverage ratio.

Description of other indebtedness and deferred revenue

Other indebtedness

As of March 31, 2012, after giving effect to the Transactions, our total debt would have been approximately $573.2 million (without including the amortizing notes that form part of the tMEDS offered in the concurrent tMEDS offering), and we would have had unused commitments of $275.5 million under our revolving credit facility (after giving effect to $24.5 million of outstanding letters of credit), and unused commitments of $123.8 million under the Caterpillar equipment financing facility. Although we do not record it as indebtedness, we also have $409.6 million in deferred revenue under our Gold Stream transaction described below and in note 11 to our audited consolidated financial statements for the year ended December 31, 2011 and an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

Revolving credit facility

During the fourth quarter of 2010, we entered into a senior secured revolving credit agreement, the key terms of which are described below. Such description is not complete and is qualified in its entirety by reference to the complete text of the underlying credit agreement and guarantee and collateral agreements. The credit agreement provided for the four-year revolving credit facility in the original amount of $290.0 million and permitted us to increase the size of the revolving credit facility to $300.0 million at any time. We amended our revolving credit facility in February 2011 to increase the amount of total commitments thereunder to $300.0 million. Up to $100.0 million of the revolving credit facility is available for letters of credit, and up to $30.0 million is available for swingline loans.

The revolving credit facility is available for borrowings by us in U.S. dollars and Canadian dollars. The revolving credit facility will terminate and all amounts outstanding will be due and payable on December 10, 2014. We can prepay amounts outstanding under the revolving credit facility at any time, and the revolving credit facility can be voluntarily terminated at any time prior to the December 10, 2014 maturity date without premium or penalty. We are required to pay interest on the amounts borrowed under the revolving credit facility at either the ABR (as defined in the revolving credit facility) or the Eurodollar Rate (as defined in the revolving credit facility), in the case of US dollar denominated loans, and at either the Canadian Prime Rate (as defined in the revolving credit facility) or the CDOR Rate (as defined in the revolving credit facility), in the case of Canadian dollar denominated loans, in each case, plus an applicable margin. We are also required to pay a commitment fee on the actual daily unused amount of commitments under the revolving credit facility. The interest rates and commitment fees are determinable based on our consolidated leverage ratio, as defined in the revolving credit facility. Borrowings under the revolving credit facility will be used for general corporate purposes, including capital expenditures relating to the development of Mt. Milligan. The revolving credit facility includes both standard financial and nonfinancial covenants, including ratio tests for leverage and interest coverage.

As of March 31, 2012, we had no outstanding borrowings under the revolving credit facility and had issued and outstanding $24.5 million in letters of credit. Interest and finance fees expense for the three months ended March 31, 2012 related to the revolving credit facility were $1.4 million. As of the date of this prospectus supplement, we were in compliance with all our covenants under our revolving credit facility.

Concurrently with the closing of our offering of 7.375% Senior Notes due 2018 in May 2011, we entered into a second amendment to our revolving credit facility which provided for certain changes to the negative covenants in our revolving credit facility to permit the issuance of such notes as well as giving us more flexibility to make investments and capital expenditures.

On December 14, 2011, we entered into a third amendment to our revolving credit facility in order to allow us to enter into an amended and restated purchase and sale agreement with Royal Gold executed in December 2011 (see "—Gold Stream transaction"). The amendment also modified the measurement of our consolidated liquidity for purposes of the minimum consolidated liquidity test to include the amount of cash to be received in the immediately following fiscal quarter pursuant to the amended and restated purchase and sale agreement with Royal Gold.

Concurrently with the closing of this offering, we will enter into the Credit Facility Amendment. The Credit Facility Amendment provides for certain changes to the negative covenants in our revolving credit facility to permit the Transactions, while further limiting our ability to incur new debt obligations in the future. The effectiveness of the Credit Facility Amendment is conditioned upon the consummation of this offering and the concurrent tMEDS offering. The Credit Facility Amendment suspends the consolidated leverage ratio and consolidated interest coverage ratio tests from the fiscal quarter ending June 30, 2012 through the fiscal quarter ending December 31, 2013, but will provide that we must satisfy (i) a consolidated secured leverage ratio test as of June 30, 2012 through December 31, 2013 by maintaining a ratio of consolidated secured total debt to consolidated EBITDA of 3.00 to 1.00 or less and (ii) a minimum liquidity test of $75,000,000 at the end of each fiscal quarter until the completion of the Mt. Milligan project.

Security and collateral

Subject to certain exceptions, our obligations under the revolving credit facility are unconditionally and irrevocably guaranteed jointly and severally by all of our material current and future wholly owned subsidiaries. Our obligations under the revolving credit facility, and the guarantees of those obligations (as well as cash management and hedging obligations), are secured by substantially all of our assets and substantially all of the assets of our material current and future subsidiaries, including but not limited to:

•
all of our capital stock and the capital stock of each of our existing and future direct and indirect subsidiaries; and

•
substantially all of our material existing and future subsidiaries' tangible and intangible assets.

Covenants

Our revolving credit facility imposes restrictions on us, including limitations on our ability to incur additional debt, enter into capital leases, grant liens, pay dividends and make certain other payments, sell assets, or merge or consolidate with or into another entity. In addition, our revolving credit facility limits our ability to enter into sale-and-leaseback transactions. After giving effect to the Credit Facility Amendment described above, our revolving credit facility will require that we meet and maintain the following financial ratios:

	Consolidated leverage ratio	Consolidated interest coverage ratio	Consolidated secured leverage ratio

Requirement through quarter ended March 31, 2012	≤3.50:1.00	≥3.00:1.00	N/A
Requirement for quarters ended June 30, 2012 through December 31, 2013	N/A	N/A	≤3.00:1.00
Requirement for quarters ending on March 31, 2014 and thereafter	≤3.00:1.00	≥3.00:1.00	N/A
Actual as of March 31, 2012	2.79:1.00	5.94:1.00	0.17:1.00

After giving effect to the Credit Facility Amendment, the consolidated leverage ratio and the consolidated interest coverage ratio will be suspended from the fiscal quarter ending June 30, 2012 through the fiscal quarter ending December 31, 2013 and will begin to apply again beginning with the four fiscal quarters ending March 31, 2014. The consolidated secured leverage ratio will apply for quarters ending June 30, 2012 and thereafter until and including December 31, 2013.

Our ability to comply with these covenants and to meet and maintain the financial ratios may be affected by events beyond our control. Borrowings under our revolving credit facility are subject to compliance with these covenants. As of March 31, 2012, we were in compliance with these covenants.

Events of default

Our revolving credit facility contains customary events of default, including a cross-default provision such that noncompliance with the covenants in certain of our other debt agreements would cause a default under the revolving credit facility.

Caterpillar equipment financing

On March 30, 2011, we entered into the Master Agreement with Caterpillar, which was amended and restated on December 9, 2011.

The Master Agreement provides for up to $132.0 million in equipment financings (the "Facility") comprising three separate tranches of $20.0 million, $50.0 million and $62.0 million. The $20.0 million tranche is currently available, and the $50.0 million and $62.0 million tranches are available upon the satisfaction of certain conditions specified in the Master Agreement.

We entered into the Master Agreement to finance our purchase of mobile mining equipment from Finning (Canada) and Bucyrus Canada Limited for use at Mt. Milligan. Pursuant to the

Master Agreement and agreements entered into in connection therewith, we may draw down on the facility as the equipment is delivered to Mt. Milligan and use the proceeds from each drawdown to purchase the equipment directly from the applicable vendors. Caterpillar will then purchase such equipment from us and simultaneously lease such equipment back to us.

Each borrowing under the Facility will be for a term of 60 months. We will pay interest on the amounts borrowed under the Facility at either floating or fixed rates, at our option, calculated as set forth in the Master Agreement. Our ability to request advances under the Facility will terminate 33 months following its effective date (or such later date as may be agreed upon by Caterpillar) and any unused commitments under the Facility will then terminate and no longer be available to us. At the end of each 60-month lease period, we will have the option to purchase the underlying equipment for a nominal sum.

The Master Agreement contains customary representations and warranties for the benefit of Caterpillar. The Master Agreement also contains various affirmative and negative covenants and customary events of default. Under the terms of the Master Agreement, during the term of the facility, we are required to be in compliance with the consolidated leverage ratio and consolidated interest coverage ratio financial covenants included in our revolving credit facility described above. In addition, as a condition to any drawdown of the facility, we must be in compliance with the consolidated liquidity financial covenant included in the revolving credit facility.

As of March 31, 2012, we had drawn down approximately $8.2 million under the first tranche of the equipment financing facility.

Equipment loans

As of March 31, 2012, we had $14.7 million of equipment financing outstanding, secured by mobile mining equipment we purchased in 2008 and 2010. These loans bear interest at rates from 3.6% to 5.9%.

7.375% Senior Notes due 2018

On May 20, 2011, we issued $350.0 million aggregate principal amount of our 7.375% senior unsecured notes due 2018. These notes mature on June 1, 2018 and accrue interest from May 20, 2011 until maturity at a fixed rate of 7.375% per year. Interest is payable in cash semi-annually in arrears on June 1 and December 1. These notes are guaranteed on a senior basis by substantially all of our subsidiaries.

The notes and related guarantees are we and the guarantors' senior unsecured obligations, rank senior in right of payment to we and the guarantors' future subordinated indebtedness and rank equally in right of payment with we and the guarantors' existing and future senior indebtedness.

The notes are governed by the indenture, dated as of May 20, 2011, by and among us, the guarantors, and Wells Fargo Bank, National Association, as trustee. The notes are not convertible into our equity. The notes include both standard financial and non-financial covenants, including, among others, limitations on our ability and the ability of our "Restricted Subsidiaries" (as defined in the indenture) to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem capital stock, prepay, redeem or repurchase certain debt, make loans and investments, sell assets, incur liens, enter into transactions with affiliates, enter into arrangements restricting our subsidiaries' ability to pay dividends and consolidate, merge, or sell all or substantially all of our assets, in each case, subject to certain exceptions. We are currently in compliance with these covenants. Upon the occurrence of specified kinds of changes of control, noteholders will have the right to cause us to repurchase some or all of the notes at 101% of their face amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes are redeemable at our option at any time prior to June 1, 2014 at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and a make-whole premium. We also may redeem up to 35% of the original principal amount of the notes at any time prior to June 1, 2014 with the proceeds of certain equity offerings at a redemption price of 107.375% of the principal amount of the notes, together with accrued and unpaid interest to, but not including, the date of redemption. We also may redeem the notes at any time on or after June 1, 2014 at the redemption prices specified in the indenture together with accrued and unpaid interest to, but not including, the date of redemption. Finally, we may redeem the notes at any time upon the occurrence of specified events relating to Canadian tax law, at a redemption price of 100% of the principal amount of the notes plus accrued and unpaid interest to, but not including, the date of redemption.

In connection with the issuance of the notes, we, the guarantors, and the initial purchasers entered into an agreement obligating us to file a registration statement with the SEC so that the holders of the notes could exchange the notes for registered notes and related guarantees evidencing the same indebtedness as the notes. In December 2011, we completed the exchange offer of the original notes for a like principal amount of exchange notes registered under the Securities Act of 1933.

tMEDS

As described in the "Summary—The Transactions," concurrently with the offering of the notes, we are offering $200.0 million aggregate stated amount of tMEDS (or $230.0 million of tMEDS if the underwriters exercise their option to purchase additional tMEDS in full). Each tMEDS is a unit comprising a prepaid stock purchase contract and a senior amortizing note. The amortizing notes will be our senior unsecured obligations and will rank equally in right of payment with the notes offered hereby. Principal and interest on each amortizing note will be paid quarterly, and the final installment payment date will be May 15, 2015. See "Capitalization."

Deferred revenue

Gold Stream transaction

On October 20, 2010, in connection with the Terrane acquisition, we entered into a purchase and sale agreement with a subsidiary of Royal Gold, Inc. ("Royal Gold") that provided for, among other things, the purchase by Royal Gold of 25% (the "designated percentage") of the payable gold produced by Mt. Milligan. We refer to the transaction in this prospectus supplement as the "Gold Stream transaction." The Gold Stream transaction is secured by the Mt. Milligan assets until the deposits received have been reduced to zero, at which time the security held by Royal Gold, except for its security interest in the designated percentage of payable gold, is to be discharged. Such interest, except for the security interest in the designated percentage of payable gold, is subordinated to the liens securing the revolving credit facility and the Caterpillar equipment financing and is subject to subordination to other project or corporate financings.

Under the terms of the original Gold Stream transaction, upon closing of the Terrane acquisition, we received an initial cash deposit of $226.5 million. Under the terms of the original Gold Stream transaction, we were entitled to receive future staged cash deposits from Royal Gold of $85.0 million during the mine construction of Mt. Milligan, which would bring the total cash deposits received from Royal Gold to $311.5 million. The deposits will be offset against Royal Gold's purchase of gold under the agreement until the deposit is completely reduced. Under the terms of the original Gold Stream transaction, for each of the first 550,000 ounces of gold delivered to Royal Gold, we would receive cash equal to the lesser of $400 per ounce or the prevailing market price. To the extent that the prevailing market price exceeds $400 per ounce, the deposit would be reduced. For each ounce of gold delivered to Royal Gold beyond the delivery of 550,000 ounces, we would receive cash equal to the lesser of $450 per ounce or the prevailing market price. To the extent that the prevailing market price exceeds $450 per ounce, the deposit will be reduced. Once the deposit is reduced to zero, Royal Gold will pay $450 per ounce, subject to the first 550,000 ounces of gold being delivered. If at the end of the initial 50-year term of the agreement the deposit has not been reduced to zero, we must refund the outstanding portion of the deposit to Royal Gold.

On December 14, 2011, we and one of our wholly-owned subsidiaries entered into an amended and restated purchase and sale agreement (the "Amended and Restated Agreement") with Royal Gold and one of its wholly-owned subsidiaries whereby we, among other things, agreed to sell to Royal Gold an additional 15% of the payable gold from the Mt. Milligan copper-gold project in exchange for a total of $270.0 million, $112.0 million of which was paid shortly after signing of the Amended and Restated Agreement. We used the proceeds from the Amended and Restated Agreement to finance a portion of the construction of Mt. Milligan and related costs.

Under the Amended and Restated Agreement, Royal Gold increased its aggregate investment (including amounts previously funded under the original agreement and commitments for future funding) from $311.5 million to $581.5 million, and agreed to purchase a total of 40% of the payable ounces of gold produced from Mt. Milligan at a cash purchase price equal to the lesser of $435 per ounce, with no inflation adjustment, or the prevailing market price for each payable ounce of gold (regardless of the number of payable ounces delivered to Royal Gold).

Following the execution of the Amended and Restated Agreement, Royal Gold made a cash payment of $112.0 million to us. Following this payment, and taking into account payments totaling $252.6 million made by Royal Gold under the original agreement, Royal Gold will make future scheduled payments to us in the aggregate amount of $216.9 million, which will be paid on a quarterly basis commencing on March 1, 2012 at the rate of $45 million per quarter in calendar year 2012 (representing an aggregate of $180 million in calendar year 2012), $12 million per quarter in the first two quarters of calendar year 2013, and $12.9 million in the third quarter of calendar year 2013 (representing an aggregate of $36.9 million in calendar year 2013). Following the scheduled payment in the third quarter of 2013, Royal Gold will have satisfied its obligations to make quarterly payments to us. Royal Gold's obligation to make these quarterly payments is subject to the satisfaction of certain conditions included in the Amended and Restated Agreement (including that the aggregate amount of historical payments made by Royal Gold plus the applicable quarterly payment is less than the aggregate costs of developing Mt. Milligan incurred or accrued by us as of the date of the applicable quarterly payment). In the event that a quarterly payment is postponed as a result of the failure by us to satisfy a condition precedent, all subsequent calendar payments will be adjusted forward one full calendar quarter until such time as all conditions precedent have been satisfied for the next scheduled quarterly payment.

The deposits received under the Gold Stream transaction are classified as deferred revenue, but not as indebtedness on our consolidated balance sheet. Once Mt. Milligan is in production and begins selling gold ounces to Royal Gold, the deferred revenue will be amortized into revenue based on the gold delivered.

See note 11 to our consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus for more information about the Gold Stream transaction.

Description of notes

The Notes will be issued under the Indenture dated as of the Issue Date (the "Base Indenture"), as supplemented by the First Supplemental Indenture dated as of the Issue Date (the "First Supplemental Indenture") and the Second Supplemental Indenture, dated as of the Issue Date (together with the Base Indenture and the First Supplemental Indenture, the "Indenture") among Thompson Creek Metals Company Inc. (referred to in this description as the "Company"), the Guarantors and Wells Fargo Bank, National Association, as U.S. trustee (the "U.S. Trustee"), and Valiant Trust Company, as Canadian co-trustee (the "Canadian Co-trustee" and, together with the U.S. Trustee, each a "Trustee" and, together, the "Trustees"). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is unlimited in aggregate principal amount, although the issuance of Notes in this offering will be limited to $200.0 million. We may issue an unlimited principal amount of additional Notes having identical terms and conditions as the Notes other than the issue date, the issue price and the first interest payment date (the "Additional Notes"). We will only be permitted to issue such Additional Notes if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the Notes.

This description of notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description of notes is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the Notes and the Indenture. You should refer to the Indenture for a complete description of the obligations of the Company, the Guarantors and your rights. The Company will make a copy of the Indenture available to the Holders and to prospective investors upon request.

You will find the definitions of capitalized terms used in this description under the heading "—Certain definitions." For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Thompson Creek Metals Company Inc. and not to its subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

General

The Notes:

•
will be general unsecured, senior obligations of the Company;

•
will be limited to an aggregate principal amount of $200.0 million, subject to our ability to issue Additional Notes;

•
mature on                      , 2019;

•
will be unconditionally Guaranteed on a senior basis by each Restricted Subsidiary that guarantees Obligations under the Senior Credit Facility or other Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount in excess of $25.0 million, and by New Parent, following the consummation of a Permitted Reorganization, to the extent such New Parent guarantees Obligations under the Senior

  Credit Facility. On the Issue Date, each of the Company's Subsidiaries, other than its Subsidiaries that do not guarantee the Senior Credit Facility, will be a Guarantor. See "—Note guarantees";

•
will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
will rank equally in right of payment with any existing and future senior Indebtedness of the Company;

•
will be effectively subordinated to all Secured Indebtedness of the Company (including Obligations under the Senior Credit Facility) to the extent of the value of the pledged assets;

•
will be senior in right of payment to any future Subordinated Obligations of the Company;

•
will be structurally subordinated to all liabilities of any Non-Guarantor Restricted Subsidiary; and

•
will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form. See "Book-Entry Issuance" in the accompanying prospectus.

Interest on the Notes will:

•
accrue at the rate of         % per annum;

•
accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•
be payable in cash semi-annually in arrears on                      and                       , commencing on                       , 2012;

•
be payable to the Holders of record at the close of business on the                      and                       immediately preceding the related interest payment dates; and

•
be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the notes; paying agent and registrar

We, or our Paying Agent, will pay, or cause to be paid, principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company. We have initially designated the Corporate Trust Office of the U.S. Trustee to act as our paying agent (the "Paying Agent") and registrar (the "Registrar"). We may, however, change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global Note.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the U.S. Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the U.S. Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or for a period of 15 days before a selection of an interest payment date.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Optional redemption

Except as described below and under "—Tax redemption," the Notes are not redeemable until                      , 2016. On and after                      , 2016, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), if redeemed during the twelve-month period beginning on                       of each of the years indicated below:

Year	Percentage

2016	%
2017	%
2018 and thereafter	100.000%

Prior to                      , 2015, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to         % of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that

(1)   at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(2)   such redemption occurs within 90 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the U.S. Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the U.S. Trustee in its sole discretion will deem to be fair and appropriate and in accordance with DTC procedures, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

In addition, at any time prior to                      , 2016, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice mailed to each Holder or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

Any redemption notice may, at the Company's discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

Mandatory redemption; open market purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the caption "—Repurchase at the option of holders."

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Tax redemption

The Company may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), upon the giving of a notice as described below, if the Company determines that as a result of any change in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada or of any official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Issue Date, the Company has or will become obligated to pay, on the next succeeding payment date, Additional Amounts (as defined below under "—Payment of Additional Amounts") with respect to the Notes, and the Company determines that such obligation cannot be avoided by the use of reasonable measures available to it.

In the event that the Company elects to redeem the Notes pursuant to the provisions set forth in the preceding paragraph, the Company will deliver to the U.S. Trustee an Officers' Certificate stating that it is entitled to redeem the Notes pursuant to their terms, together with an Opinion of Counsel in Canada to the effect that there has been such change or amendment which would entitle the Company to redeem the Notes pursuant to the Indenture.

Notice of intention to redeem the Notes will be given in writing not less than 30 days nor more than 60 days prior to the redemption date and will specify the redemption date. No such notice may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts in respect of the Notes.

Ranking

The Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated, will be effectively subordinated to all of the Company's Secured Indebtedness (to the extent of the value of the assets securing such Indebtedness) and will be structurally subordinated to the liabilities of our Non-Guarantor Restricted Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facility or other senior Secured Indebtedness, the assets of the Company and the Guarantors that secure such senior Secured Indebtedness will be available to pay obligations on the Notes and the Note Guarantees only after all Indebtedness under such Senior Credit Facility and other senior Secured Indebtedness and certain Hedging Obligations and banking services and cash management obligations has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Note Guarantees then outstanding.

As of March 31, 2012, on an as adjusted basis giving effect to the Transactions as if they had occurred on such date:

•
the outstanding Indebtedness of the Company and the Subsidiary Guarantors would have been approximately $573.2 million (without including the amortizing notes that form part of the Units), of which $22.9 million would have effectively ranked senior to the Notes, and the Company would have had unused commitments of $275.5 million under the Senior Credit Facility available to it (after giving effect to $24.5 million of outstanding letters of credit), all of which would be secured;

•
the Company would have had additional debt under the amortizing notes that form part of the Units, as described under "Summary—The Transactions" and "Capitalization"; and

•
the Company would have had unused commitments of $123.8 million under its equipment financing facility from Caterpillar Financial Services Limited, as described in "Description of other indebtedness and deferred revenue—Caterpillar equipment financing facility," all of which would effectively rank senior to the Notes if borrowed.

In addition, as of March 31, 2012:

•
the Company had $409.6 million in outstanding deferred revenue under our Gold Stream transaction described in "Description of other indebtedness and deferred revenue—Gold Stream transaction," which are secured by the assets of the Company's Mt. Milligan property and would effectively rank senior to the Notes, to the extent of the value of those assets. The Company also has an entitlement to receive an additional $171.9 million of deposits in respect of the Gold Stream transaction that are available to the Company over the Mt. Milligan construction period, which would effectively rank senior to the Notes if received to the extent of the value of those assets;

•
the Company had no Subordinated Obligations; and

•
the Non-Guarantor Restricted Subsidiaries had $5.3 million of liabilities (excluding intercompany liabilities).

Although the Indenture will limit the amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur, such Indebtedness may be substantial and a significant portion of such Indebtedness may be Secured Indebtedness or structurally senior to the Notes.

Note guarantees

Each Restricted Subsidiary that guarantees Obligations under the Senior Credit Facility will initially Guarantee the Notes. The Guarantors will, jointly and severally, irrevocably and unconditionally guarantee, on a senior unsecured basis, the Company's obligations under the Notes and all obligations under the Indenture. Such Guarantors will, jointly and severally, agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustees or the Holders in enforcing any rights under the Guarantees.

Each of the Note Guarantees:

•
will be a general unsecured, senior obligation of each Guarantor;

•
will rank equally in right of payment with any existing and future senior Indebtedness of each such entity, without giving effect to collateral arrangements;

•
will be effectively subordinated to all Secured Indebtedness of a Guarantor (including the Guarantee of the Senior Credit Facility) to the extent of the value of the pledged assets;

•
will be senior in right of payment to any future Guarantor Subordinated Obligations of the Guarantors; and

•
will be structurally subordinated to all liabilities of any Non-Guarantor Restricted Subsidiary.

As of March 31, 2012, after giving effect to the Transactions, the Subsidiary Guarantors did not have material Indebtedness, other than their Guarantees under the Senior Credit Facility and the Existing Notes and their Note Guarantees.

Although the Indenture will limit the amount of Indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial.

For the twelve months ended March 31, 2012, the Non-Guarantor Restricted Subsidiaries and the Unrestricted Subsidiaries collectively represented 0.0% of revenues and 0.1% of operating income on a consolidated basis. As of March 31, 2012, the Non-Guarantor Restricted Subsidiaries and the Unrestricted Subsidiaries collectively represented 0.5% of total assets and had $5.3 million of total liabilities on a consolidated basis, including debt and trade payables but excluding intercompany liabilities, all of which would be structurally senior to the Notes.

Any entity that makes a payment under its Note Guarantee will be entitled upon payment in full of all Obligations that are Guaranteed under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor's liability on its Note Guarantee could be reduced to zero. See "Risk factors—Risks related to the notes—Federal, state and Canadian fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and, if that occurs, you may not receive any payments on the notes."

The Indenture will provide that each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged upon:

(1)   (a) in the case of a Subsidiary Guarantor, any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the applicable provisions of the Indenture, including "—Repurchase at the option of holders—Asset sales" (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and the first paragraph under "—Certain covenants—Merger and consolidation"; provided that (x) all the obligations of such Subsidiary Guarantor under all other Indebtedness of the Company and its Restricted Subsidiaries terminate upon consummation of such transaction and (y) any Investment of the Company or any other Subsidiary of the Company (other than any Subsidiary of such Subsidiary Guarantor) in such Subsidiary Guarantor or any Subsidiary of such Subsidiary Guarantor in the form of an Obligation or Preferred Stock is repaid, satisfied, released and discharged in full upon such release;

  (b)   the release or discharge of such Guarantor from its Guarantee of Indebtedness of the Company and Restricted Subsidiaries under the Senior Credit Facility (including, by reason of the termination of the Senior Credit Facility) and all other Indebtedness of the Company and the Subsidiary Guarantors in excess of $25.0 million in aggregate principal amount, including, in the case of a Subsidiary Guarantor, the Guarantee that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to Guarantee the Notes pursuant to the Indenture (and treating any Note Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Note Guarantee; provided that if such Person has Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant "—Certain covenants—Limitation on indebtedness," such Subsidiary Guarantor's obligations under such Indebtedness, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under "—Certain covenants—Limitation on indebtedness";

  (c)    the proper designation of any Subsidiary Guarantor as an Unrestricted Subsidiary; or

  (d)   the Company's exercise of its legal defeasance option or, except in the case of a Note Guarantee of any direct or indirect parent of the Company, covenant defeasance option as described under "—Defeasance" or the discharge of the Company's obligations under the Indenture in accordance with the terms of the Indenture; and

(2)   such Guarantor delivering to the U.S. Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and/or release have been complied with.

In the event that any released Subsidiary Guarantor thereafter guarantees Indebtedness under the Senior Credit Facility or guarantees any other debt of the Company or the Subsidiary Guarantors in excess of $25.0 million in aggregate principal amount, such former Subsidiary Guarantor will again provide a Note Guarantee. See "—Certain covenants—Future guarantors."

Repurchase at the option of holders

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under "—Optional redemption," the Company will make an offer to purchase all of the Notes (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to the date of purchase).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under "—Optional redemption" or "—Tax redemption," the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the U.S. Trustee, stating:

(1)   that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on an interest payment date);

(2)   the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

(3)   the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)   accept for payment all Notes or portions of Notes (of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)   deliver or cause to be delivered to the U.S. Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

The Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the U.S. Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a Change of Control Payment or the Company will offer to repay all such Indebtedness, make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default arising under the relevant indenture or other agreement from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant. A default under the Indenture may result in a cross-default under the Senior Credit Facility.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Change of Control provisions described above may deter certain mergers, amalgamations, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Disposition unless:

(1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2)   at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, as follows:

  (a)   to permanently reduce (and permanently reduce commitments with respect thereto): (x) Secured Indebtedness under the Senior Credit Facility and (y) Secured Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Secured

  Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

  (b)   to permanently reduce obligations under other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes as provided under "—Optional redemption," through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid;

  (c)    to invest in Additional Assets; or

  (d)   a combination of prepayments and investments permitted by the foregoing clauses (a) through (c);

provided that pending the final application of any such Net Available Cash in accordance with clause (a), (b), (c) or (d) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture; provided, further, that in the case of clause (c), a binding commitment to invest in Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds.

For the purposes of clause (2) above and for no other purpose, the following will be deemed to be cash:

(1)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing;

(2)   any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition;

(3)   any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of $50.0 million and 2.0% of Total Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all Holders and, to the extent required by the terms of outstanding Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of $2,000 and larger integral multiples of $1,000 in excess thereof. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the procedures of DTC) the notice required pursuant to the terms of the Indenture, with a copy to the U.S. Trustee. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the U.S. Trustee shall select the Notes and the Company will select the Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Asset Disposition

Purchase Date will be paid to the Person in whose name a Note is registered at the close of business on such record date.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company will deliver, or cause to be delivered, to the U.S. Trustee the Notes so accepted and an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. In addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Paying Agent or the Company, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the U.S. Trustee, upon delivery of an authentication order from the Company, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in the Indenture to the contrary, no Opinion of Counsel or Officers' Certificate will be required for the U.S. Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Certain covenants

Effectiveness of covenants

Following the first day:

(a)   the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b)   no Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

•
"—Repurchase at the option of holders—Asset sales,"

•
"—Limitation on indebtedness,"

•
"—Limitation on restricted payments,"

•
"—Limitation on restrictions on distributions from restricted subsidiaries,"

•
"—Limitation on affiliate transactions,"

•
Clause (4) of the first paragraph of "—Merger and consolidation" and

•
"—Future guarantors,"

(collectively, the "Suspended Covenants"). If at any time the Notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reinstatement Date") and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the "Suspension Period."

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of "—Limitation on indebtedness" or one of the clauses set forth in the second paragraph of "—Limitation on indebtedness" (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of "—Limitation on indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of the second paragraph of "—Limitation on indebtedness." Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenant described under "—Limitation on restricted payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments."

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company's Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

The Company will provide the U.S. Trustee with written notice of any suspension of the Suspended Covenants or the subsequent reinstatement of such Suspended Covenants.

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof and after giving effect thereto on a pro forma basis:

(1)   the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)   no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or entering into the transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)   Indebtedness of the Company or any Subsidiary Guarantor Incurred under a Debt Facility and the issuance and creation of letters of credit and bankers' acceptances thereunder (with undrawn trade letters of credit and reimbursement obligations relating to trade letters of credit satisfied within 30 days being excluded, and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate amount up to the greater of (A) $400.0 million less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions made pursuant to clause 3(a) of the first paragraph of "—Repurchase at the option of holders—Asset sales" in satisfaction of the requirements of such covenant and (B) the product of (x) 1.5 and (y) Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date on which such Indebtedness is Incurred pursuant to this clause (1) for which financial statements prepared on a consolidated basis in accordance with GAAP are available (calculated in the same manner as for purposes of the definition of "Consolidated Coverage Ratio");

(2)   Indebtedness represented by the Notes (including any Note Guarantee) (other than any Additional Notes);

(3)   Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (7), (9), (10), (11) and (12) of this paragraph);

(4)   Guarantees by (a) the Company or Subsidiary Guarantors of Indebtedness permitted to be Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, (b) Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of the Indenture and (c) the Company or any Restricted Subsidiary of Indebtedness Incurred by an Unrestricted Subsidiary; provided, that, in the case of Guarantees under this clause (c), such Guarantee is permitted as an Investment pursuant to the second paragraph of the covenant described under "—Limitation on restricted payments" or the definition of "Permitted Investments";

(5)   Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

  (a)   if the Company is the obligor on Indebtedness owing to a Non-Guarantor Restricted Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

  (b)   if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Restricted Subsidiary is the obligee, such Indebtedness is expressly subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor; and

  (c)    (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

    (ii)   any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case under this clause (5)(c), to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(6)   Indebtedness of (x) any Person Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged or amalgamated into, the Company or any Restricted Subsidiary or (y) such Persons or the Company or any Restricted Subsidiary Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition; provided, however, in each case set forth in clause (x) or (y), that at the time such Person is acquired or such Indebtedness was Incurred, either

  (a)   the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6); or

  (b)   the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries would have been higher than such ratio immediately prior to such acquisition, merger or amalgamation and such ratio would have been at least 1.75 to 1.00, in each case after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6);

(7)   Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8)   Indebtedness (including Capitalized Lease Obligations) of the Company or a Restricted Subsidiary Incurred to finance the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Restricted Subsidiary through the direct purchase of such property, plant or equipment, and any Indebtedness of a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (8), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed the greater of (x) $75.0 million and (y) 3.0% of Total Tangible Assets at any time outstanding;

(9)   Indebtedness (including Capitalized Lease Obligations) Incurred pursuant to the Caterpillar Equipment Financing Agreement and other Indebtedness of the type described in clause (8) above, which, together with Indebtedness outstanding under the Caterpillar Equipment Financing Agreement, does not exceed the aggregate principal amount of Indebtedness permitted to be Incurred under the Caterpillar Equipment Financing Agreement on the Issue Date;

(10)   Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability or other insurance, self-insurance obligations, performance, bid, surety, appeal, reclamation, remediation and similar bonds, letters of credit and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(11)   Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

  (a)   the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

  (b)   such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (11));

(12)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(13)   Indebtedness consisting of unpaid insurance premiums owed to any Person providing property, casualty, liability or other insurance to the Company or any Restricted Subsidiary in any fiscal year, pursuant to reimbursement or indemnification obligations to such Person; provided that such Indebtedness is incurred only to defer the cost of such unpaid insurance premiums for such fiscal year and is outstanding only during such fiscal year;

(14)   Indebtedness of the Company, to the extent the net proceeds thereof are substantially concurrently (a) used to purchase Notes tendered in connection with a Change of Control Offer or (b) deposited to defease the Notes as described under "Defeasance" or "Satisfaction and discharge";

(15)   the Incurrence or issuance by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness that serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (6), this clause (15) and clause (16) of the second paragraph of this covenant, or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Company, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith;

(16)   any portion of the Units constituting Indebtedness; and

(17)   in addition to the items referred to in clauses (1) through (16) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (17) and then outstanding, will not exceed the greater of (x) $100.0 million and (y) 4.0% of Total Tangible Assets at any time outstanding.

The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with the second paragraph of this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses under the second paragraph of this covenant; provided that all Indebtedness outstanding on the Issue Date under the Senior Credit Facility, and all Indebtedness (or the portion thereof) Incurred under clause (1) of the second paragraph of this covenant to repay, refund or refinance the amounts outstanding on the Issue Date under the Senior Credit Facility, shall be deemed Incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (3) of the second paragraph of this covenant and may not later be reclassified;

(2)   Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)   if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)   the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)   Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(6)   the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

(7)   the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt, except to the extent permitted under clause (4)(c) of the second paragraph of this "—Limitation on indebtedness" covenant. If at any time an Unrestricted Subsidiary becomes a Restricted

Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "—Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)   declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries' Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

  (a)   dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

  (b)   dividends or distributions by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the Company or the Restricted Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(2)   purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)   make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

  (a)   Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (5) of the second paragraph of the covenant "—Limitation on indebtedness"; or

  (b)   the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of any Subsidiary Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)   make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a "Restricted Payment"),

unless, at the time of and after giving effect to such Restricted Payment:

(a)   no Default shall have occurred and be continuing (or would result therefrom);

(b)   immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the "—Limitation on indebtedness" covenant; and

(c)    the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (7), (8), (9), (12), (13), (14) and (15) of the next succeeding paragraph) would not exceed the sum of (without duplication):

  (i)    50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

  (ii)   100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

    (x)   Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

    (y)   Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of "—Optional redemption"; plus

  (iii)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

  (iv)  the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

    (x)   repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

    (y)   the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger, amalgamation or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations of a Subsidiary Guarantor, so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under "—Limitation on indebtedness" and constitute Refinancing Indebtedness;

(3)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under "—Limitation on indebtedness" and constitutes Refinancing Indebtedness;

(4)   the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the "—Repurchase at the option of holders—Change of control" covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the "—Repurchase at the option of holders—Asset sales" covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(5)   any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under "—Repurchase at the option of holders—Asset sales";

(6)   dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(7)   the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock or equity appreciation rights of the Company or any direct or indirect parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees approved by the Board of Directors of the Company; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $10.0 million in the aggregate during any calendar year, although such amount in any calendar year may be increased by an amount not to exceed:

  (a)   the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any of the Company's direct or indirect parent companies, in each case to existing or former employees or members of management of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions will be excluded from clause (c)(ii) of the preceding paragraph); plus

  (b)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

  (c)    the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (a) and (b) of this clause (7);

(8)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense";

(9)   repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents a portion of the exercise price thereof, or cash payments, in lieu of issuance of fractional shares, in connection with the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities;

(10)   the declaration and payment of quarterly dividends on all classes of the Company's Common Stock in an amount not to exceed $15.0 million in the aggregate for any fiscal year; provided that at the time of determination of such dividend, (a) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Limitation on indebtedness" and (b) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(11)   any payment of cash by the Company or any Subsidiary issuer to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes, and entry into or any payment in connection with any termination of any Permitted Bond Hedge or any Permitted Warrant;

(12)   the declaration and payment of cash dividends, distributions, loans or other transfers by the Company to New Parent in amounts required for New Parent to pay, in each case without duplication:

  (a)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from the Company's Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

  (b)   fees and expenses (including franchise or similar taxes) required to maintain the corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Company, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Company, if applicable, and its Restricted Subsidiaries; provided that for so long as such direct or indirect parent owns no assets other than the Capital Stock in the Company or another direct or indirect parent of the Company, such fees and expenses shall be deemed for purposes of this clause (12) to be so attributable to such ownership or operation;

(13)   cash payments made in respect of (a) the Existing Warrants and (b) any other warrants of the Company or any Restricted Subsidiary, which warrants and cash payments are consideration for any Investment made pursuant to clause (2) of the definition of "Permitted Investment";

(14)   payments or distributions to holders of the Capital Stock of the Company pursuant to appraisal rights required under applicable law in connection with any merger, amalgamation, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets that complies with the covenant described under "—Merger and consolidation," which payments are consideration for any Investment made pursuant to clause (2) of the definition of "Permitted Investment"; and

(15)   other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (15) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed $40.0 million.

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (7), (8), (10) and (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment; provided that such determination of Fair Market Value shall be based upon an opinion or appraisal issued by an Independent Financial Advisor if such Fair Market Value is estimated in good faith by the Board of Directors of the Company or an authorized committee thereof to exceed $50.0 million. The amount of all Restricted Payments paid in cash shall be its face amount. Not later than the date of making any Restricted Payment, the Company shall deliver to the U.S. Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "—Limitation on restricted payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries, other than Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited which will be Unrestricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of "Unrestricted Subsidiary." Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(1)   in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)   in all other cases, the Notes and related Note Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Limitation on sale/leaseback transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)   the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on indebtedness";

(2)   the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction under the covenant described under "—Limitation on liens"; and

(3)   the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "—Repurchase at the option of holders—Asset sales" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)   make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)   sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(a)   contractual encumbrances or restrictions pursuant to the Senior Credit Facility, the Existing Notes and related documentation and other agreements or instruments in effect at or entered into on the Issue Date;

(b)   the Indenture, the Notes and the Note Guarantees;

(c)    any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(d)   any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (a), (b) or (c) of this paragraph or this clause (d); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive than the encumbrances and restrictions contained the agreements referred to in clauses (a), (b) or (c) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged or amalgamated into a Restricted Subsidiary, whichever is applicable;

(e)   in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under "—Limitation on liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(f)    purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations permitted under the Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(g)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)    any customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

(j)    any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(k)   encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(l)    (x) other Indebtedness Incurred or Preferred Stock issued by a Subsidiary Guarantor in accordance with "—Limitation on indebtedness" that, in the good faith judgment of the Board of Directors of the Company, are not more restrictive, taken as a whole, than those restrictions applicable to the Company in the Indenture or the Senior Credit Facility on the Issue Date (which results in encumbrances or restrictions at a Restricted Subsidiary level comparable to those applicable to the Company) or (y) other Indebtedness Incurred or Preferred Stock issued by a Non-Guarantor Restricted Subsidiary, in each case permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on indebtedness"; provided that with respect to clause (y), such encumbrances or restrictions will not materially affect the Company's ability to make anticipated principal and interest payments on the Notes (in the good faith judgment of the Board of Directors of the Company).

Limitation on affiliate transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless:

(1)   the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arms' length dealings with a Person that is not an Affiliate;

(2)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at the time of such transaction in arms' length dealings with a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1)   any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "—Limitation on indebtedness";

(2)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on restricted payments" and the definition of "Permitted Investments";

(3)   any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers and employees approved by the Board of Directors of the Company;

(4)   the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(5)   loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business, in an aggregate amount not in excess of $2.0 million at any time outstanding (without giving effect to the forgiveness of any such loan);

(6)   any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Company, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(7)   any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or amalgamated into the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, merger or amalgamation, and any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger or amalgamation);

(8)   transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(9)   any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith; and

(10)   transactions in which the Company or any Restricted Subsidiary delivers to the U.S. Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms' length basis from a Person that is not an Affiliate.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC within the time periods set forth below:

(1)   within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a "Management's discussion and analysis of financial condition and results of operations" section and a report on the annual financial statements by the Company's independent registered public accounting firm;

(2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a "Management's discussion and analysis of financial condition and results of operations" section;

(3)   within the applicable number of days specified in the SEC's rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports; and

(4)   any other information, documents and other reports that the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, within the time periods specified therein or in the relevant form, in each case in a manner that complies in all material respects with the requirements specified in such form.

Notwithstanding the foregoing, the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the U.S. Trustee and the Holders of the Notes and makes available such information to prospective purchasers of the Notes, in each case at the Company's expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph. The requirements set forth in this paragraph may be satisfied by delivering such information to the U.S. Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders and prospective purchasers of the Notes. The U.S. Trustee shall have no responsibility whatsoever to determine if such information has been posted on the website. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the U.S. Trustee hereunder is for informational purposes only, and the U.S. Trustee's receipt of such does not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants (as to which the U.S. Trustee is entitled to rely exclusively on an Officers' Certificate).

In addition, promptly after the date the quarterly and annual financial information for the prior fiscal period have been furnished pursuant to clauses (1) and (2) above, the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management. The Company shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustees, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Company, either on the face of the financial statements or in the footnotes to the financial statements and in the "Management's discussion and analysis of financial condition and results of operations" section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this covenant to provide consolidated financial information of the Company by furnishing consolidated financial information relating to such parent; provided that (a) such financial statements are accompanied by consolidating financial information for such parent, the Company, the Restricted Subsidiaries that are Guarantors and the Non-Guarantor Restricted Subsidiaries in the manner prescribed by the SEC and (b) such parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.

Notwithstanding the foregoing, in the event that the Company qualifies to report under the U.S./Canadian multijurisdictional disclosure system, such annual reports and such information, documents and other reports will be deemed to refer to those reports required of a Canadian company eligible to use Canadian continuous disclosure filings to satisfy its reporting requirements under such system; provided that notwithstanding anything to the contrary permitted by such U.S./Canadian multijurisdictional disclosure system, now or in the future, the reports required of a Canadian company under such system will be deemed to include (1) a reconciliation of such annual reports and such information, documents and other reports to accounting principles generally accepted in the United States, (2) a quarterly balance sheet and (3) a quarterly or annual, as the case may be, "Management's discussion and analysis of financial condition and results of operations" section, substantially in the form that would be required by a U.S. Person subject to this covenant.

Merger and consolidation

The Company will not consolidate with or merge or amalgamate with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1)   the resulting, surviving or transferee Person (the "Successor Company") is a Person (other than an individual) organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America, any state or territory thereof or the District of Columbia;

(2)   the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the U.S. Trustee;

(3)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

  (a)   the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "—Limitation on indebtedness" covenant; or

  (b)   the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction and would be at least 1.75 to 1.00;

(5)   each Guarantor (unless it is the other party to the transactions above, in which case clause (1) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company's obligations under the Indenture and the Notes; and

(6)   the Company shall have delivered to the U.S. Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

Subject to certain limitations, the Successor Company will succeed to, and be substituted for, the Company under the Indenture, the Notes and the Note Guarantees. Notwithstanding the clauses (3) and (4) of the preceding paragraph,

(1)   any Restricted Subsidiary may consolidate with, merge or amalgamate with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Restricted Subsidiary that merges or amalgamates into the Company, the Company will not be required to comply with clause (6) of the preceding paragraph;

(2)   the Company may merge or amalgamate with an Affiliate of the Company solely for the purpose of reincorporating the Company in another province or territory of Canada or in a state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby;

(3)   any Non-Guarantor Restricted Subsidiary may consolidate with or merge or amalgamate with or into or transfer all or part of its properties and assets to the Company; and

(4)   all of the issued and outstanding Capital Stock of the Company may be exchanged for Capital Stock of the New Parent so long as all of the conditions in the definition of "Permitted Reorganization" are met.

In addition, the Company will not and will not permit any Subsidiary Guarantor to consolidate with or merge or amalgamate with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1)   (a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person (the "Successor Guarantor") is a Person (other than an individual) organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America, any state or territory thereof or the District of Columbia;

  (b)   the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture, the Notes and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the U.S. Trustee;

  (c)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (d)   the Company will have delivered to the U.S. Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition and such supplemental indenture (if any) comply with the Indenture; and

(2)   the transaction is made in compliance with the covenant described under "—Repurchase at the option of holders—Asset sales" (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time).

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and the Note Guarantee of such Subsidiary Guarantor.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge or amalgamate with or into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company or merge or amalgamate with or into a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in another province or territory of Canada, or in a state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

The Company and a Guarantor, as the case may be, will be released from its obligations under the Indenture and its Note Guarantee, as the case may be, and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under the Indenture, the Notes and such Note Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee.

Payment of Additional Amounts

All payments made by or on behalf of the Company under or with respect to any Notes (or by any Guarantor with respect to any Guarantee of any Notes) will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company (or such Guarantor) is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company (or any Guarantor) is so required to withhold or deduct from any payment made under or with respect to the Notes any amount for or on account of any Taxes imposed under the laws of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax or by or on behalf of any jurisdiction in which the Company (or any Guarantor) is then incorporated, engaged in business or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein or any jurisdiction from or through which payment is made by or on behalf of the Company (or any Guarantor) (each a "Taxing Jurisdiction"), the Company (or such Guarantor) will pay to each Holder such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, no Additional Amounts will be payable to a Holder with respect to:

•
a payment which is subject to such Taxes by reason of the Holder or beneficial owner of the Notes being, at the time of the making of such payment: (i) a Person with which the Company (or a relevant Guarantor) does not deal at arm's length for the purposes of the

  Income Tax Act (Canada) or (ii) a "specified shareholder" or a Person dealing not at arm's length with a "specified shareholder" of the Company for the purposes of subsection 18(5) of the Income Tax Act (Canada);

•
a payment which is subject to such Taxes by reason of the Holder or beneficial owner of the Notes being a resident, domiciliary or national of, or engaged in business or maintaining a permanent establishment or other presence in or otherwise having some present or former connection with the relevant Taxing Jurisdiction in which such Taxes are imposed otherwise than by the mere acquisition or holding of the Notes or the receipt of payments or enforcement of its rights thereunder;

•
a payment which is subject to such Taxes by reason of the Holder's or beneficial owner of the Notes' failure to comply with any certification, identification, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; or

•
any combination of the above items.

The Company (or such Guarantor) will also:

•
make such withholding or deduction; and

•
remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law.

Upon request, the Company (or such Guarantor) will furnish to the U.S. Trustee, within 60 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by it.

The Company and each Guarantor will, jointly and severally, indemnify and hold harmless each Holder or beneficial owner of the Notes and upon written request reimburse each such Holder or beneficial owner of the Notes for the amount (excluding any Additional Amounts that have previously been paid by us) of:

•
any Taxes so levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Notes to the extent that the Holder is entitled to Additional Amounts with respect thereto (or would be entitled to Additional Amounts with respect thereto if such Taxes were subject to deduction or withholding by the Company);

•
any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

•
any Taxes imposed with respect to any reimbursement in accordance with the preceding two bullet points to the extent that the Holder is entitled to Additional Amounts with respect thereto (or would be entitled to Additional Amounts with respect thereto if such Taxes were subject to deduction or withholding by the Company).

Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest, if any, or any other amount payable under or with respect to a debt security, such mention will be deemed to include mention of the payment of Additional

Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any Taxing Jurisdiction from the initial execution, delivery or registration of the Notes or any other document or instrument relating thereto, except as described in the Indenture with respect to transfer or exchange of the Notes ("Documentary Taxes").

The Company's and each Guarantor's obligation to make payments of Additional Amounts, any indemnification payment and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Future guarantors

The Company will cause (a) each Restricted Subsidiary that becomes a borrower under the Senior Credit Facility or that guarantees, on the Issue Date or any time thereafter, the Obligations under the Senior Credit Facility or any other Indebtedness of the Company or any Subsidiary Guarantor exceeding $25.0 million in aggregate principal amount and (b) the New Parent, following the consummation of a Permitted Reorganization and solely to the extent such New Parent Guarantees Obligations under the Senior Credit Facility, to execute and deliver to the Trustees a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary or New Parent will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under the Indenture.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility and the Existing Notes) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Canadian federal or provincial law or U.S. federal or state law.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under "—Note guarantees."

Limitation on activities of parent companies

No direct or indirect parent company of the Company, including, following any Permitted Reorganization, the New Parent, shall:

(a)   conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Capital Stock of the Company, (ii) action required by law to maintain its existence, (iii) performance of its obligations with respect to Indebtedness permitted by clause (b)(ii) below, (iv) any public offering of its Equity Interests, (v) activities incidental to its maintenance and continuance and to any of the foregoing activities and (vi) other activities to the extent permitted by, and in compliance with, the Senior Credit Facility;

(b)   Incur, issue, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) obligations with respect to Indebtedness of the Company or a Subsidiary Guarantor that is permitted under "—Certain covenants—Limitation on indebtedness" and (iii) obligations with respect to its Capital Stock, or

(c)    own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Company in accordance with "—Certain covenants—Limitation on restricted payments" pending application in the manner contemplated by such covenant) and cash equivalents) other than the ownership of shares of Capital Stock of the Company.

Payments for consent

Neither the Company nor any Affiliate shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

Each of the following is an "Event of Default":

(1)   default in any payment of interest or on any Note when due, continued for 30 days;

(2)   default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)   failure by the Company or any Guarantor to comply with its obligations under "—Certain covenants—Merger and consolidation";

(4)   failure by the Company or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under the covenants described under "—Repurchase at the option of holders" or "—Certain covenants" (in each case, other than (a) a failure to purchase Notes, which constitutes an Event of Default under clause (2) above, (b) a failure to comply with "—Certain covenants—Merger and consolidation," which constitutes an Event of Default under clause (3) above, (c) a failure to comply with "—Certain covenants—Reports," which constitutes an Event of Default under clause (5) below or (d) a failure to comply with "—Certain covenants—Payments for consent," which constitutes an Event of Default under clause (6) below);

(5)   failure by the Company or any Guarantor to comply for 90 days after notice as provided below with any of their obligations under the covenant described under "—Certain covenants—Reports";

(6)   failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the Indenture or the Notes;

(7)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

  (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)   results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more (or its foreign currency equivalent); provided that in connection with any series of the Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Company of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this clause (7);

(8)   failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $30.0 million (or its foreign currency equivalent) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the "judgment default provision");

(9)   certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); or

(10)   any Note Guarantee of a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Parent Guarantor, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Parent Guarantor, denies or disaffirms its obligations under the Indenture or its Note Guarantee.

However, a default under clauses (4), (5) and (6) of this paragraph will not constitute an Event of Default until the U.S. Trustee or the Holders of 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4), (5) and (6) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (9) above) occurs and is continuing, unless the principal of all the Notes has already become due and payable, the U.S. Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the U.S. Trustee, may, and the U.S. Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest, if any, will be due and payable immediately. The U.S. Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Trust Officers, in good faith, determines acceleration is not in the best interest of the Holders.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (7) under "—Events of default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (7) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default described in clause (9) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the U.S. Trustee or any Holders.

The Holders of a majority in principal amount of the Notes may rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, with respect to such Notes have been cured or waived or otherwise remedied except nonpayment of principal of or interest, if any, on all Notes that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto, that have become due solely by such declaration of acceleration, have been cured or waived.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any proceeding, judicial or otherwise, or the appointment of a receiver or trustee, or any other remedy with respect to the Indenture or the Notes unless:

(1)   such Holder gives to the U.S. Trustee written notice that an Event of Default is continuing;

(2)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the U.S. Trustee in writing to pursue the remedy;

(3)   such Holders have offered each Trustee indemnity reasonably satisfactory to such Trustee against any loss, liability or expense to be incurred in connection with such request;

(4)   the U.S. Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)   the Holders of a majority in principal amount of the outstanding Notes do not give the U.S. Trustee a direction inconsistent with request during such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the U.S. Trustee or of exercising any trust or power conferred on the U.S. Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, each Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustees, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes or any Note Guarantee, or that the Trustees determine in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustees in personal liability.

The Holders of a majority in principal amount of the Notes by notice to the Trustees may waive an existing Default and its consequences with respect to such Notes except (1) a Default in the payment of the principal of, premium, if any, or interest, if any, on a Note, (2) a Default arising from the failure to redeem or purchase any Note when required pursuant to the Indenture or (3) a Default in respect of a provision that under the Indenture cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and each of the Company, the U.S. Trustee and the Holders of the Notes will be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Subject to the provisions of the Indenture relating to the duties of the Trustees, if an Event of Default occurs and is continuing, the Trustees will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered and, if requested, provided to each Trustee indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

The Indenture provides that if a Default occurs and is continuing and is actually known to a Trust Officer of the U.S. Trustee, the U.S. Trustee will mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the U.S. Trustee may withhold from the Holders notice of any continuing Default if the U.S. Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the U.S. Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the U.S. Trustee, within 10 Business Days after the occurrence thereof, written notice of any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, voting as a single class) subject to the provisions of the Indenture. Notwithstanding the foregoing, without the consent of each Holder affected thereby, no amendment, supplement or waiver may, among other things:

(1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)   reduce the rate of or extend the time for payment of interest on any Note;

(3)   reduce the principal of or extend the Stated Maturity of any Note;

(4)   waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)   reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "—Optional redemption," "—Repurchase at the option of holders—Change of control" or "—Repurchase at the option of holders—Asset sales" whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of "Change of Control");

(6)   make any Note payable in money other than that stated in the Note;

(7)   impair the right of any Holder to receive payment of principal of, premium, if any, or interest (including Additional Amounts, if any) on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

(8)   make any change in the amendment or waiver provisions which require each Holder's consent; or

(9)   modify the Note Guarantees in any manner adverse to the Holders.

Notwithstanding the foregoing, the Company, the Guarantors and the U.S. Trustee, may enter into one or more supplemental indentures hereto without notice to or the consent of any Holder, the Company, the Guarantors and the U.S. Trustee may amend the Indenture, the Notes and the Note Guarantees to:

(1)   cure any ambiguity, omission, defect or inconsistency;

(2)   provide for the assumption by a successor corporation of the obligations of the Company or any Guarantor under the Indenture or the Note Guarantees in accordance with "—Certain covenants—Merger and consolidation";

(3)   provide for uncertificated Notes in addition to or in place of certificated; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4)   add Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any such Guarantor when such release termination or discharge is permitted under the terms of the Indenture;

(5)   add covenants of the Company, for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company;

(6)   make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture;

(7)   to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act;

(8)   to make any amendment to the provisions of the Indenture relating to form, authentication, transfer and legending of such Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially affect the rights of Holders to transfer Notes;

(9)   to convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets;

(10)   to provide for the conversion rights of Holders of Notes in certain events such as consolidation, merger, sale of substantially all of the Company or similar transaction;

(11)   to add any additional Events of Default; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the U.S. Trustee upon such default or may limit the right of the Holders of a majority in principal amount of the Notes to waive such default;

(12)   to change or eliminate any restrictions on the payment of principal (or premium, if any) of Notes; provided that any such action shall not adversely affect the interests of the Holders of the securities of any series issued under the Indenture in any material respect;

(13)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(14)   to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the limitations contained in "—Defeasance" below; provided that any such action shall not adversely affect the interests of the Holders of Notes or any other series of securities issued under the Indenture in any material respect; and

(15)   to make any other changes that would provide any additional rights or benefits to Holders of Notes that do not adversely affect in any material respect the legal rights under the Indenture of any such Holder.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Defeasance

The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes issued under the Indenture ("legal defeasance") except for:

(1)   the rights of Holders to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, solely out of the trust referred to below;

(2)   the Company's obligations with respect to the Registrar and Paying Agent, lists of Holders, transfers and exchanges of Notes, replacement Notes, outstanding Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)   the rights, powers, trusts, duties and immunities of the Trustees, and the Company's obligations with respect to compensation and indemnification of the Trustees; and

(4)   the legal defeasance provisions of the Indenture.

If the Company exercises the legal defeasance option, the Note Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under "—Repurchase at the option of holders" and under the covenants described under "—Certain covenants" (other than "—Merger and consolidation"), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Events of default" above and the limitations contained in clause (4) under "—Certain covenants—Merger and consolidation" above ("covenant defeasance").

If the Company exercises the covenant defeasance option, the Note Guarantees (other than the Note Guarantee of any direct or indirect parent entities of the Company) in effect at such time will terminate.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3) (only with respect to the failure of the Company to comply with clause (4) under "—Certain covenants—Merger and consolidation" above), (4) (only with respect to covenants that are released as a result of such covenant defeasance), (5), (6) (only with respect to covenants that are released as a result of such covenant defeasance), (7), (8), (9) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) or (10) (other than with respect to the Note Guarantee of any direct or indirect parent entities of the Company) under "—Events of default" above.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1)   the Company must irrevocably deposit with the U.S. Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants without consideration of any reinvestment of interest, to pay the principal of, and premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)   in the case of legal defeasance, the Company has delivered to the U.S. Trustee an Opinion of Counsel reasonably acceptable to the U.S. Trustee confirming that the Holders will not recognize income, gain or loss for U.S. or Canadian federal income tax purposes as a result of such legal defeasance and will be subject to U.S. and Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred and confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law upon which, in either case, the Opinion of Counsel regarding U.S. federal income tax consequences is based;

(3)   in the case of covenant defeasance, the Company has delivered to the U.S. Trustee (1) an Opinion of Counsel reasonably acceptable to the U.S. Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (2) either (x) an Opinion of Counsel in Canada reasonably acceptable to the U.S. Trustee, subject to customary assumptions and exclusions, or (y) a ruling from the Canada Revenue Agency, in each case, confirming that the Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance not occurred;

(4)   such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(5)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)   the Company has delivered to the U.S. Trustee an Opinion of Counsel to the effect that as of the date of such opinion and subject to customary assumptions and exclusions, including, without limitation, that no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors' rights generally;

(7)   the Company has delivered to the U.S. Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(8)   the Company has delivered to the U.S. Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(9)   the Company has delivered irrevocable instructions to the U.S. Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers' Certificate referred to in clause (8) above).

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money or Government Securities has been deposited in trust and thereafter repaid to the Company, have been delivered to the U.S. Trustee for cancellation; or

(2)   (a) all Notes not theretofore delivered to the U.S. Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the U.S. Trustee for the giving of notice of redemption by the U.S. Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the U.S. Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the U.S. Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (b)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing), and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (c)    the Company has paid or caused to be paid all other sums payable by it under the Indenture; and

  (d)   the Company has delivered irrevocable instructions to the U.S. Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the U.S. Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Note. The waiver may not be effective to waive liabilities under the U.S. federal securities law.

Notices

Notice or communication sent to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed. Any written notice or communication that is delivered in person, sent electronically or mailed by first-class mail to the designated address will be deemed duly given, regardless of whether the addressee receives such notice.

Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the trustees

Wells Fargo Bank, National Association, is the U.S. Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. Valiant Trust Company is the Canadian Co-Trustee under the Indenture.

If either Trustee acquires any conflicting interest under the Trust Indenture Act, or other applicable law, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. In addition, under the Business Corporations Act (British Columbia), if either Trustee becomes aware that a material conflict of interest exists between its role as trustee and its role in any other capacity, it must, within three months after becoming aware that such material conflict of interest exists, eliminate that conflict of interest or resign as trustee.

Governing law

The Indenture provides that it, the Notes and any Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

"Acquired Indebtedness" means, with respect to any specified Person,

(a)   Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

"Additional Assets" means:

(1)   any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Company or a Restricted Subsidiary in a Similar Business;

(2)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms

"controlling," "controlled by" and "under common control with") when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that exclusively for purposes of "—Repurchase at the option of holders—Assets sales" and "—Certain covenants—Limitation on affiliate transactions," beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

"Applicable Premium" means, with respect to a Note on any date of redemption, the greater of:

(1)   1.0% of the principal amount of such Note, and

(2)   the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on                      , 2016 (such redemption price being described under "—Optional redemption") plus (ii) all required interest payments due on such Note through                      , 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

"Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)   a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)   the sale of Cash Equivalents in the ordinary course of business;

(3)   a disposition of inventory in the ordinary course of business;

(4)   a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to "—Certain covenants—Merger and consolidation" or any disposition that constitutes a Change of Control pursuant to the Indenture;

(6)   an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary;

(7)   for purposes of "—Repurchase at the option of holders—Asset sales" only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to "—Certain covenants—Limitation on restricted payments";

(8)   dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $5.0 million;

(9)   the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(10)   dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)   the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the covenant described under "—Certain covenants—Limitation on indebtedness";

(12)   the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(13)   foreclosure on assets;

(14)   any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(15)   any disposition in connection with a financing transaction with respect to equipment acquired, replaced, repaired or improved (including any reconstruction or refurbishment) by the Company or any Restricted Subsidiary after the Issue Date; provided that (i) such disposition occurs within 180 days of such acquisition, replacement, repair or improvement and (ii) such financing transaction is permitted under "—Limitation on indebtedness" and "—Limitation on liens."

"Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligations."

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

"Board of Directors" means:

(1)   with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;

(2)   with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)   with respect to any other Person, the board or committee of such Person serving a similar function.

"Business Day" means each day which is not a Legal Holiday.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Cash Equivalents" means:

(1)   Canadian dollars, U.S. dollars or, in the case of any Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2)   securities issued or directly and fully Guaranteed or insured by the Canadian or United States government or any agency or instrumentality of Canada or the United States (provided that the full faith and credit of Canada or the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)   marketable general obligations issued by any province or state of Canada or the United States of America or any political subdivision of any such province or state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(4)   certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, Inc., or "A" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)   commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group, Inc. or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)   interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

"Caterpillar Equipment Financing Agreement" means the Amended and Restated Master Funding and Lease Agreement, dated as of December 9, 2011, among Caterpillar Financial Services Limited as lessor, Thompson Creek Metals Company Inc. as lessee and Terrane Metals Corp. as sub-lessee, as in effect on the Issue Date.

"Change of Control" means:

(1)   any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets); or

(2)   the first day on which a majority of the members of the Board of Directors of the Company or any of its direct or indirect parent entities are not Continuing Directors; or

(3)   the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or any of its direct or indirect parent entities and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)   the adoption by the stockholders of the Company or any of its direct or indirect parent entities of a plan or proposal for the liquidation or dissolution of the Company or any of its direct or indirect parent entities; or

(5)   the New Parent, following the consummation of a Permitted Reorganization, ceases to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Company free and clear of all Liens (except Permitted Liens).

For the avoidance of doubt, a Permitted Reorganization shall not be deemed a "Change of Control" for all purposes of the Indenture.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commodity Agreement" means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary.

"Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

"Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)   if the Company or any Restricted Subsidiary:

  (a)   has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be:

    (i)    the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or

    (ii)   if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation)

    and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)   has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)   if since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

  (a)   the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)   Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)   if since the beginning of such period the Company or any Restricted Subsidiary (by merger, amalgamation or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged or amalgamated with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)   if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

"Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)   increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

  (a)   Consolidated Interest Expense; plus

  (b)   Consolidated Income Taxes; plus

  (c)    consolidated depreciation expense; plus

  (d)   consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment; plus

  (e)   consolidated depletion expense; plus

  (f)    other non-cash charges reducing Consolidated Net Income (other than depreciation, amortization or depletion expense), including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment); plus

  (g)   any expenses or charges (other than depreciation, amortization or depletion expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and (ii) any amendment or other modification of the Notes; plus

  (h)   any restructuring charges, integration costs or costs associated with establishing new facilities (which, for the avoidance of doubt, shall include retention, severance, relocation, workforce reduction, contract termination, systems establishment costs and facilities consolidation costs) certified by the chief financial officer of the Company and deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of all charges, expenses and costs added back under this clause (h) shall not to exceed $20.0 million in any consecutive four-quarter period; and

(2)   decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period).

Notwithstanding the foregoing, clauses (1)(b) through (h) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (h) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, provincial, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

"Consolidated Interest Expense" means, with respect to any Person, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)   interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)   amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)   non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

(5)   the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)   costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)   interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)   the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Non-Guarantor Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Canadian and U.S. federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP;

(9)   Receivables Fees; and

(10)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of such Person or any of its Restricted Subsidiaries described in the final paragraph of the definition of "Indebtedness."

For purposes of the foregoing, total interest expense will be determined (i) net of interest income, (ii) after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements and (iii) exclusive of amounts classified as other comprehensive income in the balance sheet of such Person. Notwithstanding anything to the contrary contained herein, (i) without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which such Person or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense and (ii) any imputed interest in respect of any Deferred Revenue Financing Arrangement shall not be included in Consolidated Interest Expense.

"Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1)   any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

  (a)   subject to the limitations contained in clauses (3) through (13) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)   the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)   solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of "—Certain covenants—Limitation on restricted payments," any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (a)   subject to the limitations contained in clauses (3) through (13) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)   the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)   any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company;

(4)   any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5)   any extraordinary gain or loss;

(6)   any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case pursuant to GAAP;

(7)   any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, director or employees;

(8)   any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

(9)   any net gain or loss resulting in such period from currency translation gains or losses pursuant to Accounting Standards Codification Topic 830, Foreign Currency Matters, related to currency remeasurements of Indebtedness;

(10)   any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation;

(11)   any non-cash gain or loss recorded pursuant to GAAP or applicable Emerging Issues Task Force (EITF) guidance relating to changes in the fair value of the Existing Warrants and any other warrants of the Company or any Restricted Subsidiary that are consideration for any Investment made pursuant to clause (2) of the definition of "Permitted Investment";

(12)   the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition; and

(13)   the cumulative effect of a change in accounting principles.

Any cash amounts dividended, distributed, loaned or otherwise transferred to any direct or indirect parent entity by the Company or its Restricted Subsidiaries pursuant to clause (12) of the second paragraph of the covenant described under "—Certain covenants—Limitation on restricted payments," without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, the funds for which are provided by the Company and/or its Restricted Subsidiaries, shall be deducted in calculating the Consolidated Net Income of the Company and its Restricted Subsidiaries.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or any of its direct or indirect parent entities, as the case may be, who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"Convertible Notes" means Indebtedness of the Company that is optionally convertible into Common Stock of the Company (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Company that is optionally exchangeable for Common Stock of the Company (and/or cash based on the value of such Common Stock).

"Corporate Trust Office of the U.S. Trustee" shall be at the address of the U.S. Trustee specified in the Indenture or such other address as to which the U.S. Trustee may give notice to the Holders and the Company.

"Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

"Debt Facility" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Senior Credit Facility or any other credit or other agreement or indenture).

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Deferred Revenue Financing Arrangement" means any financing transaction pursuant to which (a) the Company or any of its Restricted Subsidiaries receives cash advances or deposits in respect of future revenues from the sale of specified mineral assets to a Person other than an

Affiliate, (b) such advances or deposits are recorded as long-term liabilities, but not as debt, on the consolidated balance sheet of the Company and (c) such long-term liability is amortized upon the delivery of such mineral assets. For the avoidance of doubt, the Gold Stream Transaction is a Deferred Revenue Financing Arrangement for purposes of the Indenture.

"Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)   is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)   is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "—Repurchase at the option of holders—Change of control" and "—Repurchase at the option of holders—Asset sales" and such repurchase or redemption complies with "—Certain covenants—Limitation on restricted payments."

"Equity Offering" means a public offering for cash by the Company or any direct or indirect parent of the Company, as applicable, of its Common Stock, or options, warrants or rights with respect to its Common Stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (x) public offerings with respect to the Company's or any such direct or indirect parent's, as applicable, Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Existing Notes" means the $350.0 million in aggregate principal amount of 7.375% Senior Notes due 2018 of the Company.

"Existing Warrants" means common share purchase warrants previously issued by Terrane Metals Corp. and assumed by the Company in connection with the acquisition of Terrane Metals Corp., which expire on June 21, 2012, each such warrant entitling the holder to receive cash in the amount of C$0.05 and 0.052 shares of the Company's Common Stock.

"Fair Market Value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Company in good faith; provided that if the fair market value exceeds $10.0 million, such determination shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

"Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

"Gold Stream Transaction" means the Company's Deferred Revenue Financing Arrangement in the aggregate amount of $581.5 million pursuant to the Amended and Restated Purchase and Sale Agreement, dated December 14, 2011, among the Company, Terrane Metals Corp., RGLD Gold AG and Royal Gold, Inc., as in effect on the Issue Date, in respect of the payable gold expected to be produced at the Company's Mt. Milligan project.

"Government Securities" means securities that are (a) direct obligations of Canada or the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada or the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of Canada or the United States of America, as the case may be, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor" means each Restricted Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee in accordance with the Indenture), as well as any Parent Guarantor; provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Guarantor.

"Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

"Holder" means a Person in whose name a Note is registered on the Registrar's books.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(1)   indebtedness of such Person for borrowed money;

(2)   obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)   the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)   the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto and is required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP, except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business;

(5)   Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)   the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)   the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)   the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)   to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10)   to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness"; provided that such money is held to secure the payment of such interest. In addition, for the avoidance of doubt, (i) obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant and (ii) any long-term liabilities recorded on the Company's balance sheet, other than as debt, pursuant to the Gold Stream Transaction or any other Deferred Revenue Financing Arrangement shall not be deemed to be "Indebtedness."

In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)   such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

(2)   such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

(3)   there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)   the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)   if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

"Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

"Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)   Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)   endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)   an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of "—Certain covenants—Limitation on restricted payments,"

(1)   "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary that is to be designated an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's aggregate "Investment" in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2)   any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(3)   if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings Group, Inc., or any equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

"Issue Date" means                      , 2012.

"Legal Holiday" means a Saturday, Sunday or other day on which the U.S. Trustee or banking institutions are not required by law or regulation to be open in the State of New York.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)   all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Canadian and U.S. federal, state, provincial and local taxes, and all foreign taxes, required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)   all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)   the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

"Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

"New Parent" has the meaning set forth in the definition of "Permitted Reorganization."

"Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary that is not a Guarantor.

"Non-Recourse Debt" means Indebtedness of a Person:

(1)   as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)   the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

"Note Guarantee" means, individually, any Guarantee of payment of the Notes and the Company's other Obligations under the Indenture by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

"Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable Canadian or U.S. federal or state law or under any foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President (regardless of any vice presidential designation), the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

"Officers' Certificate" means a certificate signed by two Officers and delivered to each Trustee.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the U.S. Trustee. The counsel may be an employee or counsel to the Company.

"Parent Guarantor" means any other direct or indirect parent of the Company that may in the future provide a Note Guarantee, including, to the extent required by the covenant described under "—Certain covenants—Future guarantors," the New Parent following any Permitted Reorganization.

"Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Company, or the Note Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).

"Permitted Bond Hedge" means any call options or capped call options referencing the Company's Common Stock purchased by the Company concurrently with the issuance of Convertible Notes to hedge the Company's or any Subsidiary issuer's obligations under such Indebtedness.

"Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

(1)   a Restricted Subsidiary;

(2)   any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

  (a)   such Person becomes a Restricted Subsidiary; or

  (b)   such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(3)   cash and Cash Equivalents;

(4)   receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)   loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not in excess of $2.0 million at any time outstanding (without giving effect to the forgiveness of any such loan);

(7)   any Investment acquired by the Company or any of its Restricted Subsidiaries:

  (a)   in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

  (b)   as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)   Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "—Repurchase at the option of holders—Asset sales" or any other disposition of assets not constituting an Asset Disposition;

(9)   Investments in existence on the Issue Date;

(10)   Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "—Certain covenants—Limitation on indebtedness";

(11)   Guarantees issued in accordance with "—Certain covenants—Limitations on indebtedness";

(12)   Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13)   Investments by means of any payment of cash by the Company or any Subsidiary issued upon conversion or exchange of any Convertible Notes, and Investments in any Permitted Bond Hedge;

(14)   Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (14), in an aggregate amount at the time of such Investment not to exceed the greater of (x) $75.0 million and (y) 3.0% of Total Tangible Assets outstanding at any one time (net of the cash return thereon received as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization that is not included in Consolidated Net Income), in each case, with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value;

(15)   a Permitted Reorganization;

(16)   Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business; and

(17)   Investments in escrow or trust funds in the ordinary course of business.

"Permitted Liens" means, with respect to any Person:

(1)   Liens securing Indebtedness and other obligations permitted to be Incurred under the provisions described in clause (1) of the second paragraph under "—Certain covenants—Limitation on indebtedness," related Hedging Obligations and related banking services or cash management obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of such Indebtedness and such other obligations of the Company;

(2)   pledges or deposits by such Person under workers' compensation laws, unemployment insurance or social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure bid, performance, surety, reclamation, remediation, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)   Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and repairmen's Liens, Incurred in the ordinary course of business;

(4)   Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)   Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)   encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially impair their use in the operation of the business of such Person;

(7)   Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8)   leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)   judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)   Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)   Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)   such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board; and

  (b)   such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)   Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)   Liens existing on the Issue Date (other than Liens permitted under clause (1));

(14)   Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)   Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)   Liens securing the Notes and the Note Guarantees;

(18)   Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17) and (18) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)   any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)   Liens in favor of the Company or any Restricted Subsidiary;

(21)   Liens under industrial revenue, municipal or similar bonds;

(22)   Liens securing obligations under the Gold Stream Transaction or any other Deferred Revenue Financing Arrangement;

(23)   Liens securing obligations (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $30.0 million;

(24)   Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations); provided that at the time of Incurrence and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the Secured Leverage Ratio of the Company would not exceed 2.00 to 1.0;

(25)   Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or a Restricted Subsidiary in the ordinary course of business; and

(26)   Liens granted in the ordinary course of business on the unpaid portion of insurance premiums securing Indebtedness permitted by clause (13) of the second paragraph under "—Certain covenants—Limitation on indebtedness."

"Permitted Reorganization" means a transaction or series of transactions pursuant to which all of the issued and outstanding Capital Stock of the Company is exchanged for Capital Stock of a newly-formed Person (the "New Parent"), organized under the laws of the United States, Canada, Switzerland, the United Kingdom or any other member state of the European Economic Area, so long as (i) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Certain covenants—Limitation on indebtedness," (ii) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (iii) such transaction or series of transactions is permitted under the Senior Credit Facility, if any, as in effect on the date of such Permitted Reorganization, (iv) the New Parent provides a Note Guarantee in accordance with the covenant described under the caption "—Certain covenants—Future guarantors" to the extent required thereunder and

(v) the Company delivers to the U.S. Trustee an Officers' Certificate stating that all conditions precedent provided for in the Indenture relating to such transaction or series of transactions have been complied with.

"Permitted Warrant" means any call option in respect of the Company's Common Stock sold by the Company concurrently with the issuance of Convertible Notes.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

"Rating Agency" means each of Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or, if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

"Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

"Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances" and "refinanced" shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)   (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the

Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)   the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)   such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

(4)   if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5)   Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Restricted Subsidiary that refinances Indebtedness of the Company or a Guarantor.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person, except any transfer or disposition in connection with a financing transaction with respect to equipment acquired, replaced, repaired or improved (including any reconstruction or refurbishment) by the Company or any Restricted Subsidiary after the Issue Date; provided that such transfer or disposition occurs within 180 days of such acquisition, replacement, repair or improvement.

"SEC" means Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

"Secured Leverage Ratio" means, as of any date of determination with respect to any Person, the ratio of (1) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Secured Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made, then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period. The Secured Leverage Ratio shall be calculated in a manner consistent with the definition of "Consolidated Coverage Ratio," including any pro forma adjustments to Consolidated EBITDA as set forth therein (including for acquisitions).

"Securities Act" means the Securities Act of 1933, as amended.

"Senior Credit Facility" means the Credit Agreement, dated as of December 10, 2010, as amended by the First Amendment to the Credit Agreement, dated as of February 24, 2011, the Second Amendment to the Credit Agreement, dated as of May 20, 2011, the Third Amendment to the Credit Agreement, dated as of December 14, 2011 and the Fourth Amendment to the Credit Agreement, to be dated as of the Issue Date, among the Company, the guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with the covenant described under "—Certain covenants—Limitation on indebtedness").

"Senior Management" means the chief executive officer and the chief financial officer of the Company.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Similar Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

"Stated Maturity" means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

"Subsidiary" of any Person means (a) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

"Subsidiary Guarantor" means any Guarantor that is a Restricted Subsidiary of the Company.

"Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing). "Taxes" shall be construed to have a corresponding meaning.

"Total Tangible Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of the Company minus (a) goodwill and other intangible assets of the Company and its Restricted Subsidiaries reflected on such balance sheet and (b) the outstanding amount of Investments in and assets of Unrestricted Subsidiaries.

"Transactions" means the offering of the Notes, the offering of the Units and the use of proceeds thereof.

"Treasury Rate" means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least three Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to                       , 2016; provided, however, that if the period from the redemption date to                      , 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date                      , 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

"Trust Officer" shall mean, when used with respect to the U.S. Trustee, any officer within the corporate trust department of the U.S. Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the U.S. Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the indenture.

"Units" means the tMEDS, or tangible equity units, each consisting of an amortizing note of the Company and a contract to purchase Common Stock of the Company, with aggregate gross proceeds of up to $230.0 million being offered concurrently with the offering of the Notes.

"Unrestricted Subsidiary" means:

(1)   any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)   any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)   such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)   all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist only of Non-Recourse Debt, except to the extent permitted under clause (4)(c) of the second paragraph of the "—Limitation on indebtedness" covenant;

(3)   such designation and the Investment of the Company in such Subsidiary complies with "—Certain covenants—Limitation on restricted payments";

(4)   such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)   such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)   to subscribe for additional Capital Stock of such Person; or

  (b)   to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)   on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the U.S. Trustee by filing with the U.S. Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions; provided, that no such resolution or Officer's Certificate shall be required with respect to the designation of Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited as Unrestricted Subsidiaries as of the Issue Date. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "—Certain covenants—Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustee, as applicable, of such Person.

"Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Certain material United States federal income tax considerations

The following summary describes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes by a U.S. Holder (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended, (the "Code") and Treasury regulations, rulings and judicial decisions as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect.

This summary applies to you only if you acquire the notes for cash in this offering at the initial offering price and hold the notes as capital assets within the meaning of Section 1221 of the Code.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their particular circumstances, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar or holders who hold the notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. federal income tax purposes. Further, this summary does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. You should consult your own tax advisor as to the particular tax consequences to you of the acquisition, ownership and disposition of the notes.

For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the its administration and one or more "U.S. persons" (as defined in Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions , or (ii) it has in effect a valid election to be treated as a "U.S. person."

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a holder of notes, then the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership that holds notes or a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. federal income tax consequences applicable to you.

This summary of material U.S. federal income tax considerations is not tax advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of the notes, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Interest

Absent an election to treat all interest as original issue discount, as discussed below, stated interest on a note will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your usual method of accounting for U.S. federal income tax purposes.

In addition to interest on the notes, you will be treated as having received as interest the amount of any Canadian taxes withheld by us with respect to a note, and as then having paid over the withheld taxes to the Canadian taxing authorities. Also, you will be required to include in income any Additional Amounts as described under "Description of notes—Payment of Additional Amounts" paid in respect of such foreign taxes withheld. As a result of this treatment, the amount of interest income included by you in gross income for U.S. federal income tax purposes with respect to a payment of interest would be greater than the amount of cash actually received (or receivable) by you from us with respect to the payment. Subject to certain limitations, you may be entitled to a credit against your U.S. federal income tax liability, or a deduction in computing your U.S. federal taxable income, for any Canadian income taxes withheld by us. Original issue discount, as discussed below, and stated interest (including any Additional Amounts) on a note generally will be considered foreign source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Canadian withholding taxes may be imposed at times that differ from the times at which you are required to include such interest or original issue discount in income for U.S. federal income tax purposes and this disparity may limit the amount of foreign tax credit available. As the relevant rules are very complex, you should consult your own tax advisor concerning the availability and utilization of the foreign tax credit to your particular circumstances.

Original issue discount

If the notes are issued with OID, you will be subject to special tax accounting rules, as described in greater detail below. In that case, you must generally include OID in gross income in advance of the receipt of cash attributable to that income.

A note with an "issue price," as defined below, that is less than its stated principal amount will generally be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated principal amount multiplied by the number of complete years to maturity. The "issue price" of a note will be the first price at which a substantial amount of the notes is sold to investors for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

Generally, you must include OID in income using the "constant yield method." The amount of OID that you must include in income each taxable year is the sum of the "daily portions" of OID with respect to the note for each day during such taxable year or portion of such taxable year in which you held that note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the note's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the aggregate of all stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments previously made on such note other than a payment of stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on notes held of record by persons other than exempt holders.

You may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the note, and may not be revoked without the consent of the IRS. You should consult with your own tax advisors about this election.

Sale, exchange or other taxable disposition of notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will generally recognize taxable gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash and the fair market value of any property you receive on the sale, exchange or other taxable disposition (less an amount attributable to any accrued but unpaid stated interest that you have elected not to treat as OID as discussed above, which will be taxable as ordinary interest income to the extent not previously taken into income), and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be equal to the amount you paid for the note, reduced by any principal payments you have previously received in respect of the note and increased by OID previously included in income, if any.

Such gain or loss will generally be treated as U.S. source capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the note exceeds one year at the time of the disposition. Therefore, you may not be able to utilize foreign tax credits attributable to any Canadian withholding tax imposed upon the disposition. You should consult your own tax advisor as to the foreign tax credit implications of the disposition of a note. Long-term capital gains of non-corporate taxpayers, including individuals, are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional tax on net investment income

For taxable years beginning after December 31, 2012, if you are not a corporation, you will generally be subject to a 3.8% tax on the lesser of (1) your "net investment income" for the taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold. Your net investment income will generally include any income or gain recognized by you with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of your trade or business (other than a trade or business that consists of certain passive or trading activities).

Backup withholding and information reporting

In general, payments on the notes (including OID) and proceeds from the sale or other disposition of the notes will be subject to backup withholding by a U.S. paying agent or other U.S. intermediary if you are a non-exempt U.S. Holder and fail to provide a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. In addition, you will also be subject to information reporting with respect to such payments (including OID), unless you are an exempt recipient and appropriately establish that exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the Internal Revenue Service.

 Certain material Canadian federal income tax considerations

The following summary describes the material Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the "Tax Act") generally applicable to a holder that acquires as beneficial owner notes pursuant to this offering, that beneficially owns all payments thereunder, and that, for purposes of the Tax Act and at all relevant times, holds the notes as capital property, deals at arm's length with the Company and the Underwriters, and is not affiliated with the Company or the Underwriters (a "Holder"). Generally, the notes will be considered to be capital property to a Holder provided the Holder does not hold the notes in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and the current published administrative policies and assessing practices of the Canada Revenue Agency ("CRA"). This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law, whether by legislative, administrative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign income tax considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring notes pursuant to this offering, having regard to their particular circumstances.

Currency conversion

Generally, all amounts relating to the acquisition, holding or disposition of the notes, including adjusted cost base, proceeds of disposition and payments of interest must be converted at the relevant date into Canadian dollars for the purposes of the Tax Act based on the daily noon rate as quoted by the Bank of Canada for the applicable day (or, if there is no such rate quoted for the applicable day, the closest preceding day for which such a rate is quoted) or such other rate of exchange that is acceptable to the Minister of National Revenue. The amount of interest or capital gain or capital loss of a Holder may therefore be affected by fluctuations in the Canadian/U.S. dollar exchange rate.

Residents of Canada

The following portion of the summary is applicable to a Holder that, at all relevant times and for the purposes of the Tax Act is or is deemed to be resident in Canada (a "Resident Holder"). Certain Resident Holders that might not otherwise be considered to hold their notes as capital property may, in certain circumstances, be entitled to have their notes and all other "Canadian securities" (as defined in the Tax Act) owned in the taxation year of the election and all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such Holders should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is available or advisable having regard to their particular circumstances. The following portion of this summary is not applicable to (i) a holder that is a "financial institution," as defined in the Tax Act for the purposes of the mark-to-market rules, (ii) a holder an interest in which would be a "tax shelter investment" as defined in the Tax Act, (iii) a holder that is a "specified financial institution" as defined in the Tax Act or (iv) a holder that makes or has made a functional currency reporting election pursuant to section 261 of the Tax Act to report its "Canadian tax results" as defined in the Tax Act in a currency other than Canadian currency. Any such holder should consult its own tax advisor with respect to an investment in the notes.

Taxation of interest on notes

A Resident Holder of notes that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the notes that accrues or is deemed to accrue to the Resident Holder to the end of the particular taxation year or that has become receivable by or is received by the Resident Holder before the end of that taxation year, except to the extent that such interest was included in computing the Resident Holder's income for a preceding taxation year.

Any other Resident Holder, including an individual, will be required to include in computing its income for a taxation year all interest on the notes that is received or receivable by the Holder in that taxation year (depending upon the method regularly followed by the Resident Holder in computing income), except to the extent that the interest was included in the Resident Holder's income for a preceding taxation year. In addition, if at any time a note should become an "investment contract" (as defined in the Tax Act) in relation to a Resident Holder (other than a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary), such Resident Holder will be required to include in computing income for a taxation year any interest that accrues or is deemed to accrue to the Resident Holder on the note up to any "anniversary day" (as defined in the Tax Act) in that year to the extent such interest was not otherwise included in the Resident Holder's income for that year or a preceding year.

A Resident Holder of notes that throughout the relevant taxation year is a "Canadian-controlled private corporation," as defined in the Tax Act, may be liable to pay a refundable tax on its "aggregate investment income," which is defined in the Tax Act to include interest income.

Original issue discount

In the event the notes are issued at a discount from their face value, the notes will be issued with original issue discount for Canadian federal income tax purposes and a Resident Holder may be required to include an additional amount in computing income, either in accordance with the deemed interest accrual rules contained in the Tax Act or in the taxation year in which the discount is received or receivable by the Resident Holder. Resident Holders should consult their own tax advisor in these circumstances, as the treatment of the discount may vary with the facts and circumstances giving rise to the discount.

Disposition of notes

On a disposition or a deemed disposition of notes, a Resident Holder generally will be required to include in computing its income for the taxation year in which the disposition occurs the amount of interest accrued on the notes from the date of the last interest payment to the date of disposition, except to the extent that such interest has otherwise been included in computing the Resident Holder's income for that year or a preceding taxation year.

Any amount paid by the Company as a penalty or bonus because of early repayment of all or part of the principal amount of the note will be deemed to be received by the Resident Holder as interest on the note and will be required to be included in the Resident Holder's income as described above, to the extent such amount can reasonably be considered to relate to, and does not exceed the value at the time of payment of, interest that would otherwise have been payable on the note for periods ending after the payment of such amount.

In general, a disposition or a deemed disposition of a note by a Resident Holder will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any amount included in computing the Resident Holder's income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the note to the Resident Holder immediately before the disposition. See "Taxation of capital gains and capital losses" below.

Taxation of capital gains and capital losses

Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in the Resident Holder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

A Resident Holder that throughout the relevant taxation year is a "Canadian-controlled private corporation," as defined in the Tax Act, may be liable to pay a refundable tax on "aggregate investment income" which is defined in the Tax Act to include taxable capital gains.

Capital gains realized by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Non-Residents of Canada

This portion of the summary is applicable to a Holder that, at all relevant times and for purposes of the Tax Act (i) is not resident or deemed to be resident in Canada; (ii) does not use or hold notes in carrying on business in Canada; (iii) deals at arm's length with any transferee resident (or deemed to be resident) in Canada to which the Holder disposes of notes; and (iv) for which the notes do not constitute "designated insurance property" for the purposes of the Tax Act (a "Non-Resident Holder"). The following summary assumes that no interest paid on the notes will be in respect of a debt or other obligation to pay an amount to a person with which the Company does not deal at arm's length, within the meaning of the Tax Act.

This portion of this summary is not applicable to a Non-Resident Holder that is a "specified shareholder" as defined in subsection 18(5) the Tax Act of us or that does not deal at arm's length for purposes of the Tax Act with a "specified shareholder" of us. Generally, for this purpose, a "specified shareholder" is a shareholder that owns or is deemed to own, either alone or together with persons with which the shareholder does not deal at arm's length for purposes of the Tax Act, shares of our capital stock that either (i) give such holders 25% or more of the votes that could be cast at an annual meeting of the shareholders or (ii) have a fair market value of 25% or more of the fair market value of all of the issued and outstanding shares of our capital stock. Such Non-Resident Holders should consult their own tax advisors.

Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of, the principal of the notes or premium, discount or interest on the notes by Thompson Creek to a Non-Resident Holder, and proceeds received by a Non-Resident Holder on a disposition of a note, including a redemption, payment on maturity, repurchase or purchase for cancellation will be exempt from Canadian withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act by a Non-Resident Holder in respect of the ownership or disposition of a note.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of

ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that (a) either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, and (b) it will not sell or otherwise transfer the note or any interest therein other than to a purchaser or transferee that is deemed to make the same representations and warranties.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Underwriting

Subject to the terms and conditions in the underwriting agreement among us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount

J.P. Morgan Securities LLC	$
Deutsche Bank Securities Inc.
RBC Dominion Securities Inc.
SG Americas Securities, LLC
Standard Bank Plc
UBS Securities LLC

$200,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to         % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to         % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us

Per note	%

In the underwriting agreement, we have agreed that:

•
We will not offer or sell any of our debt securities (other than the notes and the amortizing notes included in the concurrent offering of tMEDS) for a period of 90 days after the date of this prospectus supplement without the prior consent of J.P. Morgan Securities LLC.

•
We estimate that the total expenses of this offering and the concurrent tMEDS offering, excluding underwriting discounts and commissions, will be approximately $2.8 million, of which $1.8 million represents a fee that we will incur to enter into an amendment to our credit facility to permit the transactions and amend certain covenants.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments that the underwriters may be required to make in respect of those liabilities.

•
The obligations of the underwriters under the underwriting agreement may be terminated at the discretion of J.P. Morgan Securities LLC upon the occurrence of certain stated events. We will not be obligated to deliver any of the notes except upon payment for all the notes to be purchased as provided herein.

In addition, we anticipate paying BBVA Securities Inc. a fee of approximately $320,000 for advisory services in connection with the offering. BBVA Securities Inc. is not acting as an underwriter in this offering.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

It is expected that delivery of the notes will be made against payment therefor on or about May     , 2012, which is the fourth business day following the date hereof (such settlement cycle being referred to as "T+ 4"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisors.

Selling restrictions

The notes may be offered and sold in the United States and certain jurisdictions outside of the United States in which such offer and sale are permitted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•
to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•
in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (1) persons who are outside the United Kingdom, or (2) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the "Order," or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as "relevant persons." The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Hong Kong

The notes may not be offered or sold to persons in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong, except if permitted to do so under the securities laws of Hong Kong, other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the "Financial Instruments and Exchange Law," and each underwriter has agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

Relationships with the underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us. Each of the underwriters is also acting as an underwriter in our concurrent offering of tMEDS described in "Summary—The Transactions." In addition, an affiliate of J.P. Morgan Securities LLC acts as an administrative agent and a lender under our revolving credit facility, and Standard Bank Plc and affiliates of Deutsche Bank Securities Inc., RBC Dominion Securities Inc., SG Americas Securities, LLC and UBS Securities LLC act as lenders under our revolving credit facility. J.P. Morgan Securities LLC and RBC Capital Markets, LLC, an affiliate of RBC Dominion Securities Inc., were the joint lead arrangers and joint bookrunners under our revolving credit facility. J.P. Morgan Securities LLC is also acting as an arranger in connection with the Credit Facility Amendment.

J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., RBC Dominion Securities Inc., SG Americas Securities, LLC, Standard Bank Plc, UBS Securities LLC and certain of their affiliates are "connected issuers" for the purposes of Canadian securities laws, pursuant to National Instrument 33-105—Underwriting Conflicts. The Company has a senior secured revolving credit facility dated as of December 10, 2010, as amended, with certain lenders named therein, including affiliates of each of the underwriters, including an affiliate of J.P. Morgan Securities LLC which acts as administrative agent and a lender. Pursuant to the revolving credit facility, the underwriters have a secured interest in substantially all of the tangible and intangible assets of the Company. As of the date of this prospectus supplement, we are in compliance with all of our covenants under the revolving credit agreement. For more information about the revolving credit facility and our indebtedness thereunder, please see "Description of other indebtedness and deferred revenue—Revolving credit facility".

To the extent that Standard Bank Plc intends to effect any sales of the notes in the United States, Standard Bank Plc will do so through Standard New York Securities, Inc., its selling agent, or one or more U.S. registered broker-dealers or as otherwise permitted by applicable U.S. law.

To the extent that RBC Dominion Securities Inc. intends to effect any sales of the notes in the United States, RBC Dominion Securities Inc. will do so through RBC Capital Markets, LLC, its selling agent, or one or more U.S. registered broker-dealers or as otherwise permitted by applicable U.S. law.

In addition, certain of the underwriters and their affiliates, from time to time in the ordinary course of their business, may provide letters of credit to us and our subsidiaries, hold long or short positions in our debt or equity securities and act as our and our subsidiaries' counterparties to various swaps, hedges and other derivative transactions. Any such swap agreements, commodity hedging agreements and cash management arrangements provided by affiliates of the underwriters may be secured by the collateral under our revolving credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 Validity of the notes and the guarantees

The validity of the notes and the guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP. Goodmans will provide an opinion regarding certain matters under the laws of British Columbia, Canada. The validity of the notes and the guarantees will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Osler, Hoskin & Harcourt LLP will pass upon certain legal matters in respect of Canadian law for the underwriters in connection with the offering of the notes.

 Experts

The auditors of the Company are KPMG LLP, Independent Registered Public Accounting Firm, located in Denver, Colorado. KPMG LLP has advised the Company that it is independent in accordance with the auditor's rules of professional conduct in the United States and has complied with the SEC's rules on auditor independence. Additionally, KPMG LLP conducted its audit in accordance with the standards of the Public Company Accounting Oversight Board (U.S.).

Our consolidated financial statements as of December 31, 2011 and for the years ended December 31, 2011, 2010 and 2009, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting as of December 31, 2011, incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K , have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The reports "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 and "Technical Report Endako Molybdenum Mine" dated September 12, 2011 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), have been prepared by John M. Marek, P.E., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

The report "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), has been prepared by Michael J. Lechner, P. Geo., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

The mineral reserve and mine plan contained in the report "Technical Report—Feasibility Update Mt. Milligan Property—Northern BC" dated October 23, 2009 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), has been prepared by Herbert E. Welhener, MMSA-QPM, which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

The report "2009 Mineral Resource Estimate on the Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia" dated June 26, 2009 for the Company, portions of which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material"), has been prepared by Darin Labrenz, P. Geo., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon reports of such person given his authority as an expert in such field. Darin Labrenz is a former Director of Exploration for the Company, including at the time of issuance of the report.

 Incorporation by reference

The SEC and the Canadian securities regulatory authorities allow us to "incorporate by reference" into this prospectus supplement information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed, except as otherwise stated:

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes management's discussion and analysis of the financial condition and results of operations of the Company for the corresponding year and the annual audited comparative consolidated financial statements of the Company as of December 31, 2011 and December 31, 2010 and the related consolidated statements for each of the three years in the period ended December 31, 2011, 2010 and 2009;

•
Our Definitive Proxy Statement on Schedule 14A filed on March 26, 2012 (known to Canadian investors as the management information circular of the Company distributed in connection with the annual meeting of shareholders to be held on May 8, 2012); and

•
Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered from the date the document is filed with the SEC.

For Canadian investors, any documents of the type required by section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions to be incorporated by reference in a prospectus supplement, if filed by the Company with the regulatory authorities in the provinces of Canada in which this prospectus supplement has been filed subsequent to the date of this prospectus supplement and prior to the termination of the distribution, shall be deemed to be incorporated by reference in this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as so modified or superseded.

Copies of the documents incorporated by reference herein may be obtained from the securities commissions or similar authorities in Canada through SEDAR at www. sedar.com. You also may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations

PROSPECTUS

THOMPSON CREEK METALS COMPANY INC.

Common Stock, First Preferred Stock, Debt Securities, Guarantees of
Debt Securities, Depositary Shares Representing First Preferred Stock,
Warrants, Stock Purchase Contracts, Stock Purchase Units

        We may sell from time to time:

  •
  shares of our common stock;

  •
  shares of our first preferred stock, which may be represented by depositary shares;

  •
  our debt securities;

  •
  guarantees by the subsidiary guarantors of our debt securities;

  •
  warrants;

  •
  stock purchase contracts;

  •
  stock purchase units; or

  •
  any combination of the foregoing.

        We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet. You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, Canadian dollars, other foreign currency or currency units. Our shares of common stock are traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbols "TC" and "TCM," respectively. The applicable prospectus supplement or term sheet will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement or term sheet.

        The securities may be offered directly by us or by any selling securityholder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or term sheet. See the sections entitled "About This Prospectus" and "Plan of Distribution" for more information.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 3 of this prospectus and the "Risk Factors" section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

        Neither the United States Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 7, 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or a term sheet will describe the specific terms of that offering. The prospectus supplement and term sheet may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any term sheet together with the information contained in the documents we refer to under the heading "Incorporation of Certain Documents by Reference."

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Thompson Creek," "the Company," "we," "us" and "our" mean Thompson Creek Metals Company Inc. and its consolidated subsidiaries.

ABOUT THE COMPANY

        We were organized as a corporation under the laws of Ontario, Canada, in 2000 and continued as a corporation under the laws of British Columbia, Canada, effective July 29, 2008. Our principal executive offices are located at 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120, and our telephone number is (303) 761-8801. Our website is www.thompsoncreekmetals.com. Other than specific documents incorporated by reference as described under the "Incorporation of Certain Documents by Reference" heading, the information and other content on our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

RISK FACTORS

        You should carefully consider the factors contained in our Annual Report on Form 10-K for the year ended December 31, 2011 under the heading "Item 1.A. Risk Factors" and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2012 under the heading "Item 1.A. Risk Factors" before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at http://www.thompsoncreekmetals.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Other than specific documents incorporated by reference, information on our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed, except as otherwise stated:

  (a)
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 26, 2012 incorporated by reference therein);

  (b)
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012;

  (c)
  the description of Thompson Creek common stock on Form 40-F filed on October 30, 2007, as amended on November 28, 2007 and as further amended or supplemented from time to time; and

  (d)
  all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2011.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement or term sheet, and other documents incorporated by reference herein and therein may contain "forward-looking information" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected," "budget," "scheduled," "estimates," "forecasts," "intends," "anticipates," or "believes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved or are "subject" to future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        Forward-looking statements contained herein are made as of the date of this prospectus and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you are cautioned not to place undue reliance on forward-looking statements.

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements described in "Risk Factors" of our most recent Annual Report on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q and other filings with the SEC, all of which are incorporated by reference in this prospectus.

SUBSIDIARY GUARANTORS

        Any or all of our subsidiary co-registrants, which we refer to as "subsidiary guarantors," may fully and unconditionally guarantee any series of debt securities offered by this prospectus and any related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantees by the applicable subsidiary guarantors. Each of our subsidiary guarantors is listed in the table below:

Name	Jurisdiction of Incorporation	IRS Employer Identification Number
Langeloth Metallurgical Company LLC	Colorado, USA	84-1248486
Mt. Emmons Moly Company	Colorado, USA	80-0796828
Thompson Creek Metals Company USA	Colorado, USA	84-1470141
Thompson Creek Mining Co.	Colorado, USA	84-1247133
Cyprus Thompson Creek Mining Company	Nevada, USA	95-2634610
Long Creek Mining Company	Nevada, USA	84-1248481
Berg General Partner Corp.	British Columbia, Canada	N/A
Berg Metals Limited Partnership	British Columbia, Canada	N/A
Blue Pearl Mining Inc.	British Columbia, Canada	N/A
Terrane Metals Corp.	British Columbia, Canada	27-4866870
Thompson Creek Services ULC	British Columbia, Canada	N/A
Thompson Creek Mining Ltd.	Yukon, Canada	27-4564404

USE OF PROCEEDS

        Except as we may otherwise set forth in a prospectus supplement or term sheet, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement or term sheet. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed changes, earnings consist of income (loss) before income and mining taxes, as adjusted to include fixed charges. Fixed charges consist of interest expense (including amounts capitalized), amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Three months ended March 31, 2012	Three months ended March 31, 2011
			Fiscal Year ended December 31,
			2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	(1)	109.4x	59.3x	134.9x	(2)	20.6x(3)	5.8x

(1)
For the three months ended March 31, 2012, earnings were insufficient to cover fixed charges by $11.0 million.

(2)
For the fiscal year ended December 31, 2009, earnings were insufficient to cover fixed charges by $54.0 million.

  Included in earnings for the year ended December 31, 2009 was a non-cash charge related to the change in fair value of our warrants of $93.4 million. This charge was the result of our adopting new accounting rules that were not effective until January 1, 2009.

(3)
The earnings for the year ended December 31, 2008 included a charge of $68.2 million related to the write-down of goodwill.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        If we offer common shares, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price and information regarding our common share prices as reflected on the New York Stock Exchange and/or on the Toronto Stock Exchange, as applicable, including a recent reported last sale price of the common shares. Our authorized share capital consists of an unlimited number of common shares, no par value.

        The following description of our common stock is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated May 19, 2010, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 29, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the Business Corporations Act (British Columbia) (the "BCBCA").

        Voting Rights.    Holders of our common shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election.

        Rights Upon Liquidation, Dissolution or Winding Up.    Upon the liquidation, dissolution or winding up of the Company holders of our common shares are entitled to receive on a pro-rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to dividends or liquidation.

        Other Provisions.    Our common shares do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of British Columbia law or our Notice of Articles, Certificate of Continuation or Articles of Continuance which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being resident of Canada.

First Preferred Stock

        Our authorized share capital consists of an unlimited number of first preferred stock, no par value, issuable in series. No first preferred shares are currently issued and outstanding. The following description of our first preferred stock is a summary and is not complete. You should carefully review the provisions of our Notice of Articles dated May 19, 2010, Certificate of Continuation dated July 29, 2008 and Articles of Continuance effective July 29, 2008, all of which have been filed with the SEC as exhibits to our registration statement of which this prospectus forms a part, and appropriate provisions of the BCBCA.

        Holders of first preferred stock have priority in payments of dividends, return of capital and in distribution of assets in the event of liquidation, dissolution or wind-up of the Company. They are entitled to receive fixed, cumulative and preferential dividends when declared by our Board of Directors. Holders of first preferred shares are not entitled as of right to subscribe for or purchase or receive any issue of shares of the Company. Our Board of Directors may not create a class of shares ranking in priority to the first preferred shares without the approval of the holders of first preferred shares.

        Undesignated shares of first preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as our Board of Directors shall from time to time fix by resolution. Thus, unless a specific shareholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our Board of Directors could authorize the issuance of first preferred shares with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock.

        The applicable prospectus supplement or term sheet relating to a series of first preferred shares will describe the specific terms of any series of first preferred shares being offered which may include:

  •
  the specific designation, number of shares, seniority and purchase price;

  •
  any liquidation preference per share;

  •
  any date of maturity;

  •
  any redemption, repayment or sinking fund provisions;

  •
  any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

  •
  any voting rights;

  •
  if other than the currency of the United States, the currency or currencies (including composite currencies) in which such first preferred shares is denominated and in which payments will or may be payable;

  •
  the method by which amounts in respect of such series of first preferred shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

  •
  whether such series of first preferred shares is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

  •
  the place or places where dividends and other payments on such series of first preferred shares will be payable; and

  •
  any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

        As described under "Description of Depositary Shares" below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of first preferred shares) in a share of the particular series of first preferred shares issued and deposited with a depositary.

Anti-Takekover Effects of Provisions of our Articles of Continuance and of Canadian Securities Laws

        Provisions of our Articles of Continuance and of the Canadian securities laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles of Continuance:

  •
  permit our Board of Directors to issue an unlimited number of first preferred stock with any rights, preferences and privileges as they may designate; and

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives the Canadian securities laws can be prohibitive to takeover bids and among other things:

  •
  prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

  •
  require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

  •
  an offeror must prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

  •
  before making a takeover bid, an offeror must make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

The BCBCA, to which we are subject, provides a shareholder with the right to seek relief from the Supreme Court of British Columbia if our affairs are being conducted in a manner oppressive to one or more shareholders or a resolution of shareholders has or will be passed that is unfairly prejudicial. This oppression remedy could be claimed by a shareholder at any time, and may serve to deter a takeover bid.

Limitations on Liability and Indemnification of Officers and Directors

        The BCBCA establishes a two-year limitation period in which to commence proceedings against a director for a breach of the BCBCA pertaining to (i) the payment of compensation to any person in connection with any business that the company is restricted from engaging in, as stipulated by its articles; (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company's shares; (iii) the payment of dividend when the company is insolvent or when doing so would render the company insolvent; (iv) the purchase, redemption, or acquisition of any of the company's shares when the company is insolvent or such purchase, redemption or acquisition would render the company insolvent; or (v) the payment or giving of an indemnity when the company would otherwise be prevented under the BCBCA. A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company's auditor to fairly reflect the financial position of the company; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person; (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. Furthermore, under the BCBCA, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.

        Under the BCBCA, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable. Additionally, a company no longer has to get court approval for indemnification in most circumstances. However, the directors and officers have the right to go to court where the company refuses to grant indemnification. Under the BCBCA, a company may pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the proceeding is ultimately determined against the director or officer (i.e., it is determined he or she did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, he or she did not have reasonable grounds for believing their conduct was lawful), the director or officer will repay the company the money advanced.

        A policy of directors' and officers' liability insurance is maintained by the Company which insures directors, officers, former directors and officers, and persons who act or acted at the Company's request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers, and also reimburses the Company for payments made pursuant to the indemnity provisions under the Articles of the Company and the BCBCA.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

General

        The following description of the debt securities that we may offer, together with the additional information included in any prospectus supplement or term sheet, provides a summary of the material terms and conditions of debt securities that we may issue, but it is not complete. For a complete description of the terms of the debt securities, please refer to the indenture between us and Wells Fargo Bank, National Association, as trustee, under which the debt securities to be offered will be issued.

        The form of indenture for the debt securities has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. The terms of a particular series of debt securities will be set forth in a resolution of our Board of Directors, an officers' certificate or a supplemental indenture, and such terms will be described in a prospectus supplement or term sheet. The prospectus supplement or term sheet relating to a particular series of debt securities may or may not modify the general terms of the debt securities found in this prospectus. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement or term sheet relating to that particular series.

        The indenture will not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.

Terms of Offered Debt Securities to be Described in a Prospectus Supplement or Term Sheet

        The applicable prospectus supplement or term sheet accompanying this prospectus will describe the terms of the particular series of debt securities we are offering, including:

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  the title of the debt securities;

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  whether the debt securities are senior, senior subordinated or subordinated debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the price of the debt securities, expressed as a percentage of the principal amount;

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  the date or dates on which the principal of, and any premium on, the debt securities will be payable, or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates, the record dates for those interest payment dates and the basis upon which interest shall be calculated;

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  any right to defer payment of interest and the maximum length of any deferral period;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which we may redeem the debt securities;

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  the terms and conditions of any sinking fund, repurchase right or other similar provisions obligating us or permitting a holder to require us to redeem or purchase all or any portion of the debt securities prior to final maturity;

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  whether the debt securities are guaranteed by any of our subsidiaries;

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  the currency or currencies in which the debt securities are denominated and payable, if other than U.S. dollars;

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  if other than $1,000 and any integral multiple thereof, denominations in which debt securities will be issued;

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  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method, and the manner in which such amounts are to be determined;

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  any additions to, changes in or deletions from the events of default in the indenture;

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  any additions or changes with respect to the other covenants in the indenture;

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  the terms and conditions, if any, upon which the debt securities may be convertible into common stock, first preferred stock or other securities;

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  the applicability of the defeasance provisions to a series of debt securities issued under the indenture;

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  whether the debt securities will be issued in the form of global securities or certificates;

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  form of the debt securities of the series;

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  if the principal amount payable at the stated maturity will not be determinable as of any date(s) prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose;

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  if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method by which such portion shall be determined;

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  terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

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  if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary for such global security and the form of any legend or legends to be borne by any such global security;

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  any trustee, authenticating or paying agent, transfer agent, registrar or other agent;

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  covenants, definitions or other terms which apply to the debt securities of the series;

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  with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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  the terms and conditions of any warrants that may be issued in connection with the debt securities;

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  the securities exchange or quotation system, if any, where the debt securities will be listed or quoted and any CUSIP number, if any; and

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  any other terms of the debt securities.

        The prospectus supplement or term sheet may also describe certain Canadian and U.S. federal income tax consequences of the debt securities, including any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

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  is issued at a price lower than the amount payable upon its stated maturity; and

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  provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity will become due and payable.

        In addition, the material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement or term sheet.

        We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us, unless the reopening was restricted when the series was created. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement or term sheet.

Conversion or Exchange Rights

        The terms on which a series of notes may be convertible into or exchangeable for common stock, first preferred stock or other of our securities will be described in a prospectus supplement or term sheet. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of common stock, first preferred stock or other of our securities to be received by the holders of such series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

        Unless otherwise noted in the applicable prospectus supplement or term sheet, the indenture will limit our ability to merge, consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, unless:

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  any successor corporation is a corporation organized under the laws of the United States, any state thereof, the District of Columbia or the laws of Canada or any province or territory thereunder;

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  the successor corporation expressly assumes all of our obligations under the applicable indenture and any debt securities issued under the indenture;

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  there is no event of default immediately after giving effect to the merger, consolidation or sale; and

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  we deliver an opinion of counsel and officers' certificate to the trustee stating that the transaction and supplemental indenture (if any) comply with the indenture.

        The successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor company, other than in the case of a lease, will be released from the obligation to pay the principal of, premium, if any, and interest, if any, on debt securities.

        Notwithstanding the foregoing:

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  any subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary, and

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  the Company may merge with an affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof, the District of Columbia or Canada to realize tax or other benefits.

Covenants

        Under the indenture, we will agree to:

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  maintain an office or agency as a place of payment;

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  promptly pay the principal and interest and premium, if any, on the debt securities of each series;

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  file with the SEC and provide the trustee and holders of the debt securities certain periodic reports;

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  deliver to the trustee within 120 days after the end of each fiscal year a certificate regarding our compliance with the obligations and covenants in the indenture; and

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  deposit sufficient funds with any paying agent or trust, on and before the applicable due date, to satisfy any principal, interest or premium.

        As described in the prospectus supplement or term sheet relating to any particular debt securities, the terms of such debt securities may contain covenants limiting:

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  the incurrence of debt by us or our subsidiaries;

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  the making of payments by us or our subsidiaries;

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  mergers, consolidations and similar transactions;

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  the use of proceeds from any asset sale;

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  issuances of stock by our subsidiaries;

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  the sale or other conveyance of assets by us or our subsidiaries;

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  transactions between us and our affiliates; and

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  the imposition of any liens on our or our subsidiaries' assets.

        Any additional covenants applicable to any particular series of debt securities will be described in a prospectus supplement or term sheet.

Events of Default Under the Indenture

        Unless otherwise indicated in a prospectus supplement or term sheet, the following will be events of default under the indenture with respect to any series of debt securities issued:

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  failure to pay interest when due, if the failure continues for 30 days;

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  failure to pay the principal or premium, if any, when due;

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  failure to comply with obligations under "—Consolidation, Merger or Sale" above;

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  failure to observe or perform any other covenant contained in the applicable series of debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after we receive notice of such failure from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; and

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  certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary.

        A particular series of debt securities may include additional events of default or changes to the events of default described above. If any additional or different events of default apply to a particular series of debt securities, they will be described in the prospectus supplement or term sheet relating to that series.

        If an event of default with respect to debt securities (other than a bankruptcy default) of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the indenture trustee if written notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If a bankruptcy default occurs with respect to us, the principal of, premium, if any, and accrued interest on each series of debt securities issued under the indenture will become immediately due and payable without any declaration or other act of the trustee or the holders.

        The holders of a majority in principal amount of all outstanding debt securities may waive any default or event of default and its consequences, except (a) a default or event of default regarding payment of principal, premium, if any, or interest; (b) a default arising from the failure to redeem or purchase and debt security when required pursuant to the indenture; or (c) a default in respect of a provision that under the indenture cannot be amended without the consent of each holder affected.

        Any waiver will be deemed to cure the default or event of default to which the waiver relates.

        Subject to the terms of the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of all affected series, as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of the affected series, provided that:

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  it is not in conflict with any law or the indenture;

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  the trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

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  subject to its duties under the Trust Indenture Act of 1939 (the "TI Act"), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies, if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request therefor, and the holders have offered indemnity satisfactory to the trustee to institute the proceedings as trustee; and

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  the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on the debt securities.

Subordination of Subordinated Debt Securities

        The payment of the principal of, premium, if any, and interest on any series of subordinated debt securities we may issue under the indenture will rank junior in right of payment to the prior payment in full of all senior indebtedness, as defined in the indenture, to the extent described in the prospectus supplement or term sheet accompanying such series.

Defeasance and Covenant Defeasance

        Unless the prospectus supplement or term sheet describes otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as "legal defeasance" and "covenant defeasance." Legal defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the debt securities). Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the indenture.

        To elect either legal defeasance or covenant defeasance for any series of debt securities, we must deposit with the trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the legal defeasance or covenant defeasance holders will not be required to recognize income, gain or loss for U.S. federal income tax purposes and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred. For legal defeasance, such opinion as to U.S. federal income tax consequences must be based on either an Internal Revenue Service ruling or a change in law since the date of the indenture. We must also meet other conditions, such as there being no events of default.

The amount deposited with the trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid.

        Our obligations relating to the debt securities will be reinstated if the trustee is unable to pay the debt securities with the deposits held in trust due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.

Modification of Indenture; Waiver

        We and the trustee may, without the consent of any holders, change the terms of the indenture with respect to certain matters, including:

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  to cure any ambiguity, omission, defect or inconsistency in the indenture;

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  to provide for the assumption by a successor corporation of our obligations under the indenture;

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  to provide for uncertificated securities in addition to or in place of certificated securities; provided, however, that the uncertificated securities are issued in registered form for purposes of section 163(f) of the Internal Revenue Code of 1986, as amended (the "Code");

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  to add guarantees with respect to the debt securities or to confirm and evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture;

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  to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us;

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  to make any change that does not adversely affect the rights of any holder in any material respect, subject to the provisions of the indenture;

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  to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the TI Act;

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  to make any amendment to the provisions of the indenture relating to form, authentication, transfer and legending of such debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in such securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of holders to transfer such securities;

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  to convey, transfer, assign, mortgage or pledge as security for the debt securities of such series any property or assets;

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  in the case of subordinated securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

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  to provide for the conversion rights of holders of debt securities in certain events such as consolidation, merger, sale of substantially all of the Company or similar transaction;

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  to reduce the conversion price, if applicable, of any debt securities;

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  to add additional events of default (and, if such events of default are to be applicable to less than all series of debt securities, stating that such events of default are expressly being included solely to be applicable to such series);

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  to change or eliminate any restrictions on the payment of principal (or premium, if any) of debt securities, provided that any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

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  to change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (b) become effective only when there is no such debt security outstanding;

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  to establish the initial form, authentication, transfer, legending or terms of debt securities and coupons of any series pursuant to the indenture; and

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  to make any other changes that would provide any additional rights or benefits to holders of debt securities that do not adversely affect in any material respect the legal rights under the indenture of any such holder.

        In addition, under the indenture, we may change the rights of holders of a series of debt securities and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

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  reducing the principal amount, reducing the rate of or extending the time of payment for interest, extending the stated maturity of any debt security, or reducing any premium payable upon the redemption of any debt securities;

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  in the case of any subordinated debt securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

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  make any debt security payable in money or securities other than that stated in such debt security;

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  impair the right of any holder to receive payment of principal of, and interest on, such holder's debt securities on or after the due dates therefore or to institute a suit for the enforcement of any payment on or with respect to such holder's debt securities;

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  reduce the amount of debt securities of any series whose holders must consent to a supplemental indenture; or

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  make any change with respect to the holders' right to waive past defaults or compliance with the indenture, except to increase the percentage required or provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected.

        Also, any reduction in the percentage of principal amount of debt securities, the holders of which are required to consent to any amendment, modification or waiver under the indenture or a particular series of debt securities, will require the affirmative consent of at least the percentage of debt securities which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. The indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (which we refer to as "DTC") or another depositary named by us and identified in a prospectus supplement or term sheet with respect to the series.

        The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by any applicable underwriters, agents or us.

        Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.

        The depositary or its nominee registered as the owner of such global security will be treated by us as the sole owner for all purposes under the indenture and the particular series of debt securities. Unless the prospectus supplement or term sheet provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security. We, the trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.

        If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may not receive individual debt securities of that series in exchange for its beneficial interests.

        To the extent material and not otherwise described in this prospectus, the prospectus supplement or term sheet will describe the method of payment of principal of, and interest and premium, if any, on, a global security. Payments of principal of, and premium, if any, and interest on, debt securities will be made to the registered depositary or its nominee.

        At the option of the holder, subject to the terms of the indenture and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities of any series will be exchangeable for other debt securities of the same series, of like tenor and aggregate principal amount, in any authorized denomination.

        Subject to the terms of the indenture, and any limitations applicable to global securities described in the applicable prospectus supplement or term sheet, debt securities duly endorsed or with the form of transfer endorsed thereon and duly executed if so required by us or the registrar, may be presented for exchange or for registration of transfer at the office of the registrar or at the office of any paying agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have initially designated the trustee as registrar, and any additional registrars will be named in the applicable prospectus supplement or term sheet. We may at any time designate additional registrars, rescind the designation of any office or approve a change in the office through which any registrar acts, except that we will be required to maintain a registrar in each place where the debt securities of each series may be presented for registration of transfer.

        If the debt securities of any series are to be redeemed, we will not be required to:

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  issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Guarantees

        The applicable prospectus supplement or term sheet may provide that the subsidiary guarantors named herein or one or more other subsidiaries of Thompson Creek will fully, unconditionally and irrevocably guarantee, on a joint and several basis, the full and punctual payment of the principal of, premium, if any, and interest on debt securities issued under the indenture and all other obligations of Thompson Creek under the indenture. The terms of such guarantees, if any, including the ranking and termination provisions thereof, will be described in the applicable prospectus supplement or term sheet.

Regarding the Trustee

        The trustee, other than when an event of default with respect to a particular series of debt securities has occurred and is continuing, will undertake to perform only such duties as are specifically set forth in the indenture and, upon an event of default with respect to a particular series of debt securities, will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or adequate indemnity is reasonably assured to it. The trustee provides banking and other services to us in the ordinary course of business. From time to time, we may appoint one or more co-trustees with respect to a particular series of debt securities.

Paying Agents and Payment

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, the payment of interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of such interest.

        Principal of, premium, if any, and interest on the debt securities of a particular series will be payable, net of any applicable withholding tax, at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement or term sheet, premium, if any, and interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement or term sheet, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement or term sheet. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or premium, if any, or interest on, any debt securities which remains unclaimed at the end of two years after the principal, premium, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the security may look only to us for payment of those amounts.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law thereof.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of first preferred stock rather than full shares of first preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of first preferred stock. The shares of any series of first preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the first preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the first preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of first preferred stock.

General

        We may, at our option, elect to have shares of any series of first preferred stock be represented by depositary shares. The shares of any series of first preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least US$50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of first preferred stock underlying such depositary share, to all the rights and preferences of such series of first preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of first preferred stock described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of first preferred stock underlying the depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of first preferred stock, net of any applicable withholding tax, to the record holders of depositary shares representing such first preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

        The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of first preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

        If any first preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

        If a series of first preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of first preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of first preferred stock underlying the depositary shares. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes. Whenever we redeem a series of first preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of first preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.

Voting

        Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of first preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of first preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of first preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of first preferred stock underlying such holder's depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of first preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the first preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of first preferred stock and any exchange or redemption of such series of first preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series first preferred stock represented by the depositary receipts.

        Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or first preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting first preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

        The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of first preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of first preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our common stock, first preferred stock or debt securities. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. The following description of warrants that we may offer, together with the additional information included in any prospectus supplement or term sheet, summarizes the material terms and provisions of the warrants. You should read the particular terms of the warrants that are offered by us, which will be described in more detail in the applicable prospectus supplement or term sheet. The prospectus supplement or term sheet will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

General

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, that will be described in the prospectus supplement or term sheet relating to the warrants. A form of warrant agreement, including a form of warrant certificate representing the warrants, reflecting the alternative provisions that may be included in the warrant agreements to be entered into with respect to particular offerings of warrants, will be filed with the SEC in connection with the offering of warrants. As explained below, each warrant will entitle its holder to purchase securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement or term sheet.

Terms of the Warrants to be Described in the Prospectus Supplement or Term Sheet

        The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement or term sheet. This description will include:

  •
  the title of the warrants;

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  the price or prices at which the warrants will be issued, if any;

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  the designation and terms of the common stock, first preferred stock or debt securities for which the warrants are exercisable;

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  if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

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  if applicable, the date on and after which the warrants and the other securities will be separately transferable;

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  the number of shares of common stock or first preferred stock or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

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  anti-dilution provisions of the warrants, if any;

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  with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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  if applicable, a discussion of any material Canadian and U.S. federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants. Holders of warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or exercise any rights whatsoever as shareholders.

        If there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or first preferred stock into which that warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Warrants

        Unless otherwise provided in the applicable prospectus supplement or term sheet, each warrant will entitle the holder to purchase for cash the securities covered by the warrant at the exercise price that will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement or term sheet. Warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement or term sheet. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised warrants will become void.

        Warrants may be exercised as set forth in the prospectus supplement or term sheet relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet, we will, as soon as practicable, forward the securities purchasable upon exercise of the warrants to the person entitled to them. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modifications

        The warrant agreement may be amended or supplemented by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment or supplement may not adversely affect the interest of the holders of warrant certificates in any material respect. We and the warrant agent also may modify or amend the warrant agreement and the terms of the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of each holder affected by the modification or amendment:

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  an increase in the exercise price of the warrants;

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  a shortening of the period of time during which the warrants may be exercised;

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  any material and adverse change that affects the exercise rights of the holders of the warrants; or

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  a reduction in the number of warrants whose holders must consent to the modification or amendment of the warrant agreement or the terms of the warrants.

Merger, Consolidation, Sale or Other Dispositions

        Under the warrant agreement, we may consolidate with, or sell or convey all or substantially all of our assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of our assets, the successor or assuming corporation will succeed to and be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will then be relieved of any further obligation under the warrant agreement or under the warrants.

Enforceability of Rights

        The warrant agent will act solely as our agent in connection with the issuance and exercise of warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a warrant certificate or any owner of a beneficial interest in warrants. The holders of warrant certificates, without the consent of the warrant agent, the holder of any securities issued upon exercise of warrants or the holder of any other warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise in respect of, their rights to exercise warrants evidenced by their warrant certificates.

Governing Law

        Except as may otherwise be provided in the applicable prospectus supplement or term sheet, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units ("stock purchase units") consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts ("prepaid securities") upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement or term sheet will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material Canadian and U.S. federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement or term sheet relating thereto.

BOOK-ENTRY ISSUANCE

        Unless otherwise indicated in a prospectus supplement or term sheet, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, DTC and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        Based on information furnished by DTC, DTC is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

  •
  be entitled to have the securities registered in their names; or

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  receive or be entitled to receive physical delivery of certificated securities in definitive form.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("beneficial owner") is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, the securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments, if any, on the securities will be made, net of any applicable withholding tax, to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement or term sheet, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement or term sheet relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement or term sheet also will include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement or term sheet.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices;

  •
  at varied prices determined at the time of sale; or

  •
  at negotiated prices.

        We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement or term sheet.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement or term sheet relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act.

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement or term sheet. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

        Securities may also be sold in one or more of the following transactions:

  •
  block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  through the writing of options; or

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement or term sheet, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement or term sheet will be listed on the NYSE and TSX or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

VALIDITY OF THE SECURITIES

        Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the validity of the securities. Brownstein Hyatt Farber Schreck, LLP, will provide an opinion regarding certain matters under Nevada law. Goodmans will provide an opinion regarding certain matters under the laws of British Columbia, Canada. Lackowicz Hoffman LLP will provide an opinion regarding certain matters under the laws of Yukon, Canada. Any underwriters may also be represented by their own counsel and that counsel will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of the Company as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        The reports "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 and "Technical Report Endako Molybdenum Mine" dated September 12, 2011 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") has been prepared by John M. Marek, P.E., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The report "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") have been prepared by Michael J. Lechner, P. Geo., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The mineral reserve and mine plan contained in the report "Technical Report—Feasibility Update Mt. Milligan Property—Northern BC" dated October 23, 2009 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") has been prepared by Herbert E. Welhener, MMSA-QPM which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The report "2009 Mineral Resource Estimate on the Berg Copper-Molybdenum-Silver Property, Tahtsa Range, British Columbia" dated June 26, 2009 for the Company, portions of which are summarized in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (the "Summary Material") has been prepared by Darin Labrenz, P. Geo, which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon reports of such person given his authority as an expert in such field. Darin Labrenz is a former Director of Exploration for the Company, including at the time of issuance of the report.